Filed pursuant to Rule 424(b)(3)
Registration Statement No. 333-132881

PROSPECTUS SUPPLEMENT NO. 3

TO PROSPECTUS DECLARED

EFFECTIVE ON JULY 25, 2006

Aventine Renewable Energy Holdings, Inc.

20,881,025 Shares of Common Stock

RECENT DEVELOPMENTS

We have attached to this prospectus supplement no. 3, and incorporated by reference into it, our Current Report on Form 8-K dated September 15, 2006 filed with the Securities and Exchange Commission on September 19, 2006.

The date of this prospectus supplement is September 21, 2006.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 15, 2006

AVENTINE RENEWABLE ENERGY HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32922	05-0569368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1300 South 2nd Street
Pekin, IL		61554
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (309) 347-9200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 15, 2006, Aventine Renewable Energy, Inc. (the “Borrower”), an indirect subsidiary of Aventine Renewable Energy Holdings, Inc., amended and restated its existing revolving credit facility with JPMorgan Chase Bank, N.A. (“JPMorgan”), pursuant to an Amended and Restated Credit Agreement, dated as of September 15, 2006, among the Borrower, Aventine Renewable Energy, LLC  (the “Parent”), the lenders named therein and JPMorgan, as administrative agent (the “Amended and Restated Credit Agreement”), which amends and restates the Credit Agreement, dated as of May 30, 2003, among the Borrower, the Parent, the lenders named therein, and JPMorgan, as administrative agent (as previously amended, the “Existing Credit Agreement”).

The aggregate amount available under the Amended and Restated Credit Agreement is the lesser of $30 million, or the sum of 75% of accounts receivable plus 50% of inventory.  The aggregate amount available may be used for letters of credit issued on behalf of the Borrower, as well as for revolving loans.  The Amended and Restated Credit Agreement eliminates a borrowing base formula, certain restrictive covenants and certain reporting requirements in effect under the Existing Credit Agreement, including a capital expenditure limitation and the submission of a monthly borrowing base certificate.  The terms of the Amended and Restated Credit Agreement also include:

Interest and Fees.  Under the secured revolving credit facility, borrowings generally bear interest, at our option, at the following rates (i) the London Interbank Offered Rate (“LIBOR”) plus a margin of 0.75%, or (ii) the greater of (a) the prime rate in effect or (b) the fed funds rate plus a margin of 0.005%.  Accrued interest is payable monthly on outstanding principal amounts, or at the end of the applicable interest period (or every three months if the interest period exceeds three months) in the case of LIBOR loans.  In addition, fees and expenses are payable based on unused borrowing availability (0.15% per annum) and for administrative and legal costs.

Maturity.  The maturity date of the secured revolving credit facility is September 14, 2007, at which time all amounts borrowed under the facility will become due and outstanding letters of credit must be cash collateralized.  The facility may be terminated early upon the occurrence of an event of default.

Security.  The obligations under the secured revolving credit facility are secured  pursuant to an Amended and Restated Guaranty and Security Agreement dated as of September 15, 2006 among the Parent, the Borrower and the other subsidiaries of Parent party thereto and JPMorgan, as collateral agent, by (i) a first priority lien on substantially all of our assets, including inventory, accounts receivable and equipment, and (ii) a first priority pledge of the capital stock of the borrower and any existing and future subsidiaries of the Company and its wholly-owned subsidiaries.

2

Covenants.  The secured revolving credit facility contains customary representations and warranties, as well as covenants which, among other things, limit our ability to incur additional indebtedness and liens; enter into transactions with affiliates; authorize or issue preferred stock or other equity having mandatory redemption rights, make negative pledges; consolidate, merge or effect asset sales; invest in non-guarantor subsidiaries; enter into sale/leaseback transactions or change the nature of our business.

Events of Default and Acceleration.  The secured revolving credit facility contains customary events of default for credit facilities of this size and type, and includes, without limitation, payment defaults; defaults in performance of covenants or other agreements contained in the transaction documents; inaccuracies in representations and warranties; defaults under hedging and other agreements in excess of $1 million; certain bankruptcy or insolvency events; the rendering of certain judgments in excess of $1 million; certain ERISA events; certain change in control events and the defectiveness of any liens under the secured revolving credit facility.  Obligations under the secured revolving credit facility may be accelerated upon the occurrence of an event of default.

The Amended and Restated Credit Agreement removes restrictive capital expenditure covenants that did not reflect the Company’s growth plans.  The Amended and Restated Credit Agreement also provides for lower interest rates, commitment fees, and administrative fees.

A copy of the Amended and Restated Credit Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.  A copy of the Amended and Restated Guaranty and Security Agreement is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(a)           Financial statements of businesses acquired — Not Applicable

(b)           Pro forma financial information — Not Applicable

(d)                                 Exhibits

Exhibit No.	Description

10.1	Amended and Restated Credit Agreement, dated as of September 15, 2006, among the Borrower, its Parent, the lenders named therein and JPMorgan, as administrative agent.

10.2

Amended and Restated Guaranty and Security Agreement, dated as of September 15, 2006, among the Parent, the Borrower and the other subsidiaries of Parent party thereto and JPMorgan, as collateral agent.

3

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Dated:  September 19, 2006

AVENTINE RENEWABLE ENERGY HOLDINGS, INC.

By:	/s/ William J. Brennan
William J. Brennan
Principal Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amended and Restated Credit Agreement, dated as of September 15, 2006, among the Borrower, its Parent, the lenders named therein and JPMorgan, as administrative agent.

10.2

Amended and Restated Guaranty and Security Agreement, dated as of September 15, 2006, among the Parent, the Borrower and the other subsidiaries of Parent party thereto and JPMorgan, as collateral agent.

4

Exhibit 10.1

AMENDED AND RESTATED CREDIT AGREEMENT

dated as of

September 15, 2006

among

AVENTINE RENEWABLE ENERGY, INC.

as Borrower,

AVENTINE RENEWABLE ENERGY, LLC

as Parent,

JPMORGAN CHASE BANK, N.A.

as Administrative Agent

and

FINANCIAL INSTITUTIONS

NOW OR HEREAFTER PARTIES HERETO,

as Lenders

$30,000,000 Revolving Credit Facility

i

ANNEXES

Annex I	Revolving Credit Commitments

EXHIBITS

Exhibit A	-	Form of Borrowing Request
Exhibit B	-	Form of Request for Letters of Credit
Exhibit C	-	Form of Assignment and Acceptance
Exhibit D	-	Form of Guaranty and Security Agreement

SCHEDULES

v

LIST OF DEFINED TERMS

Page No.

$5
Accounts Receivable	2
Administrative Agent	2
Advance Notice	2
Affiliate	2
Aggregate Revolving Credit Exposure	3
Agreement	3
Applicable Margin	3
Application	3
Assignment and Acceptance	3
Aurora West	3
Availability	3
Bankruptcy Code	56
Base Rate	24
Base Rate Loan	3
Borrower	1
Borrowing	3
Borrowing Request	3
Bring-Down Representations and Warranties	4
Business Day	4
Capital Lease Obligations	4
Cash Management Agreement	4
CERCLA	5
Closing Date	4
Code	4
Collateral	4
control	2
controlled by	2
Cover	4
Credit Parties	4
Credit Party	4
Current Financials	4
Default	5
Disbursement Account	22
disposal	5
disposed	5
Dollar	5
Environmental Laws	5
Equity	5
ERISA	5
ERISA Affiliate	5
ERISA Termination Event	6
Event of Default	55

Excluded Taxes	6
Existing Credit Agreement	1
Existing Loan Documents	1
Federal Funds Effective Rate	6
Financing Documents	7
Financing Parties	69
Fiscal Quarter	7
Fiscal Year	7
Foreign Lender	7
Funded Indebtedness	7
GAAP	7
Governmental Authority	7
Governmental Requirement	7
Guarantor	7
Guarantors	7
Guaranty and Security Agreement	8
hazardous substance	5
Hedging Agreement	8
herein	16
hereof	16
hereunder	16
Highest Lawful Rate	8
Historical Financials	8
Indebtedness	8
Indemnified Taxes	9
Interest Period	9
ISP98	18
Issuing Bank	1, 9
JPMorgan Chase	1, 9
Lender	1
Lender Affiliate	9
Lender Indebtedness	10
Lenders	1
Lending Office	10
Letter of Credit Liabilities	10
Letters of Credit	17
LIBOR Loan	10
LIBOR Rate	10
Lien	10
Make-Whole Amount	11
Margin Stock	11
Marketing Alliance Partner	11
Material Adverse Change	11
Material Adverse Effect	11
Material Provision	57
Maximum Available Amount	11

Mortgage	11
Nebraska Sub	11
New Subsidiary	48
Non-Repeating Representations and Warranties	12
Obligated Party	12
oil	5
OPA	5
Other Taxes	12
Parent	1
Participant	67
Payment Office	12
PBGC	12
Permitted Liens	52
Person	12
Plan	12
Power	12
Prime Rate	12
Property	13
RCRA	5
Real Property	13
Recovery Event	13
Register	67
Regulation D	13
Regulation U	13
Regulation X	13
Reimbursement Obligations	13
release	5
Reported Inventory	13
Request for Letters of Credit	13
Required Lenders	13
Responsible Officer	13
Revolving Credit Commitment	16
Revolving Credit Commitments	16
Revolving Credit Exposure	14
Revolving Credit Loan	16
Revolving Credit Maturity Date	14
Revolving Credit Percentage	14
Schedules	14
Secured Affiliate	14
Security Instruments	14
solid waste	5
Solvent	14
Standby Letter of Credit	14
Statutory Reserves	15
Subsidiary	15
Taxes	15

threatened release	5
Transferee	68
Type	15
UCC	15
under common control with	2
Voting Equity	15

AMENDED AND RESTATED CREDIT AGREEMENT

THIS AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”) is made and entered into as of September 15, 2006, among AVENTINE RENEWABLE ENERGY, INC., a Delaware corporation (“Borrower”), AVENTINE RENEWABLE ENERGY, LLC, a Delaware limited liability company (“Parent”), JPMORGAN CHASE BANK, N.A., individually as a Lender (in such individual capacity, “JPMorgan Chase”), as the Issuing Bank (in such capacity the “Issuing Bank”) and as the Administrative Agent (in such capacity, the “Administrative Agent”), and each of the lenders that is a signatory hereto or which hereafter becomes a party hereto as provided in Section 10.7 (individually, a “Lender” and, collectively, the “Lenders”).

RECITALS:

WHEREAS, Borrower, Parent, the Administrative Agent, the Issuing Bank and the Lenders are parties to that certain Credit Agreement dated as of May 30, 2003 (as heretofore amended, the “Existing Credit Agreement”), pursuant to which Lenders extended certain financing to Borrower in accordance with the terms and conditions set forth therein; and

WHEREAS, Borrower has requested that the Existing Credit Agreement be amended and restated in its entirety.

AGREEMENT:

In consideration of the mutual covenants and agreements herein contained, Parent, Borrower, the Administrative Agent, the Issuing Bank and the Lenders agree that, subject to the satisfaction of each condition precedent contained in Section 3.2 hereof, the Existing Credit Agreement shall be amended and restated as of the Closing Date (as herein defined) in its entirety in the form of this Agreement.  It is the intention of Borrower, Parent, the Lenders, the Issuing Bank and the Administrative Agent that this Agreement supersede and replace the Existing Credit Agreement in its entirety; provided, that, (a) such amendment and restatement shall operate to renew, amend and modify the rights and obligations of the parties under the Existing Credit Agreement, as provided herein, but shall not effect a novation thereof, (b) unless otherwise provided for herein and evidenced by a separate written agreement, amendment or release, no other Loan Document, as defined in, and executed and/or delivered pursuant to the terms of, the Existing Credit Agreement (collectively, the “Existing Loan Documents”) shall be amended, terminated or released in any respect and all of such other Existing Loan Documents shall remain in full force and effect except that Borrower and the Lenders agree that by executing this Agreement the definition of “Credit Agreement” contained in such Existing Loan Documents shall be amended to refer to this Agreement as it may hereafter be amended, modified, renewed or extended in accordance with the terms hereof in place of the Existing Credit Agreement, and (c) the Liens securing the Secured Obligations under and as defined in the Existing Credit Agreement and granted pursuant to the Existing Loan Documents and the liabilities and obligations of Borrower shall not be extinguished, but shall be carried forward, and such Liens shall secure such Secured Obligations, in each case, as renewed, amended, restated and modified hereby.

The parties hereto further agree as follows:

ARTICLE 1

DEFINITIONS; CONSTRUCTION

Section 1.1                     Definitions.  As used herein, the following terms shall have the meanings herein specified (to be equally applicable to both the singular and plural forms of the terms defined).  Reference to any party to a Financing Document shall mean that party and its successors and assigns.

“Accounts Receivable” shall mean the invoice amount owing on each account of Borrower that, in conformity with GAAP, is included in “accounts receivable” in the financial statements of Borrower.

“Administrative Agent” shall mean JPMorgan Chase acting in the manner and to the extent described in Article 9, and any successor Administrative Agent appointed pursuant to Article 9.

“Advance Notice” shall mean written or telecopy notice (with telephonic confirmation in the case of telecopy notice), which in each case shall be irrevocable, from Borrower to be received by the Administrative Agent before 11:00 a.m. (Chicago, Illinois time), by the number of Business Days in advance of any Borrowing, conversion, continuation or prepayment of any Revolving Credit Loan or Revolving Credit Loans pursuant to this Agreement as respectively indicated below:

(a)           LIBOR Loans - 3 Business Days; and

(b)           Base Rate Loans - same Business Day.

For the purpose of determining the respectively applicable Revolving Credit Loans in the case of the conversion from one Type of Revolving Credit Loan into another, the Revolving Credit Loans into which there is to be a conversion shall control.  The Administrative Agent, the Issuing Bank and each Lender are entitled to rely upon and act upon telecopy notice made or purportedly made by Borrower.

“Affiliate” shall mean, with respect to any Person, (a) any Person controlling, controlled by or under common control with such Person, (b) any director, officer, manager, shareholder, partner or member of such Person or of any Person described in clause (a) preceding, and (c) any member of the immediate family of any Person described in clauses (a) or (b) preceding.  For purposes of this definition, “control” (including “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to either (i) vote 10% or more of the securities having ordinary voting power for election of directors of such Person, or (ii) direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; provided, that, no Marketing Alliance Partner shall be considered an Affiliate of any of the Credit Parties solely as a result of a Credit Party’s ownership of voting securities of such Marketing Alliance Partner unless such ownership constitutes 30% or more of the outstanding Voting Equity of such Marketing Alliance Partner.

“Aggregate Revolving Credit Exposure” shall mean the sum of all of the Lenders’ Revolving Credit Exposures.

“Agreement” shall mean this Credit Agreement, as further amended, modified or supplemented from time to time.

“Applicable Margin” shall mean (a) 0.750% for LIBOR Loans, and (b) 0.000% for Base Rate Loans.

“Application” shall mean an “Application and Agreement for Letter of Credit,” or similar instrument or agreement, entered into between Borrower and the Issuing Bank in connection with any Letter of Credit.

“Assignment and Acceptance” shall mean an Assignment and Acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.7), and accepted by the Administrative Agent, in substantially the form of Exhibit C hereto or any other form approved by the Administrative Agent.

“Aurora West” means Aventine Renewable Energy – Aurora West, LLC, a Delaware limited liability company.

“Availability” shall mean, as of any date, the remainder of (a) the Maximum Available Amount on such date, minus (b) the Aggregate Revolving Credit Exposure on such date.

“Bankruptcy Code” shall have the meaning provided in Section 8.8.

“Base Rate” shall have the meaning provided in Section 2.6(a).

“Base Rate Loan” shall mean a Revolving Credit Loan bearing interest at the rate provided in Section 2.6(a).

“Borrower” shall mean Aventine Renewable Energy, Inc., a Delaware corporation.

“Borrowing” shall mean a borrowing pursuant to a Borrowing Request or a continuation or a conversion pursuant to Section 2.11 consisting, in each case, of the same Type of Revolving Credit Loans having, in the case of LIBOR Loans, the same Interest Period (except as otherwise provided in Section 2.14 and Section 2.15) and made previously or being made concurrently by all of the Lenders.

“Borrowing Request” shall mean a request for a Borrowing pursuant to Section 2.2, substantially in the form attached as Exhibit A.

“Bring-Down Representations and Warranties” shall mean all representations and warranties set forth in the Agreement and the other Financing Documents, other than the Non-Repeating Representations and Warranties.

“Business Day” shall mean any day excluding Saturday, Sunday and any other day on which banks are required or authorized to close in Chicago, Illinois and, if the applicable

Business Day relates to LIBOR Loans, on which trading is carried on by and between banks in Dollar deposits in the London interbank market.

“Capital Lease Obligations” shall mean, as to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property which obligations are required to be classified and accounted for as a liability on a balance sheet of such Person in conformity with GAAP and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof.

“Cash Management Agreement” shall mean any document, instrument, agreement, arrangement or transaction with respect to cash management services and includes, without limitation, any of the foregoing related to deposit accounts, overdraft protection or automated clearing house transactions.

“Closing Date” shall mean September 15, 2006.

“Code” shall mean the Internal Revenue Code of 1986, as amended, and any successor statute.

“Collateral” shall mean each Obligated Party’s Properties described in and subject to the Liens, privileges, priorities and security interests purported to be created by any Security Instrument.

“Cover” when required by this Agreement for Letter of Credit Liabilities, shall be effected by paying to the Administrative Agent in immediately available funds, to be held by the Administrative Agent in a collateral account maintained by the Administrative Agent at its Payment Office, an amount equal to 105% of the maximum amount of each applicable Letter of Credit available for drawing at any time.  Such amount shall be retained by the Administrative Agent in such collateral account until such time as the same is no longer required under this Agreement or the applicable Letter of Credit shall have expired and the Reimbursement Obligations, if any, with respect thereto shall have been fully satisfied, whichever occurs first.

“Credit Parties” shall mean Parent and each of its Subsidiaries (other than Excluded Subsidiaries), including, without limitation, Borrower and Nebraska Sub, collectively, and “Credit Party” shall mean any such Person individually.

“Current Financials” shall mean, as of any day, the financial statements and other related information for any applicable period most recently required to be delivered to the Lenders pursuant to Section 6.10(a) and Section 6.10(b).

“Default” shall mean an Event of Default or any condition or event which, with notice or lapse of time or both, would constitute an Event of Default.

“Disbursement Account” shall have the meaning provided in Section 2.4(a).

“Dollar” and the sign “$” shall mean lawful money of the United States of America.

“Environmental Laws” shall mean any and all laws, statutes, ordinances, rules, regulations, orders, or determinations of any Governmental Authority pertaining to health or the environment in effect in any and all jurisdictions in which any Credit Party is conducting or at any time has conducted business, or where any Property of any Credit Party is located, or where any hazardous substances generated by or disposed of by any of the Credit Parties are located, including, but not limited to, the Oil Pollution Act of 1990 (“OPA”), as amended, the Clean Air Act, as amended, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980 (“CERCLA”), as amended, the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976 (“RCRA”), as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, and other environmental conservation or protection laws.  The term “oil” shall have the meaning specified in OPA; the terms “hazardous substance” and “release” shall have the meanings specified in CERCLA and “threatened release” shall be used herein as it is used in CERCLA ; and the terms “solid waste” and “disposal” (or “disposed”) shall have the meanings specified in RCRA; provided, however, in the event either CERCLA or RCRA is amended so as to change the meaning of any term defined thereby, such changed meaning shall apply on and subsequent to the effective date of such amendment, and provided, further, that, to the extent the laws of the relevant state in which any Property of any Credit Party is located establish a meaning for “oil,” “hazardous substance,” “release,” “solid waste” or “disposal” which is broader than that specified in either OPA, CERCLA or RCRA, such broader meaning shall apply.

“Equity” shall mean shares of capital stock, all partnership, profits, capital or member interest, all stock appreciation rights, all phantom stock or similar rights, and all options, warrants or any other right to substitute for or otherwise acquire the capital stock, partnership, profits, capital or member interest, stock appreciation rights, phantom stock or similar rights of any Person.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended, and any successor statute.

“ERISA Affiliate” shall mean each trade or business (whether or not incorporated) which together with any Credit Party would be deemed to be a “single employer” within the meaning of Section 4001(b)(1) of ERISA or Subsections 414(b), (c), (m) or (o) of the Code.

“ERISA Termination Event” shall mean (a) a “Reportable Event” described in Section 4043 of ERISA and the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived), (b) the withdrawal of any Credit Party or any ERISA Affiliate from a Plan during a plan year in which it was a “substantial employer” as defined in Section 4001(a)(2) of ERISA, (c) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination, each, under Section 4041(c) of ERISA, (d) the receipt by a Credit Party or any ERISA Affiliate of any notice relating to the institution of proceedings to terminate a Plan by the PBGC, or (e) any other event or condition which could reasonably be expected to constitute grounds under Section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

“Event of Default” shall have the meaning provided in Article 8.

“Excluded Subsidiary” shall mean, at any time, any Subsidiary of Parent whose Property has a value (valued at the higher of cost (determined on a weighted average cost basis) or market value as determined in accordance with GAAP consistently applied at such time) in an aggregate amount less than $5,000,000 and who has not become a Guarantor pursuant to Section 6.9 hereof.  As of the Closing Date, Aurora West, Mt. Vernon and Power are Excluded Subsidiaries.

“Excluded Taxes” shall mean, with respect to the Administrative Agent, any Lender and the Issuing Bank (each, a “Payee”), (a) income or franchise Taxes imposed on (or measured by) such Payee’s net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located, (b) any branch profits Taxes imposed by the United States of America or any similar Tax imposed by any other jurisdiction in which any Credit Party is located, (c) any Taxes imposed by reason of any present or former connection between such Payee and the jurisdiction imposing such Tax, other than Taxes that would not have been imposed but for this Agreement or any Financing Document, and (d) in the case of a Foreign Lender, any withholding Tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new Lending Office) or is attributable to such Foreign Lender’s failure to comply with Section 2.20(f), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from Borrower with respect to such withholding Tax pursuant to Section 2.20(a).

“Federal Funds Effective Rate” shall mean, for any day, the per annum rate equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Financing Documents” shall mean this Agreement, the Security Instruments, the Applications, and the Borrowing Requests, together with any other written document, instrument or agreement (other than participation, agency or similar agreements among the Lenders or between any Lender and any other bank or creditor with respect to any indebtedness or obligations of any Obligated Party hereunder or thereunder) now or hereafter entered into in connection with the Revolving Credit Loans, the Lender Indebtedness or the Collateral, as such written documents, instruments or agreements may be amended, modified or supplemented from time to time.

“Fiscal Quarter” shall mean the fiscal quarter of Parent, ending on the last day of each March, June, September and December of each Fiscal Year.

“Fiscal Year” shall mean the fiscal year of Parent and Borrower ending on December 31 of each year.

“Foreign Lender” shall mean any Lender that is organized under the laws of a jurisdiction other than that in which Borrower is located.  For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Funded Indebtedness” shall mean, as to any Person, without duplication, indebtedness of the type described in clause (a) of the definition of “Indebtedness”.

“GAAP” shall mean generally accepted accounting principles as applied in accordance with Section 1.2.

“Governmental Authority” shall mean any (domestic or foreign) federal, state, province, county, city, municipal or other political subdivision or government, department, commission, board, bureau, court, agency or any other instrumentality of any of them, which exercises jurisdiction over any Obligated Party or any Property (including, but not limited to, the use and/or sale thereof) of any Obligated Party or any Plan.

“Governmental Requirement” shall mean any law, statute, code, ordinance, order, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization or other direction or requirement (including, but not limited to, any of the foregoing which relate to Environmental Laws, energy regulations and occupational, safety and health standards or controls) of any Governmental Authority.

“Guarantors” shall mean Parent and each current or future Subsidiary of Parent, other than Borrower, collectively, and “Guarantor” shall mean each such Person individually; provided, that, Nebraska Sub shall not be a Guarantor hereunder unless and until Parent becomes the direct or indirect beneficial owner of 100% of the Equity of Nebraska Sub; provided, further, that, no Excluded Subsidiary shall be a Guarantor unless and until it satisfies the requirements of Section 6.9 hereof (at which time it shall no longer be an Excluded Subsidiary).

“Guaranty and Security Agreement” shall mean the Amended and Restated Guaranty and Security Agreement executed by Borrower and each Guarantor dated as of September 15, 2006, as amended, modified, renewed, supplemented or restated from time to time.

“Hedging Agreement” shall mean any swap, cap, floor, collar, forward agreement, futures or other protection agreement or option with respect to any such transaction, designed to hedge against fluctuations in interest rates, commodity prices, currency exchange rates or financial market conditions, other than any agreement or other arrangement requiring physical delivery.

“Highest Lawful Rate” shall mean, with respect to each Lender, the maximum non-usurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Lender Indebtedness, owed to it under the law of any jurisdiction whose laws may be mandatorily applicable to such Lender notwithstanding other provisions of this Agreement, or under the law of the United States of America applicable to such Lender and the transactions contemplated hereunder, which would permit such Lender to contract for, charge, take, reserve or receive a greater amount of interest than under such jurisdiction’s law.

“Historical Financials” shall mean (a) the audited consolidated balance sheet and statement of income (loss) of Holdco prepared as of December 31, 2005 and (b) the unaudited consolidated balance sheet and consolidating statement of income (loss) for Holdco and its consolidated Subsidiaries prepared as of June 30, 2006.

“Holdco” shall mean Aventine Renewable Energy Holdings, Inc., a Delaware corporation.

“Indebtedness” of any Person shall mean:

(a)           all obligations of such Person for borrowed money and obligations evidenced by bonds, debentures, notes, bankers’ acceptances or other similar instruments;

(b)           all obligations of such Person (whether contingent or otherwise) in respect of letters of credit, surety or other bonds and similar instruments;

(c)           all obligations of such Person to pay the deferred purchase price of Property or services, other than trade payables from time to time incurred in the ordinary course of business which do not remain unpaid more than 60 days past the due date specified in the invoice or specified in any contract pursuant to which such payable arises (other than such trade payables as are being disputed in good faith by the applicable Credit Party and with respect to which reserves have been established satisfactory to Administrative Agent in its sole but reasonable discretion) ;

(d)           all Capital Lease Obligations in respect of which such Person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which obligations such Person otherwise assures a creditor against loss;

(e)           all guaranties (direct or indirect), and other contingent obligations of such Person in respect of, or obligations to purchase or otherwise acquire or to assure payment of, Indebtedness of other Persons;

(f)            all obligations and indebtedness of other Persons secured by any Lien upon Property owned by such Person, whether or not assumed;

(g)           all obligations or undertakings of such Person to maintain or cause to be maintained the financial position or financial covenants of other Persons (excluding, in the case of the Credit Parties, commitments of any Credit Party to invest in Marketing Alliance Partners);

(h)           all obligations of such Person to deliver goods or services in consideration of advance payments but excluding payments for the purchase of inventory made not more than seven (7) days in advance of the physical delivery of such inventory to the applicable purchaser, but only to the extent such advance payments are required by Borrower in the ordinary course of business to address credit concerns pertaining to such purchaser; and

(i)            any “synthetic lease,” “tax retained operating lease” or similar lease financing arrangements under which the tenant is treated as the owner of property for tax purposes but such lease is treated as an operating lease in accordance with GAAP.

“Indemnified Taxes” shall mean Taxes arising from any payment made or action taken hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any Financing Document other than Excluded Taxes.

“Interest Period” shall mean, with respect to each Borrowing of LIBOR Loans, an interest period complying with the terms and provisions of Section 2.7.

“ISP98” shall have the meaning provided in Section 2.3(b)(i).

“Issuing Bank” shall mean, for each Letter of Credit, JPMorgan Chase as the issuing bank for such Letter of Credit.

“JPMorgan Chase” shall mean JPMorgan Chase Bank, N.A. in its individual capacity as a Lender or as the Issuing Bank, as the case may be, and not as the Administrative Agent.

“Lender” shall have the meaning set forth in the initial paragraph hereof.

“Lender Affiliate” shall mean (a) with respect to any Lender (i) an Affiliate of such Lender, or (ii) any entity (whether a corporation, partnership, limited liability company, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Lender or an Affiliate of such Lender, and (b) with respect to any Lender that is a fund which invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

“Lender Indebtedness” shall mean any and all amounts owing or to be owing by any Obligated Party to the Administrative Agent, the Issuing Bank, the Lenders or any Secured Affiliate with respect to or in connection with the Revolving Credit Loans, any Letter of Credit Liabilities, any Hedging Agreement, any Cash Management Agreement, this Agreement, or any other Financing Document.

“Lending Office” shall mean, for each Lender, the office specified opposite such Lender’s name on the signature pages hereof, or in the Assignment and Acceptance pursuant to which it became a Lender, with respect to each Type of Revolving Credit Loan, or such other office as such Lender may designate in writing from time to time to Borrower and the Administrative Agent with respect to such Type of Revolving Credit Loan.

“Letter of Credit Liabilities” shall mean, at any time and in respect of any Letter of Credit, the sum of (a) the amount available for drawings under such Letter of Credit as of the date of determination plus (b) the aggregate unpaid amount of all Reimbursement Obligations due and payable as of the date of determination in respect of previous drawings made under such Letter of Credit less (c) the amount of Cover as of the date of determination.

“Letters of Credit” shall have the meaning provided in Section 2.3(a).

“LIBOR Loan” shall mean a Revolving Credit Loan bearing interest at the rate provided in Section 2.6(b).

“LIBOR Rate” shall mean, with respect to any Borrowing of LIBOR Loans for any Interest Period, the product of (a) (i) the interest rate per annum shown on page 3750 of the Dow Jones & Company Telerate screen or any successor page as the composite offered rate for London interbank deposits with a period comparable to the Interest Period for such LIBOR Loan, as shown under the heading “USD” at 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period or (ii) if the rate in clause (a) of this definition is not shown for any particular day, the average interest rate per annum (rounded upwards, if necessary, to the next 1/16th of 1%) offered to the Administrative Agent in the London interbank market for Dollar deposits of amounts in funds comparable to the principal amount of the LIBOR Loan to which such LIBOR Rate is to be applicable with maturities comparable to the Interest Period for which such LIBOR Rate will apply as of approximately 9:00 a.m. (Chicago, Illinois time) two Business Days prior to the commencement of such Interest Period, times (b) Statutory Reserves.

“Lien” shall mean any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on contract, constitutional, common, or statutory law, and including, but not limited to, the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes.  The term “Lien” shall include reservations, exceptions, encroachments, easements, rights of way, liens and other statutory, constitutional, or common law rights of landlords, leases and other title exceptions and encumbrances affecting Property.  For the purposes of this Agreement, any Credit Party shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes.

“Make-Whole Amount” shall have the meaning set forth in Section 2.20(c).

“Margin Stock” shall have the meaning provided in Regulations U and X.

“Marketing Alliance Partner” shall mean a Person with whom Borrower has entered into a contract pursuant to which Borrower purchases and resells all or a material portion of such Person’s ethanol production for the stated term of such contract (including any of the foregoing entered into after the Closing Date).

“Material Adverse Change” shall mean the occurrence or existence of any event, condition or circumstance that has had, or could reasonably be expected to have, a Material Adverse Effect.

“Material Adverse Effect” shall mean any material and adverse effect on (a) the ability of Borrower or any Guarantor to pay and perform its obligations under and comply with the terms and conditions of this Agreement and the other Financing Documents in accordance with their respective terms, (b) the rights and remedies of the Administrative Agent, the Lenders and the Secured Affiliates under any of the Financing Documents, (c) the validity or enforceability of any of the Financing Documents, or (d) the perfection or priority of any of the Liens purported to be granted to the Administrative Agent pursuant to any of the Security Instruments.

“Material Provision” shall have the meaning provided in Section 8.11.

“Maximum Available Amount” shall mean, at any date, an amount equal to the lesser of (a) the aggregate Revolving Credit Commitments as of such date, and (b) the sum of (i) 75% of Accounts Receivable and (ii) 50% of Reported Inventory, in the case of both (i) and (ii) as reflected on the Current Financials.

“Mortgage” shall mean the Mortgage, Assignment, Security Agreement and Financing Statement dated May 30, 2003, executed by Borrower in favor of the Administrative Agent.

“Mt. Vernon” shall mean Aventine Renewable Energy – Mt. Vernon, LLC, a Delaware limited liability company.

“Nebraska Sub” shall mean Nebraska Energy, L.L.C., a Kansas limited liability company.

“New Subsidiary” shall have the meaning provided in Section 6.9.

“Non-Repeating Representations and Warranties” shall mean the representations and warranties set forth in Section 5.7, the first sentence of Section 5.18, and the last sentence of Section 5.22.

“Obligated Party” shall mean each Credit Party, Holdco and each other Person which is now, or hereafter becomes, a party to any Financing Document pursuant to which such Person (a) becomes obligated to repay all or any part of the Lender Indebtedness (whether as primary obligor, guarantor, endorser, surety or otherwise), (b) subjects any Property of such Person to a Lien securing all or any Lender Indebtedness, or (c) otherwise provides credit support for all or any part of the Lender Indebtedness or assures any Lender, the Administrative Agent or any Secured Affiliate against loss in respect of the Lender Indebtedness.

“Other Taxes” shall mean any and all present or future stamp or documentary Taxes or any other excise or property Taxes, charges or similar levies arising from any payment made or action taken hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any Financing Document.

“Parent” shall mean Aventine Renewable Energy, LLC, a Delaware limited liability company.

“Payment Office” shall mean the Administrative Agent’s office located at 10 South Dearborn, Chicago, Illinois 60670 (or such other office or individual as the Administrative Agent may hereafter designate in writing to the other parties hereto).

“PBGC” shall mean the Pension Benefit Guaranty Corporation, or any successor thereto.

“Permitted Liens” shall have the meaning provided in Section 7.3.

“Person” shall mean any individual, partnership, firm, corporation, association, joint venture, trust or other entity (including, but not limited to, the Obligated Parties), or any government or political subdivision or agency, department or instrumentality thereof.

“Plan” shall mean any employee pension benefit plan subject to the provisions of Title IV of ERISA, which (a) is currently or hereafter sponsored, maintained or contributed to by any Credit Party or an ERISA Affiliate, or (b) was at any time during the five preceding Fiscal Years sponsored, maintained or contributed to by any Credit Party or an ERISA Affiliate.

“Power” means Aventine Power, LLC, a Delaware limited liability company.

“Prime Rate” shall mean the rate which the Administrative Agent announces from time to time as its prime rate, effective as of the date announced as the effective date of any change in such prime rate.  Without notice to Borrower or any other Person, the Prime Rate shall change automatically from time to time as and in the amount by which such prime rate shall fluctuate.  The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer.  The Administrative Agent may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

“Property” shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

“Real Property” shall mean any right, title or interest in and to real property, including any fee interest, leasehold interest, easement, or license and any other right to use or occupy real property, including any right arising by contract.

“Recovery Event” shall mean any settlement of or payment in respect of any Property or casualty insurance claim or any condemnation proceeding relating to any asset of any Credit Party.

“Register” shall have the meaning provided in Section 10.7(c).

“Regulation D,” “Regulation U” and “Regulation X” shall mean, respectively, Regulation D under the Securities Act of 1933, as amended or modified from time to time, and Regulation U and Regulation X of the Board of Governors of the Federal Reserve System, as such regulations are from time to time in effect and any successor regulations thereto.

“Reimbursement Obligations” shall mean, at any date, the obligations of Borrower then outstanding in respect of the Letters of Credit, to reimburse the Administrative Agent for the account of the Issuing Bank for the amount paid by the Issuing Bank in respect of any drawings under the Letters of Credit.

“Reported Inventory” shall mean all “inventory” of Borrower that, in conformity with GAAP, is included in “inventory” in the financial statements of Borrower.

“Request for Letters of Credit” shall mean a request for Letters of Credit pursuant to Section 2.3(b)(i), substantially in the form attached as Exhibit B.

“Required Lenders” shall mean Lenders with an aggregate Revolving Credit Percentage of 66.67% or more.

“Responsible Officer” shall mean, with respect to any corporation, the chairman of the board, the president, any vice president, the chief executive officer, the chief operating officer, chief accounting and compliance officer, or the chief financial officer, or any equivalent officer (regardless of his or her title), and, in respect of financial or accounting matters, the chief financial officer, the vice president of finance, chief accounting and compliance officer, the treasurer, the controller, director of finance, or any equivalent officer (regardless of his or her title).

“Revolving Credit Commitment” shall have the meaning provided in Section 2.1(c).

“Revolving Credit Exposure” shall mean, at any date and as to each Lender, the sum of (a) the aggregate principal amount of the Revolving Credit Loans made by such Lender outstanding as of such date plus (b) such Lender’s Revolving Credit Percentage of the aggregate amount of all Letter of Credit Liabilities as of such date.

“Revolving Credit Loan” shall have the meaning provided in Section 2.1(a).  The Revolving Credit Loans shall not include any Letter of Credit Liabilities.

“Revolving Credit Maturity Date” shall mean September 14, 2007.

“Revolving Credit Percentage” shall mean, as to any Lender, the percentage of the aggregate Revolving Credit Commitments constituted by its Revolving Credit Commitment (or, if the Revolving Credit Commitments have terminated or expired, the percentage which such Lender’s Revolving Credit Exposure at such time constitutes of the Aggregate Revolving Credit Exposure at such time).

“Schedules” shall mean the Schedules to this Agreement.

“Secured Affiliate” shall mean any Affiliate of any Lender at the time that such Affiliate has entered into a Hedging Agreement or Cash Management Agreement with any of the Credit Parties with the obligations of such Credit Parties thereunder being secured by one or more Security Instruments

“Security Instruments” shall mean the Guaranty and Security Agreement, the Mortgage and any and all other agreements or instruments now or hereafter executed and delivered by any Obligated Party or any other Person as security for the payment or performance of the Lender Indebtedness, as any of the foregoing may be amended, modified, renewed, supplemented or restated from time to time.

“Solvent” shall mean with respect to any Person on a particular date, the condition that, on such date, (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liabilities of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such

Person’s ability to pay as such debts and liabilities mature, and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small amount of capital.

“Standby Letter of Credit” shall mean a letter of credit that (a) is used in lieu or in support of performance guarantees or performance, surety or other similar bonds (but expressly excluding stay and appeal bonds) arising in the ordinary course of business, (b) is used in lieu or in support of stay or appeal bonds, (c) supports the payment of insurance premiums for casualty insurance carried by Borrower, or (d) supports payment or performance for identified purchases or exchanges of products or services in the ordinary course of business.

“Statutory Reserves” shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum applicable reserve percentages, including any marginal, special, emergency or supplemental reserves (expressed as a decimal) established by the Board of Governors of the Federal Reserve System and any other banking authority to which the Lenders are subject for Eurocurrency Liabilities (as defined in Regulation D) or any other category of deposits or liabilities by reference to which the LIBOR Rate is determined.  Such reserve percentages shall include those imposed pursuant to Regulation D.  LIBOR Loans shall be deemed to constitute Eurocurrency Liabilities and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D.  Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Subsidiary” of any Person shall mean a corporation, limited liability company, partnership or other entity of which a majority of the outstanding Voting Equity is owned by such Person, by one or more Subsidiaries of such Person, or by such Person and one or more of its Subsidiaries.

“Taxes” shall mean any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

 “Type” of Revolving Credit Loan shall mean a Base Rate Loan or a LIBOR Loan.

“UCC” shall mean the Uniform Commercial Code as from time to time in effect in the State of New York or, where applicable as to specific Collateral, any other relevant state.

“Voting Equity” of any Person shall mean Equity of such Person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

Section 1.2                     Accounting Terms and Determinations.  Unless otherwise defined or specified herein, all accounting terms shall be construed herein, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with GAAP as in effect from time to time; provided, that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment of Section 7.1 hereof or the definitions related thereto to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment of Section 7.1 hereof or the definitions related thereto for such purpose), regardless of whether such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be applied on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

Section 1.3                     Other Definitional Terms.  The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, schedule, exhibit and like references are to this Agreement unless otherwise specified.

ARTICLE 2
AMOUNT AND TERMS OF LOANS

Section 2.1                     Loans and Commitments.

(a)           Revolving Credit Loans.  Subject to the terms and conditions and relying on the representations and warranties contained herein, each Lender severally agrees to make, on the Closing Date and on any Business Day from and after the Closing Date, but prior to the Revolving Credit Maturity Date, revolving credit loans (each a “Revolving Credit Loan”) to Borrower.

(b)           Types of Loans.  The Revolving Credit Loans made pursuant hereto by each Lender shall, at the option of Borrower, be either Base Rate Loans or LIBOR Loans and may be continued or converted pursuant to Section 2.11; provided that, except as otherwise specifically provided herein, all Revolving Credit Loans made pursuant to the same Borrowing shall be of the same Type.

(c)           Revolving Credit Commitments.  Each Lender’s Revolving Credit Exposure shall not exceed at any one time the amount set forth opposite such Lender’s name on Annex I under the caption “Revolving Credit Commitment” (as the same may be reduced pursuant to Section 2.9 or Section 2.10 or otherwise from time to time modified pursuant to Section 10.7, its “Revolving Credit Commitment,” and collectively for all Lenders, the “Revolving Credit Commitments”); provided, however, that, subject to the last sentence of Section 2.10(b), the Aggregate Revolving Credit Exposure at any one time outstanding shall not exceed the Maximum Available Amount in effect at such time; and provided, further, that, subject to the last sentence of Section 2.10(b), Borrower shall not be permitted to obtain Borrowings of Revolving Credit Loans hereunder at anytime in excess of the Availability at such time (calculated immediately prior to giving effect to such Borrowings).  There may be more than one Borrowing with respect to Revolving Credit Loans on any day.  Within the foregoing limits and subject to the conditions set out in Article 3, Borrower may obtain Borrowings of Revolving Credit Loans, repay or prepay such Revolving Credit Loans, and reborrow such Revolving Credit Loans.

(d)           Amounts of Borrowings, etc.  The aggregate principal amount of each Borrowing (i) of LIBOR Loans shall be (A) in an amount not less than $500,000 and (B) in an integral multiple of $100,000 and (ii) of Base Rate Loans shall be (A) in an amount not less than $100,000 and (B) in an integral multiple of $10,000.  Borrowings of more than one Type may be outstanding at the same time; provided, however, that Borrower shall not be entitled to request any Borrowing that, if made, would result in an aggregate of more than five separate Borrowings of LIBOR Loans being outstanding at any one time.  For purposes of the foregoing, Borrowings having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Borrowings.

Section 2.2                     Borrowing Requests.

(a)           Borrowing Requests.  Whenever Borrower desires to make a Borrowing hereunder, it shall give Advance Notice in the form of a Borrowing Request, specifying, subject to the provisions hereof, (i) the aggregate principal amount of the Revolving Credit Loans to be made pursuant to such Borrowing, (ii) the date of such Borrowing (which shall be a Business Day), (iii) whether the Revolving Credit Loans being made pursuant to such Borrowing are to be Base Rate Loans or LIBOR Loans, and (iv) in the case of LIBOR Loans, the Interest Period to be applicable thereto.

(b)           Notice by Administrative Agent.  The Administrative Agent shall promptly (and, if any Borrowing Request is received prior to 11:00 a.m., Chicago, Illinois time, on the same Business Day received) give each Lender telecopy or telephonic notice (and, in the case of telephonic notices, confirmed by telecopy or otherwise in writing) of the proposed Borrowing, of such Lender’s Revolving Credit Percentage thereof and of the other matters covered by the Advance Notice.  Borrower hereby waives the right to dispute the Administrative Agent’s record of the terms of such telephonic notice, absent manifest error.

Section 2.3                     Letters of Credit.

(a)           Issuance of Letters of Credit.  Subject to the terms and conditions hereof, Borrower shall have the right, in addition to Revolving Credit Loans provided for in Section 2.1, to utilize the Revolving Credit Commitments from time to time prior to the date which is thirty (30) days prior to the Revolving Credit Maturity Date by obtaining the issuance of Standby Letters of Credit for the account of Borrower by the Issuing Bank if Borrower shall so request in the notice referred to in Section 2.3(b)(i) (such letters of credit and any outstanding letters of credit issued under and pursuant to the Existing Credit Agreement being collectively referred to as the “Letters of Credit”); provided, however, that Borrower shall not be permitted to obtain the issuance of Letters of Credit hereunder at anytime in excess of the Availability at such time (calculated immediately prior to giving effect to the issuance of such Letters of Credit) and the aggregate of all Letter of Credit Liabilities at any one time outstanding shall not exceed $30,000,000.  The Letters of Credit shall be denominated in Dollars and may be issued to support obligations of Borrower permitted pursuant to this Agreement.  Upon the date of the issuance of a Letter of Credit, the Issuing Bank shall be deemed, without further action by any party hereto, to have sold to each Lender, and each Lender shall be deemed, without further action by any party hereto, to have purchased from such Issuing Bank, a participation, to the extent of such Lender’s Revolving Credit Percentage, in the Letter of Credit and the related Letter of Credit Liabilities.  No Letter of Credit issued pursuant to this Agreement shall have an expiry date of one year after the date of issuance.

(b)           Additional Letter of Credit Provisions.  The following additional provisions shall apply to each Letter of Credit:

(i)            Borrower shall give the Administrative Agent and the Issuing Bank at least three Business Days’ prior notice (effective upon receipt) in the form of a Request for Letters of Credit, or in each case, such shorter period as may be agreed to by the Administrative Agent and the Issuing Bank, specifying the date such Letter of Credit is to be issued (which shall be a Business Day) and describing: (A) the face amount of the Letter of Credit, (B) the expiration date of the Letter of Credit, (C) the name and address of the beneficiary, (D) such information concerning the transaction proposed to be supported by such Letter of Credit as the Administrative Agent or the Issuing Bank may reasonably request, (E) such other information and documents relating to the Letter of Credit as the Administrative Agent or the Issuing Bank may reasonably request, and (F) a precise description of documents and the verbatim text of any certificate to be presented by the beneficiary, which, if presented prior to the expiry date of the Letter of Credit, would require the Issuing Bank to make payment under the Letter of Credit; provided, that, the Issuing Bank, in its reasonable judgment, may require changes in such documents and certificates.  Each such notice shall be accompanied by the Issuing Bank’s Application and by a certificate executed by a Responsible Officer setting forth calculations evidencing availability for such Letter of Credit pursuant to Section 2.3(b)(ii) and stating that all conditions precedent to such issuance have been satisfied.  Each Letter of Credit shall, to the extent not inconsistent with the express terms hereof or the applicable Application, be subject to the International Standby Practices, 1998, International Chamber of Commerce Publication No. 590 (the “ISP98”) and shall, as to matters not governed by the ISP98, be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

(ii)           Subject to the last sentence of Section 2.10(b), no Letter of Credit may be issued if, after giving effect thereto, the Aggregate Revolving Credit Exposure would exceed the Maximum Available Amount.  On each day during the period commencing with the issuance of any Letter of Credit and until such Letter of Credit shall have expired or shall have been terminated, the Revolving Credit Commitment of each Lender shall be deemed to be utilized for all purposes hereof in an amount equal to such Lender’s Revolving Credit Percentage of the amount of the Letter of Credit Liabilities related to such Letter of Credit.

(iii)          Upon receipt from the beneficiary of any Letter of Credit of any demand for payment thereunder, the Issuing Bank shall promptly notify Borrower and the Administrative Agent of such demand (provided, that, the failure of the Issuing Bank to give such notice shall not affect the Reimbursement Obligations of Borrower hereunder) and Borrower shall immediately, and in any event no later than 9:00 a.m. (Chicago, Illinois time) on the date of such drawing, reimburse the Administrative Agent for the account of the Issuing Bank for any amount paid by the Issuing Bank upon any drawing under any Letter of Credit, without presentment, demand, protest or other formalities of any kind in an amount, in same day funds, equal to the amount of such drawing.  Unless prior to 9:00 a.m. (Chicago, Illinois time) on the date of such drawing, Borrower shall have either notified the Issuing Bank and the Administrative Agent that Borrower intends to reimburse the Administrative Agent for the account of the Issuing Bank for the amount of such drawing with funds other than the proceeds of Revolving Credit Loans or delivered to the Administrative Agent a Borrowing Request for Revolving Credit Loans in an amount equal to such drawing, Borrower will be deemed to have given a Borrowing Request to the Administrative Agent requesting that the Lenders make Revolving Credit Loans which shall be Base Rate Loans on the date on which such drawing is honored in an amount equal to the amount of such drawing; provided, that, such Revolving Credit Loans shall be subject to (A) the satisfaction of the conditions in Article 3 and (B) the existence of Revolving Credit Loan availability pursuant to Section 2.1(c) hereof (after giving effect to repayment of the applicable Reimbursement Obligations with the proceeds of the proposed Revolving Credit Loans).  Subject to the preceding sentence, if so requested by the Administrative Agent, each of the Lenders shall, on the date of such drawing, make such Revolving Credit Loans in an amount equal to such Lender’s Revolving Credit Percentage of such drawing or the full amount of the unused Revolving Credit Loan available pursuant to Section 2.1(c), as applicable, the proceeds of which shall be applied directly by the Administrative Agent to reimburse the Issuing Bank to the extent of such proceeds.

(iv)          Thirty (30) days prior to the Revolving Credit Maturity Date (the “Cover Date”), Borrower shall immediately, and in any event no later than 9:00 a.m. (Chicago, Illinois time) on the Cover Date, deliver Cover for any Letters of Credit then outstanding.  Unless prior to 9:00 a.m. (Chicago, Illinois time) on the Cover Date, Borrower shall have delivered such Cover, Borrower will be deemed to have given a Borrowing Request to the Administrative Agent requesting that the Lenders make Revolving Credit Loans which shall be Base Rate Loans on the Cover Date in an amount equal to the Cover for all Letters of Credit then outstanding (or the full amount of the unused Revolving Credit Loans then available, if such amount is less than the aggregate Cover required).

(v)           If Borrower fails to reimburse the Issuing Bank as provided in clause (iii) or (iv) above for any reason, including, but not limited to, failure to satisfy the conditions in Article 3 or insufficient unused Revolving Credit Loan availability pursuant to Section 2.1(c), the Issuing Bank shall promptly notify the Administrative Agent and the Administrative Agent shall notify each Lender of the unreimbursed amount of such drawing and of such Lender’s respective participation therein based on such Lender’s Revolving Credit Percentage.  Each Lender will pay to the Administrative Agent for the account of the Issuing Bank on the date of such notice an amount equal to such Lender’s Revolving Credit Percentage of such unreimbursed drawing (or, if such notice is made after 12:00 noon (Chicago, Illinois time) on such date, on the next succeeding Business Day).  If any Lender fails to make available to the Issuing Bank the amount of such Lender’s participation in such Letter of Credit as provided in this clause (v), the Issuing Bank shall be entitled to recover such amount on demand from such Lender together with interest at the Federal Funds Effective Rate for one Business Day and thereafter at the Base Rate.  Nothing in this clause (v) shall be deemed to prejudice the right of any Lender to recover from the Issuing Bank any amounts made available by such Lender to the Issuing Bank pursuant to this clause (v) if it is determined by a court of competent jurisdiction that the payment with respect to a Letter of Credit by the Issuing Bank was wrongful and such wrongful payment was the result of gross negligence or willful misconduct on the part of the Issuing Bank.  The Issuing Bank shall pay to the Administrative Agent, and the Administrative Agent to each Lender, such Lender’s Revolving Credit Percentage of all amounts received from Borrower for payment, in whole or in part, of the Reimbursement Obligations in respect of any Letter of Credit, but only to the extent such Lender has made payment to the Issuing Bank in respect of such Letter of Credit pursuant to this clause (v).

(vi)          The issuance by the Issuing Bank of each Letter of Credit shall, in addition to the conditions precedent set forth in Article 3, be subject to the conditions precedent that such Letter of Credit shall be in the form and contain such terms as shall be reasonably satisfactory to the Issuing Bank, and that Borrower shall have executed and delivered such other instruments and agreements relating to the Letter of Credit as the Issuing Bank shall have reasonably requested and that are not inconsistent with the terms of this Agreement, including the Issuing Bank’s Application therefor.  In the event of a conflict between the terms of this Agreement and the terms of any Application, the terms of this Agreement shall control.

(vii)         AS BETWEEN BORROWER AND THE ISSUING BANK, BORROWER ASSUMES ALL RISKS OF THE ACTS AND OMISSIONS OF OR MISUSE OF THE LETTERS OF CREDIT ISSUED BY THE ISSUING BANK BY THE RESPECTIVE BENEFICIARIES OF SUCH LETTERS OF CREDIT.  IN FURTHERANCE AND NOT IN LIMITATION OF THE FOREGOING, THE ISSUING BANK SHALL NOT BE RESPONSIBLE: (A) FOR THE FORM, VALIDITY, SUFFICIENCY, ACCURACY, GENUINENESS OR LEGAL EFFECT OF ANY DOCUMENT SUBMITTED BY ANY PERSON IN CONNECTION WITH THE APPLICATION FOR OR ISSUANCE OF SUCH LETTERS OF CREDIT, EVEN IF IT SHOULD IN FACT PROVE TO BE IN ANY OR ALL RESPECTS INVALID, INSUFFICIENT, INACCURATE, FRAUDULENT OR FORGED; (B) FOR THE VALIDITY OR SUFFICIENCY OF ANY INSTRUMENT TRANSFERRING OR

ASSIGNING OR PURPORTING TO TRANSFER OR ASSIGN ANY SUCH LETTER OF CREDIT OR THE RIGHTS OR BENEFITS THEREUNDER OR PROCEEDS THEREOF, IN WHOLE OR IN PART, WHICH MAY PROVE TO BE INVALID OR INEFFECTIVE FOR ANY REASON; (C) FOR ERRORS, OMISSIONS, INTERRUPTIONS OR DELAYS IN TRANSMISSION OR DELIVERY OF ANY MESSAGES, BY MAIL, CABLE, TELEGRAPH, TELEX OR OTHERWISE, WHETHER OR NOT THEY ARE IN CIPHER; (D) FOR ERRORS IN INTERPRETATION OF TECHNICAL TERMS; (E) FOR ANY LOSS OR DELAY IN THE TRANSMISSION OR OTHERWISE OF ANY DOCUMENT REQUIRED IN ORDER TO MAKE A DRAWING UNDER ANY SUCH LETTER OF CREDIT OR OF THE PROCEEDS THEREOF; (F) FOR THE MISAPPLICATION BY THE BENEFICIARY OF ANY SUCH LETTER OF CREDIT OF THE PROCEEDS OF ANY DRAWING UNDER SUCH LETTER OF CREDIT; AND (G) FOR ANY CONSEQUENCES ARISING FROM CAUSES BEYOND THE CONTROL OF THE ISSUING BANK, INCLUDING, WITHOUT LIMITATION, THE ACTIONS OF ANY GOVERNMENTAL AUTHORITY.  NONE OF THE ABOVE SHALL AFFECT, IMPAIR, OR PREVENT THE VESTING OF ANY OF THE ISSUING BANK’S RIGHTS OR POWERS HEREUNDER.  NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN CLAUSE (G) ABOVE, BORROWER SHALL NOT ASSUME ANY RISK AND SHALL HAVE NO OBLIGATION TO INDEMNIFY THE ISSUING BANK IN RESPECT OF, AND THE ISSUING BANK WILL NOT BE EXCULPATED FROM (BUT SUBJECT TO SECTION 10.8), ANY LIABILITY INCURRED BY THE ISSUING BANK ARISING PRIMARILY OUT OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE ISSUING BANK, AS DETERMINED BY A COURT OF COMPETENT JURISDICTION.

(viii)        The Issuing Bank will send to Borrower and the Administrative Agent immediately upon issuance of any Letter of Credit, or an amendment thereto, a true and complete copy of such Letter of Credit, or such amendment thereto.  Upon issuance of any Letter of Credit or an amendment thereto, the Administrative Agent shall promptly notify each Lender of the terms of such Letter of Credit or amendment thereto, and of such Lender’s Revolving Credit Percentage of the amount of such Letter of Credit or amendment thereto, and the Administrative Agent shall provide to each Lender a copy of such Letter of Credit or such amendment thereto.  Upon cancellation or termination of any Letter of Credit, the Issuing Bank shall promptly notify the Administrative Agent and Borrower, and the Administrative Agent will then promptly notify each Lender, of such cancellation or termination.

The obligation of Borrower to reimburse the Issuing Bank for Reimbursement Obligations with regard to the Letters of Credit issued by it, and the obligations of the Lenders under clause (v), shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement and under all circumstances including, without limitation, the following circumstances:

(A)          any lack of validity or enforceability of any Letter of Credit;

(B)           the existence of any claim, set-off, defense or other right that any Credit Party may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such transferee may be acting), any Lender or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between any Credit Party and the beneficiary for which the Letter of Credit was procured) other than a defense based on the gross negligence (as opposed to ordinary negligence) or willful misconduct of the Issuing Bank, as determined by a court of competent jurisdiction;

(C)           any draft, demand, certificate or any other document presented under any Letter of Credit is proved to be forged, fraudulent, invalid or insufficient in any respect or any statement therein is untrue or inaccurate in any respect;

(D)          any adverse change in the condition (financial or otherwise) of any of the Credit Parties;

(E)           any breach of this Agreement or any other Financing Document by any Credit Party, the Administrative Agent or any Lender (other than the Issuing Bank);

(F)           any other circumstance or happening whatsoever which is similar to any of the foregoing; provided, that, such other occurrence or happening is not the result of the gross negligence (as opposed to ordinary negligence) or willful misconduct of the Issuing Bank, as determined by a court of competent jurisdiction; or

(G)           the fact that a Default shall have occurred and be continuing.

Section 2.4                     Disbursement of Funds.

(a)           Availability.  No later than 11:00 a.m. (or, in the case of Base Rate Loans, 12:00 noon) (Chicago, Illinois time) on the date of each Borrowing, each Lender will make available to the Administrative Agent such Lender’s Revolving Credit Percentage of the principal amount of the Borrowing requested to be made on such date reduced by the principal amount of Revolving Credit Loans (if any) of such Lender maturing on such date, in Dollars and in immediately available funds at the Payment Office.  The Administrative Agent will make available to Borrower at the Payment Office the aggregate of the amounts (if any) so made available by the Lenders by depositing such amounts, in immediately available funds, to the accounts of Borrower, maintained with the Administrative Agent, designated by Borrower for such purpose (collectively, the “Disbursement Account”) (on the date hereof, such accounts being account numbers 601 867 419 (styled “Accounts Payable Controlled Disbursement Account”) and 323 366 619 (styled “Operating Account”)), not later than 2:00 p.m. (Chicago, Illinois time) on the date of each Borrowing.  To the extent that any Lender Indebtedness is due and owing on the date of a requested Borrowing of Revolving Credit Loans, the Lenders shall apply the proceeds of the Revolving Credit Loans then being made, to the extent thereof, to the repayment of such Lender Indebtedness, such Revolving Credit Loans or Reimbursement Obligations and repayments intended to be a contemporaneous exchange.

(b)           Funds to the Administrative Agent.  Unless the Administrative Agent shall have been notified by any Lender prior to the date of a Borrowing that such Lender does not intend to make available to the Administrative Agent such Lender’s Revolving Credit Percentage of the Borrowing to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date, and the Administrative Agent may make available to or for the account of Borrower a corresponding amount.  If such corresponding amount is not in fact made available to the Administrative Agent by such Lender on the date of a Borrowing, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest at the Federal Funds Effective Rate for a period of three (3) Business Days after the date due and at the rate applicable to Base Rate Loans pursuant to Section 2.6(a) thereafter.  If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent shall promptly notify Borrower and Borrower shall immediately pay such corresponding amount to the Administrative Agent together with interest at the rate specified for the Borrowing which includes such amount paid.  Nothing in this Section 2.4(b) shall be deemed to relieve any Lender from its obligation to fulfill its Revolving Credit Commitments hereunder or to prejudice any rights which Borrower may have against any Lender as a result of any default by such Lender hereunder.

(c)           Lenders’ Responsibilities.  No Lender shall be responsible for any default by any other Lender in its obligation to make Revolving Credit Loans hereunder, and each Lender shall be obligated to make only such Revolving Credit Loans provided to be made by it hereunder, regardless of the failure of any other Lender to fulfill its Revolving Credit Commitment hereunder.

Section 2.5                     Evidence of Debt.  Any Lender may request that the Revolving Credit Loans made by it be evidenced by a promissory note.  In such event, Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent.  Thereafter, the Revolving Credit Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 10.7) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

Section 2.6                     Interest.  In all cases subject to Section 10.12:

(a)           Base Rate Loans.  Subject to Section 2.6(c), Borrower agrees to pay interest in respect of the unpaid principal amount of each Base Rate Loan from the date thereof until payment in full thereof at a rate per annum which shall be, for any day, equal to the sum of the relevant Applicable Margin plus the Base Rate in effect on such day, but in no event to exceed the Highest Lawful Rate.  The term “Base Rate” shall mean, for any day, the highest of (i) the Prime Rate in effect on such day, and (ii) one-half of one percent (½%) plus the Federal Funds Effective Rate in effect for such day (rounded upwards, if necessary, to the nearest 1/16th of 1%), but in no event to exceed the Highest Lawful Rate.  For purposes of this Agreement, any change in the Base Rate due to a change in the Federal Funds Effective Rate or the Prime Rate shall be effective as of the opening of business on the effective date of such change in the Federal Funds Effective Rate or the Prime Rate, as the case may be.  If for any reason the Administrative Agent shall have determined (which determination shall be conclusive and binding, absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including, but not limited to, the inability of the Administrative Agent to obtain sufficient bids or publications in accordance with the terms hereof, the Base Rate shall be the Prime Rate until the circumstances giving rise to such inability no longer exist.

(b)           LIBOR Loans.  Subject to Section 2.6(c), Borrower agrees to pay interest in respect of the unpaid principal amount of each LIBOR Loan from the date thereof until payment in full thereof at a rate per annum which shall be equal to the sum of the relevant Applicable Margin plus the LIBOR Rate, but in no event to exceed the Highest Lawful Rate.

(c)           Default Interest.  During the continuance of any Event of Default, interest shall accrue on the outstanding Lender Indebtedness, to the maximum extent permitted by law, at a rate per annum equal to (i) in the case of any LIBOR Loan, the rate that would be applicable under Section 2.6(b) to such LIBOR Loan, plus 2% per annum, and (ii) in the case of any other amount comprising a part of the Lender Indebtedness, the rate that would be applicable under Section 2.6(a) to a Base Rate Loan, plus 2% per annum, but in no event to exceed the Highest Lawful Rate; provided, that, the Administrative Agent shall give written notice of the accrual of default interest but the failure of the Administrative Agent to give such notice shall not affect the validity or timing of the accrual of such default interest.

(d)           Interest Payment Dates.  Interest on each Revolving Credit Loan shall accrue from and including the date of such Revolving Credit Loan to but excluding the date of payment in full thereof.  Interest on each LIBOR Loan shall be payable on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each day which occurs at three month intervals of the initial date of such Interest Period, and on any prepayment (on the amount prepaid), at maturity (whether by acceleration or otherwise) and, after maturity, on demand.  Interest on each Base Rate Loan shall be payable on the first Business Day of each calendar month, commencing on the first of such days to occur after such Base Rate Loan is made and at maturity (whether by acceleration or otherwise).  Interest which accrues pursuant to Section 2.6(c) shall be payable on demand.

(e)           Notice by the Administrative Agent.  The Administrative Agent, upon determining the LIBOR Rate for any Interest Period, shall promptly notify, by telecopy, telephone (in the case of telephonic notices, confirmed by telecopy or otherwise in writing) or in writing, Borrower and the Lenders of such LIBOR Rate.

Section 2.7                     Interest Periods.  In connection with each Borrowing of LIBOR Loans, Borrower shall elect an Interest Period to be applicable to such Borrowing, which Interest Period shall begin on and include, as the case may be, the date selected by Borrower pursuant to Section 2.2(a), the conversion date or the date of expiration of the then current Interest Period applicable thereto, and end on but exclude the date which is either one, two, three or six months thereafter, as selected by Borrower; provided, that:

(a)           Business Days.  If any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, further, that, if any Interest Period (other than in respect of a Borrowing of LIBOR Loans the Interest Period of which is expiring pursuant to Section 2.15(b) hereof) would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

(b)           Month End.  Any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to Section 2.7(c) below, end on the last Business Day of a calendar month; and

(c)           Maturity Dates.  No Interest Period shall extend beyond the Revolving Credit Maturity Date.

Section 2.8                     Records.

(a)           Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of Borrower to such Lender resulting from each Revolving Credit Loan of such Lender from time to time, including, without limitation, the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

(b)           The Administrative Agent shall maintain the Register pursuant to Section 10.7(c), and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Revolving Credit Loan made hereunder, the Type thereof and each Interest Period, if any, applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from Borrower to each Lender hereunder and (iii) both the amount of any sum received by the Administrative Agent hereunder from Borrower and each Lender’s Revolving Credit Percentage thereof.

(c)           The entries made in the Register and the accounts of each Lender maintained pursuant to Section 2.8(b) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of Borrower therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of Borrower to repay (with applicable interest) the Revolving Credit Loans made to Borrower by such Lender in accordance with the terms of this Agreement.

Section 2.9                     Voluntary Termination or Reduction of Revolving Credit Commitments.  Borrower may, upon at least five Business Days’ written notice to the Administrative Agent, terminate entirely at any time, or partially reduce from time to time by an aggregate amount of $1,000,000 or any larger multiple of $100,000, the unused portions of the Revolving Credit Commitments; provided, that any such reduction shall apply proportionately to the Revolving Credit Commitment of each Lender.  Borrower shall not be permitted to reduce the Revolving Credit Commitments to an aggregate amount less than $10,000,000 unless Borrower terminates the Revolving Credit Commitments in their entirety.

Section 2.10                   Repayment at Maturity; Prepayments.

(a)           Repayment and Maturity.  Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender, the then unpaid principal amount of each Revolving Credit Loan of such Lender on the Revolving Credit Maturity Date (or such earlier date on which the Revolving Credit Loans become due and payable pursuant to Article 8).

(b)           Mandatory Prepayments.

(i)            If at any time the Aggregate Revolving Credit Exposure is in excess of the Maximum Available Amount, Borrower shall immediately pay to the Administrative Agent, for the account of the Lenders, the amount of such excess to be applied (A) as a prepayment of the Revolving Credit Loans and Reimbursement Obligations outstanding and (B) after payment in full of the Revolving Credit Loans and Reimbursement Obligations outstanding, as Cover for the Letter of Credit Liabilities in an amount of such remaining excess.  Any prepayment or Cover required as a result of any reduction or termination of the Revolving Credit Commitments pursuant to Section 2.9 shall be payable or provided in full on the date on which the reduction or termination of the Revolving Credit Commitments pursuant to Section 2.9 becomes effective.

(c)           Voluntary Prepayments.  Borrower may, at its option, at any time and from time to time, prepay the Revolving Credit Loans and the Reimbursement Obligations, in whole or in part, upon giving, in the case of any LIBOR Loan, three Business Days’ prior written notice to the Administrative Agent, and, in the case of any Base Rate Loan, prior written notice on the same Business Day to the Administrative Agent.  Such notice shall specify (i) in the case of any prepayment of Revolving Credit Loans, the date and amount of prepayment and whether the prepayment is of LIBOR Loans, Base Rate Loans or a combination thereof, and, in each case if a combination thereof, the principal amount allocable to each; and (ii) in the case of any prepayment of Reimbursement Obligations, the date and amount of prepayment, the identity of the applicable Letter of Credit or Letters of Credit and the amount allocable to each of such Reimbursement Obligations.  Upon receipt of such notice, the Administrative Agent shall promptly notify each Lender of the contents thereof and of such Lender’s Revolving Credit Percentage of such prepayment.  If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with (if a LIBOR Loan is prepaid other than at the end of the Interest Period applicable thereto) any amounts payable pursuant to Section 2.18.  Prepayments of the Revolving Credit Loans and the Reimbursement Obligations pursuant to this Section 2.10(c) shall be applied, first, to payment of the Revolving Credit Loans then outstanding, second, to payment of any Reimbursement Obligations then outstanding, and third, to Cover any outstanding Letter of Credit Liability. Each prepayment of Base Rate Loans shall be in the minimum principal amount of $100,000 and in integral multiples of $10,000 and each prepayment of LIBOR Loans shall be in the minimum principal amount of $500,000 and in integral multiples of $100,000 or, in the case of either Base Rate Loans or LIBOR Loans, the aggregate principal balance outstanding on the Revolving Credit Loans and the Reimbursement Obligations, as applicable.  No prepayment of a LIBOR Loan shall be made which would result in the remaining outstanding balance of such LIBOR Loan being an amount less than $500,000, and any payment of LIBOR Loans made on any day other than the last day of the applicable Interest Period shall be subject to the payment of the amounts specified in Section 2.18.

(d)           Notice by Administrative Agent.  Upon receipt of a notice of prepayment pursuant to this Section 2.10, the Administrative Agent shall promptly notify each Lender of the contents thereof and of such Lender’s ratable share of such prepayment.

Section 2.11                   Continuation and Conversion Options.

(a)           Continuation.  Borrower may elect to continue all or any part of any Borrowing of LIBOR Loans beyond the expiration of the then current Interest Period relating thereto by giving Advance Notice (which shall be irrevocable) to the Administrative Agent of such election, specifying the LIBOR Loans or portion thereof to be continued and the Interest Period therefor.  In the absence of such a timely and proper election with regard to LIBOR Loans, Borrower shall be deemed to have elected to convert such LIBOR Loans to Base Rate Loans pursuant to Section 2.11(d).

(b)           Amount of Continuations.  All or part of any LIBOR Loans may be continued as provided herein, provided, that, any continuation of such LIBOR Loans shall not be (as to each Borrowing of such LIBOR Loans as continued for an applicable Interest Period) less than $500,000 and shall be in an integral multiple of $100,000.

(c)           Continuation or Conversion Upon Default.  If no Default shall have occurred and be continuing, each LIBOR Loan may be continued or converted as provided in this Section 2.11.  If a Default shall have occurred and be continuing, Borrower shall not have the option to elect to continue any such LIBOR Loan pursuant to

Section 2.11(a) or to convert Base Rate Loans to LIBOR Loans pursuant to Section 2.11(e).

(d)           Conversion to Base Rate.  Borrower may elect to convert any LIBOR Loan on the last day of the then current Interest Period relating thereto to a Base Rate Loan by giving Advance Notice to the Administrative Agent of such election.

(e)           Conversion to LIBOR Rate.  Borrower may elect to convert any Base Rate Loan at any time or from time to time to a LIBOR Loan by giving Advance Notice (which shall be irrevocable) to the Administrative Agent of such election, specifying each Interest Period therefor.

(f)            Amounts of Conversions.  All or any part of the outstanding Revolving Credit Loans may be converted as provided herein, provided that any conversion of such Revolving Credit Loans shall not result in a Borrowing of LIBOR Loans in an amount less than $500,000 and in integral multiples of $100,000.

Section 2.12                   Fees.

(a)           Revolving Credit Commitments.  Borrower shall pay to the Administrative Agent, for the account of and distribution to each Lender in accordance with its Revolving Credit Percentage, a commitment fee for the period commencing on the Closing Date, to and including the Revolving Credit Maturity Date (or such earlier date as the Revolving Credit Commitments shall have been terminated entirely), computed at a rate per annum equal to 0.15% on the amount by which the Revolving Credit Commitments exceeds the daily Aggregate Revolving Credit Exposure.  The commitment fees payable pursuant to this Section 2.12(a) shall be payable quarterly in arrears on the first Business Day of each calendar quarter, commencing on December 1, 2006.

(b)           Letters of Credit.

(i)            As consideration for acting as the Issuing Bank with respect to any Letter of Credit issued at any time that JPMorgan Chase is not the sole Lender under this Agreement, Borrower will pay to the Issuing Bank, at the time of issuance, renewal or material amendment of any Letter of Credit, a non-refundable fee equal to 0.25% of the face amount of such Letter of Credit.  Borrower shall also pay to the Issuing Bank, with respect to any issuance, amendment, transfer, or cancellation prior to expiration of any Letter of Credit and for each drawing made thereunder, documentary and processing charges in accordance with the Issuing Bank’s standard schedule for such charges in effect at the time of, and payable at the time of, such issuance, amendment, transfer, cancellation or drawing, as the case may be.  All fees payable pursuant to this clause shall be retained by the Issuing Bank for its own account.

(ii)           Borrower will pay to the Administrative Agent, for the account of and pro-rata distribution to each Lender, a fee on the daily average amount available for drawings under each Letter of Credit, in each case for the period from and including the date of issuance of such Letter of Credit to and excluding the date of expiration or termination thereof, computed at a per annum rate for each day equal to the Applicable Margin for Revolving Credit Loans that are LIBOR Loans in effect on such day.  Such fees shall be payable monthly in arrears on the first Business Day of each calendar month.

Section 2.13                   Payments, Credit Availability, etc.

(a)           Without Setoff, etc.  Except as otherwise specifically provided herein, all payments under this Agreement shall be made to the Administrative Agent for the account of the Lenders without defense, set-off or counterclaim to the Administrative Agent not later than 11:00 a.m. (Chicago, Illinois time) on the date when due and shall be made in Dollars in immediately available funds at the Payment Office.  The Administrative Agent will promptly thereafter distribute funds in the form received relating to the payment of principal or interest or commitment fees ratably to the Lenders for the account of their respective Lending Offices, and funds in the form received relating to the payment of any other amount payable to any Lender to such Lender for the account of its applicable Lending Office.

(b)           Non-Business Days.  Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day (except as otherwise provided in Section 2.7 hereof) and, with respect to payments of principal, interest thereon shall be payable at the applicable rate during such extension.

(c)           Computations.  All computations of interest shall be made on the basis of a year of 360 days (unless such calculation would result in a usurious rate, in which case interest shall be calculated on the basis of a year of 365 or 366 days, as the case may be) for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable.  Each determination by the Administrative Agent of an interest rate or fee hereunder shall, except for manifest error, be final, conclusive and binding for all purposes, provided, that, such determination shall be made in good faith in a manner generally consistent with the Administrative Agent’s standard practice.  If the Administrative Agent and Borrower determine that manifest error exists, said parties shall correct such error by way of an adjustment to the next payment due hereunder.

Section 2.14                   Interest Rate Not Ascertainable, etc.  In the event that the Administrative Agent shall have determined (which determination shall be reasonably exercised and shall, absent manifest error, be final, conclusive and binding upon all parties) that on any date for determining the LIBOR Rate for any Interest Period, by reason of any changes arising after the date of this Agreement affecting the London interbank market, or any Lender’s position in such market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of LIBOR Rate, then, and in any such event, the Administrative Agent shall forthwith give notice (by telephone confirmed in writing) to Borrower and to the Lenders of such determination.  Until the Administrative Agent notifies Borrower that the circumstances giving rise to the suspension described herein no longer exist,

(a) the obligations of the Lenders to make LIBOR Loans shall be immediately suspended, (b) any Borrowing of LIBOR Loans that is requested (by continuation, conversion or otherwise) shall instead be made as a Borrowing of Base Rate Loans, and (c) any outstanding LIBOR Loan shall be converted, on the last day of the then current Interest Period applicable thereto, to a Base Rate Loan.

Section 2.15                   Illegality.

(a)           Determinations of Illegality.  In the event that any Lender shall have determined (which determination shall be reasonably exercised and shall, absent manifest error, be final, conclusive and binding upon all parties) at any time that the making or continuance of any LIBOR Loan has become unlawful as a result of compliance by such Lender in good faith with any applicable law, governmental rule, regulation, guideline or order (whether or not having the force of law and whether or not failure to comply therewith would be unlawful), then, in any such event, such Lender shall give prompt notice (by telephone confirmed in writing) to Borrower and to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to the other Lenders).

(b)           LIBOR Loans Suspended.  Upon the giving of the notice to Borrower referred to in Section 2.15(a) above, (i) Borrower’s right to request (by continuation, conversion or otherwise), and such Lender’s obligation to make, LIBOR Loans shall be immediately suspended, and, thereafter, any requested Borrowing of LIBOR Loans shall, as to such Lender only, be deemed to be a request for a Base Rate Loan, and (ii) if the affected LIBOR Loan or LIBOR Loans are then outstanding, Borrower shall immediately, or if permitted by applicable law, no later than the date permitted thereby, upon at least one Business Day’s written notice to the Administrative Agent and the affected Lender, convert each such LIBOR Loan into a Base Rate Loan, provided that if more than one Lender is affected at any time, then all affected Lenders must be treated the same pursuant to this Section 2.15(b).

Section 2.16                   Increased Costs.

(a)           LIBOR Regulations, etc.  If, by reason of (x) the introduction of or any change after the date hereof (including, but not limited to, any change by way of imposition or increase of reserve requirements) in or in the interpretation of any law or regulation, or (y) the compliance with any guideline or request issued after the date hereof by any central bank or other governmental authority or quasi-governmental authority exercising control over banks or financial institutions generally (whether or not having the force of law):

(i)            any Lender (or its applicable Lending Office) shall be subject to any Tax, duty or other charge with respect to its LIBOR Loans or its obligation to make LIBOR Loans, or shall change the basis of taxation of payments to any Lender of the principal of or interest on its LIBOR Loans or its obligation to make LIBOR Loans (except for changes in the rate of Tax on the overall net income or gross receipts of such Lender or its applicable Lending Office imposed by the jurisdiction in which such Lender’s principal executive office or applicable Lending Office is located); or

(ii)           any reserve (including, but not limited to, any imposed by the Board of Governors of the Federal Reserve System, but excluding any such reserve requirement that is reflected in the LIBOR Rate), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or its applicable Lending Office shall be imposed or deemed applicable or any other condition affecting its LIBOR Loans or its obligations to make LIBOR Loans shall be imposed on any Lender or its applicable Lending Office or the London interbank market or the secondary certificate of deposit market;

and as a result thereof there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining LIBOR Loans (except to the extent already included in the determination of the applicable LIBOR Rate or taken into account under Section 2.20) or there shall be a reduction in the amount received or receivable by such Lender or its applicable Lending Office (except to the extent taken into account under Section 2.20), then Borrower shall from time to time, upon written notice from and demand by such Lender (with a copy of such notice and demand to the Administrative Agent), pay to such Lender on demand additional amounts determined by such Lender in a reasonable manner to be sufficient to indemnify such Lender against such increased cost; provided, that, Borrower shall not be required to compensate a Lender pursuant to this Section 2.16(a) for any amounts incurred more than six months prior to the date that such Lender notifies Borrower of such Lender’s intention to claim compensation therefor; and provided, further that, (A) if the circumstances giving rise to such claim have a retroactive effect, then such six-month period shall be extended to include the period of such retroactive effect, and (B) the limitation set forth in this proviso shall not apply to amounts already included in the determination of the applicable LIBOR Rate.  A certificate as to the amount of such increased cost and the calculation thereof, submitted to Borrower and the Administrative Agent by such Lender, shall, except for manifest error, be final, conclusive and binding for all purposes.

(b)           Costs.  If any Lender shall advise the Administrative Agent that at any time, because of the circumstances described in clauses (x) or (y) in Section 2.16(a) or any other circumstances affecting such Lender or the London interbank market or such Lender’s position in such market, the LIBOR Rate, as determined in good faith by the Administrative Agent, will not adequately and fairly reflect the cost to such Lender of funding its LIBOR Loans, then, and in any such event:

(i)            the Administrative Agent shall forthwith give notice (by telephone confirmed in writing) to Borrower and to the other Lenders of such advice; and

(ii)           Borrower’s right to request a Borrowing of LIBOR Loans from such Lender and such Lender’s obligation to make LIBOR Loans shall be immediately suspended, any such Borrowing of LIBOR Loans that is requested (by continuation, conversion or otherwise) shall, as to such Lender only, be deemed to be a request for a Base Rate Loan, and any such outstanding LIBOR

Loan from such Lender shall be converted, on the last day of the then current Interest Period applicable thereto, to a Base Rate Loan.

(c)           Capital Adequacy.  If, by reason of (i) the introduction of or any change after the date hereof (including, but not limited to, any change by way of imposition or increase of reserve requirements) in or in the interpretation of any law or regulation, or (ii) the compliance with any guideline or request issued after the date hereof by any central bank or other governmental authority or quasi-governmental authority exercising control over banks or financial institutions generally (whether or not having the force of law), affects or would affect the amount of capital required to be maintained by any Lender or any corporation controlling such Lender, and the amount of such capital is increased by or based upon the existence of such Lender’s Revolving Credit Loans or such Lender’s commitment to lend hereunder and other commitments of this type or of the Letters of Credit (or similar contingent obligations), then, upon written request therefor by such Lender (with a copy of such request to the Administrative Agent), Borrower shall pay to such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender for the increased cost of such additional capital in light of such circumstances, to the extent that such Lender reasonably determines such increase in capital to be allocable to the existence of such Lender’s Revolving Credit Loans or such Lender’s commitment to lend hereunder or to the issuance or maintenance of the Letters of Credit and such Lender is generally charging such costs to other similarly situated borrowers under similar credit facilities; provided, that, Borrower shall not be required to compensate a Lender pursuant to this Section 2.16(c) for any amounts incurred more than six months prior to the date that such Lender notifies Borrower of such Lender’s intention to claim compensation therefor; and provided, further that, if the circumstances giving rise to such claim have a retroactive effect, then such six-month period shall be extended to include the period of such retroactive effect.  A certificate as to such amounts and the calculation thereof, submitted to Borrower and the Administrative Agent by such Lender, shall be conclusive and binding for all purposes, absent manifest error.

(d)           Issuing Bank.  The rights and benefits of the Lenders under this Section 2.16 shall also apply to the Issuing Bank in its capacity as such.

Section 2.17                   Change of Lending Office.  Each Lender agrees that it will use reasonable efforts to designate an alternate Lending Office with respect to any of its LIBOR Loans affected by the matters or circumstances described in Section 2.14, Section 2.15 or Section 2.16 to reduce the liability of Borrower or avoid the results provided thereunder, so long as such designation is not disadvantageous to such Lender as determined by such Lender in its sole discretion; provided, that, the mere existence of fees, charges, costs or expenses that such Borrower has offered and agreed to pay on behalf of such Lender shall not be deemed to be materially disadvantageous to the Lender; and provided, further, that, such Lender shall have no obligation to so designate an alternate Lending Office located in the United States.

Section 2.18                   Funding Losses.  Borrower shall compensate each Lender, upon its written request (which request shall set forth the basis for requesting such amounts and shall, absent manifest error, be final, conclusive and binding upon all of the parties hereto), for all losses, expenses and liabilities (including, but not limited to, any interest paid by such Lender to lenders of funds borrowed by it to make or carry its LIBOR Loans to the extent not recovered by such Lender in connection with the re-employment of such funds), which such Lender may sustain:  (a) if for any reason (other than a default by such Lender) a Borrowing of LIBOR Loans does not occur on the date specified therefor in a Borrowing Request (whether or not withdrawn), including, but not limited to, a failure by the Credit Parties to fulfill on the date of any Borrowing of LIBOR Loans the conditions set forth in Article 3, or to convert or continue any LIBOR Loan hereunder after irrevocable notice of such conversion or continuation has been given pursuant to Section 2.11; (b) if any payment, prepayment or conversion of any of its LIBOR Loans required or permitted by any other provision of this Agreement or otherwise, or any assignment of a LIBOR Loan pursuant to Section 2.22, in each case is made or deemed made on a date which is not the last day of the Interest Period applicable thereto; or (c) if, for any reason, Borrower defaults in its obligation to repay its LIBOR Loans or interest accrued thereon as and when due and payable (at the due date thereof, whether at scheduled maturity, by acceleration, irrevocable notice of prepayment or otherwise).

Section 2.19                   Sharing of Payments, etc.  If any Lender shall obtain any payment or reduction (including, but not limited to, any amounts received as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code) of any obligation of any Obligated Party hereunder or under any of the other Financing Documents (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share of payments or reductions on account of such obligations obtained by all the Lenders, such Lender shall forthwith (i) notify each of the other Lenders and the Administrative Agent of such receipt, and (ii) purchase from the other Lenders such participations in the affected obligations as shall be necessary to cause such purchasing Lender to share the excess payment or reduction, net of costs incurred in connection therewith, ratably with each of them, provided, that, if all or any portion of such excess payment or reduction is thereafter recovered from such purchasing Lender or additional costs are incurred, the purchase shall be rescinded and the purchase price restored to the extent of such recovery or such additional costs, but without interest.  Each Obligated Party, by entering into a Financing Document, further agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.19 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Credit Parties in the amount of such participation.

Section 2.20                   Taxes.

(a)           Payments Free and Clear.  Any and all payments by or on account of any obligation of a Credit Party hereunder or any other Financing Document shall be made free and clear of, and without deduction for, any Indemnified Taxes or Other Taxes; provided, that, if any Credit Party shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.20) each Payee receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Credit Parties shall make such deductions, and (iii) the Credit Parties shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b)           Other Taxes.  In addition, the Credit Parties shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c)           Indemnification.  Borrower shall indemnify each Payee, upon written demand therefor, on an after-tax basis for the full amount of any Indemnified Taxes or Other Taxes paid by such Payee on or with respect to any payment by or on account of any obligation of the Credit Parties hereunder and under the other Financing Documents and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority, such that, after making all such payments, such Payee receives and retains such amounts (hereinafter, the “Make-Whole Amount”) as it would have received and retained had no such Indemnified Taxes, Other Taxes or liabilities arising therefrom, been imposed on, and actually paid by, such Payee.  A certificate as to the amount of such payment or liability delivered to Borrower by any Payee shall be accompanied by evidence of actual payments made by such Payee on account of any liabilities arising from Indemnified Taxes or Other Taxes, and it shall be conclusive absent manifest error; provided, that, Borrower shall not be obligated to make payment to any Payee pursuant to this Section 2.20(c) in respect of penalties, interest or other additions attributable to any Indemnified Taxes or Other Taxes if (i) written demand therefore has not been made by such Payee within thirty (30) days from the date on which such Payee knew of the imposition of Indemnified Taxes or Other Taxes by the relevant Governmental Authority (but only to the extent that such penalties, interest or other additions arise from such Payee having made its demand more than thirty (30) days after the date on which such Payee knew of the imposition of Indemnified Taxes or Other Taxes by the relevant Governmental Authority), or (ii) such penalties, interest or other additions have accrued more than ten (10) days after Borrower has indemnified or paid the full amount of the Indemnified Taxes or Other Taxes to which such penalties, interest or other additions relate.  After a Payee learns of the imposition of Indemnified Taxes or Other Taxes, such Payee will act in good faith to promptly notify Borrower of its obligations hereunder.

(d)           Receipts.  As soon as practicable after any payment of Indemnified Taxes or Other Taxes by any Credit Party to a Governmental Authority, Borrower shall cause such Credit Party to deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment, or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e)           Survival.  Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this Section 2.20 shall survive the payment in full of principal and interest hereunder.

(f)            Lender Representations and Agreements.  Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by Borrower as will permit such payments to be made without withholding or at a reduced rate.

(g)           Change of Lending Office.  If the Borrower is required to pay additional amounts to or for the account of any Lender pursuant to this Section 2.20 as a result of a change of law occurring after the date hereof, then such Lender, at the request of the Borrower, will change the jurisdiction of its Lending Office if such change (i) will eliminate or reduce any such additional payment which may thereafter accrue and (ii) is not otherwise materially disadvantageous to such Lender, provided, that, the mere existence of fees, charges, costs or expenses that such Borrower has offered and agreed to pay on behalf of such Lender shall not be deemed to be materially disadvantageous to the Lender.

(h)           Refunds.

(i)            If Payee shall become aware that it is entitled to receive a refund or credit from a Governmental Authority in respect of Indemnified Taxes, Other Taxes or any additional amounts for which such Payee has been indemnified by Borrower pursuant to this Section, or with respect to which any Credit Party has paid additional amounts pursuant to this Section, it shall promptly notify Borrower of the availability of such refund or credit; provided, that, no Payee shall be under any duty to inquire into or investigate the availability of any such refund or credit.  Borrower may request that such Payee seek a refund of, or credit in respect of, such amounts, provided that Payee shall not be obligated to seek any such refund or credit until Borrower shall have (A) advanced to Payee such amounts as Payee shall reasonably determine to be sufficient to cover its costs and expenses in seeking such refund or claiming the benefit of such credit, and (B) undertaken, in such form as Payee shall reasonably determine to be appropriate to protect its interests, to fund any costs and expenses of Payee in excess of those covered by the advance described in clause (A).  Within 30 days after receipt of a request by the Borrower and satisfaction of the foregoing conditions precedent, Payee shall make a claim to the appropriate Governmental Authority for such refund or credit.

(ii)           If as a result of the claim for refund or credit described in clause (i) above or otherwise, Payee receives a refund or secures the application of a credit in respect of any Indemnified Taxes, Other Taxes or any other amounts as to which it has been indemnified by Borrower pursuant to this Section, or with respect to which any Credit Party has paid additional amounts pursuant to this Section, such Payee shall promptly notify Borrower of such refund or credit and shall, within thirty (30) days from the date of receipt of such refund or the application of such credit, pay over to Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by Borrower or any Credit Party under this Section with respect to the Indemnified Taxes, Other Taxes or any other amounts giving rise to such refund or credit) the excess, if any, of (A) the amount of such refund or credit (including any interest paid by the

Governmental Authority with respect to such refund or credit), over (B) the sum of (1) all out-of-pocket expenses of such Payee in excess of any advances theretofore made by Borrower, plus (2) any Taxes levied on or attributable to the receipt by Payee of such refund or credit, such that, after making any payment to Borrower required by this Section 2.20(h), Payee shall have received and retained an amount equal to the Make-Whole Amount;  provided, that, Borrower, upon the request of such Payee agrees to repay any amount paid over to Borrower (plus penalties, interest or other charges due to the Governmental Authority in connection therewith) to such Payee in the event such Payee is required to repay such refund to such Governmental Authority or is disallowed the benefit of the claimed credit.

Section 2.21                   Pro-rata Treatment; Order of Application During Default; Order of Application of Payments.

(a)           Subject to Section 2.4(b), each Borrowing of Revolving Credit Loans shall be made, and any reduction of the Revolving Credit Commitments of the Lenders shall be allocated by the Administrative Agent, pro-rata according to the relevant Revolving Credit Percentages of the Lenders.  Subject to Section 2.4(b), each payment (including each prepayment) on account of principal of and interest on any Revolving Credit Loans shall be allocated by the Administrative Agent pro-rata according to the respective outstanding principal amounts of such Revolving Credit Loans then held by the Lenders.

(b)           During the existence of any Event of Default, any payments in respect of the Lender Indebtedness or in respect of any of the proceeds of Collateral shall be applied to the Lender Indebtedness (i) first, to the payment in full of all costs, expenses and other charges (but not fees) of Administrative Agent incurred in connection with the collection and enforcement of the Lender Indebtedness and for the protection, preservation or sale, disposition or other realization upon the Collateral or the Lenders’ interests under the Loan Documents, including all expenses, liabilities and advances incurred or made by or on behalf of Administrative Agent, including attorneys’ fees and legal expenses, and (ii) then to payment in full of the remaining Lender Indebtedness (including to establish L/C Cover for all outstanding Letters of Credit), in such order as Administrative Agent shall determine in its sole discretion; provided, that, any Lender Indebtedness consisting of amounts owed by any Obligated Party in respect of any Hedging Agreements or Cash Management Agreements, shall only be paid after payment in full of all other Lender Indebtedness to be paid pursuant to clause (ii) above (subordinated amounts owing under any Cash Management Agreements shall not include amounts owing in respect of any checks or other items deposited in the relevant cash management accounts which are returned unpaid for any reason).  For purposes of this Section 2.21(b), “payment in full” with respect to fees, expenses, costs and interest shall include any fees, costs and expenses incurred during any bankruptcy or insolvency proceeding, and any interest which accrued or would have accrued after the commencement of any bankruptcy or insolvency proceeding, irrespective of whether a claim for such fees, expenses, costs and interest is allowable in such bankruptcy or insolvency proceeding.

Section 2.22                   Replacement of Lenders.  If any Lender (a) does not make a LIBOR Loan pursuant to Section 2.15, (b) is subject to increased costs pursuant to Section 2.16, (c) fails to designate an alternate Lending Office pursuant to Section 2.17 or Section 2.20, or (d) is owed or reasonably anticipates being owed additional amounts pursuant to Section 2.20, Borrower shall have the right, if no Default then exists, to replace such Lender with another bank or financial institution with the consent of the Administrative Agent, which consent shall not be unreasonably withheld; provided, that, (i) the obligations of the Credit Parties owing to the Lender being replaced (including such increased costs) that are not being assigned to the replacement lender shall be paid in full to the Lender being replaced concurrently with such replacement lender, (ii) the replacement lender shall execute an Assignment and Acceptance pursuant to which it shall become a party hereto as provided in Section 10.7, and (iii) upon compliance with the provisions for assignment provided in Section 10.7 and the payment of amounts referred to in clause (i), the replacement lender shall constitute a “Lender” hereunder and the Lender being so replaced shall no longer constitute a “Lender” hereunder.

ARTICLE 3

CONDITIONS TO BORROWINGS

Section 3.1                     Closing.  The obligation of each Lender to make its initial Revolving Credit Loan and the Issuing Bank to issue its initial Letter of Credit hereunder, is subject to (x) receipt by the Administrative Agent of the following items which are to be delivered, in form and substance satisfactory to the Administrative Agent and (y) the satisfaction of the following conditions:

(a)           Resolutions and Incumbency Certificates.

(i)            certified copies of the resolutions of the Board of Directors (or comparable authority) of each Obligated Party dated as of the Closing Date and approving, as appropriate, the Revolving Credit Loans, this Agreement, the other Financing Documents, and all other documents, if any, in each case being executed and delivered as of the Closing Date, in connection with this Agreement to which such Obligated Party is a party and evidencing corporate (or other organizational) authorization with respect to such documents; and

(ii)           a certificate of the Secretary or an Assistant Secretary of each Obligated Party dated as of the Closing Date and certifying (A) the name, title and true signature of each officer of such Person authorized to execute this Agreement, Applications and the other Financing Documents to which such Obligated Party is a party, (B) the name, title and true signature of each officer of such Person authorized to provide the certifications required pursuant to this Agreement including, but not limited to, certifications required pursuant to Section 6.10, and Borrowing Requests, and (C) that attached thereto is a true and complete copy of (1) the certificate or articles of incorporation, certificate or articles of organization, certificate of limited partnership, or comparable charter documents, certified by the appropriate Governmental Authority of the jurisdiction of incorporation or organization of such Obligated Party, (2) the bylaws, regulations, partnership agreement, or comparable charter documents of such Obligated Party, each as amended to date, (3) recent good standing certificates and certificates of existence for such Obligated Party, and (4) certificates of foreign qualification for such Obligated Party in such jurisdictions as the Administrative Agent shall require.

(b)           Opinions of Counsel.

(i)            opinion of Davis, Polk & Wardwell, counsel to each Obligated Party, dated as of the Closing Date and substantially in the form delivered to the Administrative Agent and the Lenders in connection with the closing of the Existing Credit Agreement, addressed to the Administrative Agent, the Issuing Bank and the Lenders and covering such matters as the Administrative Agent, the Issuing Bank or the Lenders may reasonably request.

(ii)           opinion of Morris, Nichols, Arsht & Tunnell, counsel to each Credit Party, dated as of the Closing Date and substantially in the form delivered to the Administrative Agent and the Lenders in connection with the closing of the Existing Credit Agreement, addressed to the Administrative Agent, the Issuing Bank and the Lenders and covering such matters as the Administrative Agent, the Issuing Bank or the Lenders may reasonably request, including, but not limited to, perfection of the security interests granted herein pursuant to Delaware law.

(c)           Guaranty and Security Agreement.  Borrower and each Guarantor shall have entered into the Guaranty and Security Agreement in the form of Exhibit D to this Agreement.

(d)           Security Documentation.  Such other documents, instruments and agreements and other actions as the Administrative Agent shall require in its sole discretion to fully create, evidence, register and perfect the Administrative Agent’s Liens in the Collateral securing the Lender Indebtedness.

(e)           Insurance.  Copies of all insurance binders, together with a certificate of insurance coverage, dated as of the Closing Date, evidencing that the Credit Parties are carrying insurance in accordance with Section 6.5 hereof.

(f)            Certificate of Responsible Officer.  Certificate of a Responsible Officer of Borrower acceptable to the Lenders dated as of the Closing Date certifying that (i) each Credit Party is Solvent, (ii) no Default or Event of Default exists, (iii) each representation and warranty contained herein and in the other Financing Documents is true and correct, and (iv) each condition precedent contained in this Section 3.1 and Section 3.2 has been satisfied (subject only to the funding and application of the initial Borrowing to be made hereunder).

(g)           Fees and Expenses.  Payment and/or reimbursement of the Administrative Agent’s counsel’s fees and expenses rendered through the Closing Date, to the extent invoiced.

(h)           Representations and Warranties.  Each representation and warranty of each Obligated Party contained herein and in each of the other Financing Documents shall be true and correct.

(i)            Other Documentation.  The Administrative Agent shall have received such other documents as the Administrative Agent (or any Lender acting through the Administrative Agent) may reasonably request, all in form and substance reasonably satisfactory to the Administrative Agent.

Section 3.2                     Conditions Precedent to All Loans and Letters of Credit.  The obligation of each Lender to make each Revolving Credit Loan hereunder (including the initial Revolving Credit Loan) and the obligation of the Issuing Bank to issue each Letter of Credit (including the initial Letter of Credit) is subject to fulfillment of the following conditions immediately prior to or contemporaneously with the making of each such Revolving Credit Loan or the issuance of each such Letter of Credit:

(a)           Representations and Warranties.  All Bring-Down Representations and Warranties contained herein and in the other Financing Documents executed and delivered on or after the Closing Date shall be true and correct in all material respects with the same effect as though such Bring-Down Representations and Warranties had been made on and as of the date of such Revolving Credit Loan (unless such representation and warranty is expressly limited to an earlier date).  The fact that any representation and warranty is a Non-Repeating Representation and Warranty and is therefore not remade other than on the date hereof, the Closing Date and at the time of the initial Borrowing hereunder (and thus not made for purposes of this Section 3.2(a)) will not prevent the existence of any Event of Default or the exercise by the Administrative Agent or any Lender of any right or remedy resulting from any breach of such representation and warrant when made on the date hereof, the Closing Date and at the time of the initial Borrowing hereunder.

(b)           No Default.  There shall not exist a Default or Event of Default hereunder.

(c)           No Material Adverse Change.  No Material Adverse Change shall have occurred.

(d)           Availability.  Availability shall exist in the amount of such requested Revolving Credit Loan or the amount of such Letter of Credit.

ARTICLE 4

SECURITY

Section 4.1                     Security.  The Lender Indebtedness shall be secured by perfected, first priority Liens on all Collateral of Borrower and each Guarantor, whether now owned or hereafter acquired and wherever located (but subject to Section 4.2).  In furtherance of the foregoing, Borrower and Parent hereby agree to execute and deliver (and to (i) cause any other appropriate Obligated Party to execute and deliver, and (ii) cause any other appropriate Person to execute and deliver) to the Administrative Agent for the benefit of the Lenders, promptly upon request by the Administrative Agent, such Security Instruments and other documents, instruments, agreements and certificates, as the Administrative Agent shall deem necessary or appropriate in its sole discretion to create, evidence and perfect the Liens contemplated by this Section 4.1.  Borrower and Parent hereby consent and authorize (and shall cause any other appropriate Obligated Parties to consent and authorize) the Administrative Agent and its agents, successors and assigns to file any and all necessary financing statements under the UCC, amendments, “in lieu” filings or assignments or continuation statements as necessary from time to time (in the Administrative Agent’s discretion) to perfect or continue perfection of the Liens granted (or purported to be granted) pursuant to the Financing Documents.

Section 4.2                     Exceptions to Security.  Notwithstanding anything contained in this Article 4, (a) no Lien shall be required hereunder or under any Financing Document with respect to (i) the Equity held by any Credit Party of any Marketing Alliance Partner which is a Marketing Alliance Partner on the Closing Date to the extent that the granting of such Lien is prohibited pursuant to the terms of the organizational documents of such Marketing Alliance Partner on the date hereof, (ii) the Equity in Nebraska Sub unless and until Parent and Borrower either (A) obtain the consent of the requisite holders of Equity in Nebraska Sub pursuant to Section 6.11 and comply with all other requirements of Section 6.11 with respect thereto, or (B) acquire 80% of the Equity of Nebraska Sub, and (iii) the Equity held by any Credit Party in Fluid Technologies PLC and (b) Administrative Agent shall not be entitled to require the delivery of certificates of title, (or original applications for new certificates of title and other related documents), with respect to vehicles and other Property owned by Borrower or any Guarantor and subject to a certificate of title statute of any applicable jurisdiction unless and until (i) the aggregate net book value of such vehicles and other Property (as described in this clause (b)) exceeds $500,000, or (ii) an Event of Default has occurred and is continuing.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES

In order to induce the Lenders to enter into this Agreement, each of Borrower and Parent jointly and severally represents and warrants to the Administrative Agent and each Lenders as follows (such representations and warranties (a) are made by Borrower and Parent as of the date hereof, as of the Closing Date and as of the date of each Borrowing and the issuance of each Letter of Credit and (b) when made as of the date hereof and as of the Closing Date, shall be deemed made (unless specifically provided otherwise herein):

Section 5.1                     Corporate Existence.  Each Obligated Party is a corporation, partnership or limited liability company duly organized, legally existing and in good standing under the laws of the jurisdictions in which it is incorporated or organized and is duly qualified as foreign corporation, partnership or limited liability company in all jurisdictions wherein the Property owned or the business transacted by it makes such qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect.

Section 5.2                     Corporate Power and Authorization.  Each Obligated Party is duly authorized and empowered to execute, deliver and perform the Financing Documents, including this Agreement, to which it is a party; and all corporate, partnership, limited liability company or other action on any Obligated Party’s part requisite for the due execution, delivery and performance of the Financing Documents, including this Agreement, to which such Obligated Party is a party has been duly and effectively taken.

Section 5.3                     Binding Obligations.  This Agreement does, and the other Financing Documents to which any Obligated Party is a party upon their creation, issuance, execution and delivery will, when issued and delivered under this Agreement, constitute legal, valid and binding obligations of each Obligated Party that is a party thereto, and will be enforceable in accordance with their respective terms (except that enforcement may be subject to any applicable bankruptcy, insolvency or similar laws generally affecting the enforcement of creditors’ rights and subject to the availability of equitable remedies).

Section 5.4                     No Legal Bar or Resultant Lien.  The execution, delivery and performance of the Financing Documents, including this Agreement, to which an Obligated Party is a party do not and will not violate or create a default under any provisions of the articles or certificate of incorporation, certificate of limited partnership, articles or certificate of organization, bylaws, partnership agreement, regulations or other organizational documents of such Obligated Party, or any contract, agreement, instrument or Governmental Requirement to which such Obligated Party is subject, or result in the creation or imposition of any Lien upon any Properties of such Obligated Party.

Section 5.5                     No Consent.  Each Obligated Party’s execution, delivery and performance of the Financing Documents, including this Agreement, to which such Obligated Party is a party, do not require notice to or filing or registration with, or the authorization, consent or approval of or other action by any other Person, including, but not limited to, any Governmental Authority, except those obtained or made.

Section 5.6                     Financial Information.

(a)           Current Financials.  The Current Financials were prepared in accordance with GAAP as in effect on the date such Current Financials are delivered (subject, in the case of interim financial statements, to the absence of footnotes and year-end audit adjustments which will not, individually or in the aggregate, be material) and fairly present the consolidated financial condition and results of operations of Parent and its consolidated Subsidiaries as of the dates and for the periods reflected therein.

(b)           Audited and Unaudited Historical Financials.  The Historical Financials were prepared in accordance with GAAP and fairly present the consolidated financial condition of Holdco and its consolidated Subsidiaries as of the dates reflected thereon.

(c)           Absence of Contingent Liabilities.  No Credit Party has any outstanding Indebtedness or other liability (including, without limitation, contingent liabilities) or unusual, forward or long term commitments other than (i) those disclosed in the most recent financial statements referred to in Section 5.6(a) or (b) above, as applicable, or the notes thereto, (ii) those expressly described in this Agreement (including in the Schedules hereto), and (iii) those entered into or incurred in compliance with the terms of this Agreement.

(d)           No Material Adverse Change.  No Material Adverse Change has occurred subsequent to December 31, 2005.

Section 5.7                     Investments and Guaranties.  As of the Closing Date, no Credit Party has made investments in or advances to any Person or guaranties of the obligations of any Person except (a) those permitted in Section 7.2, and (b) those reflected in Schedule 5.7 and Schedule 7.2.

Section 5.8                     Litigation.  There is no action, suit or proceeding, or any governmental investigation or any arbitration, in each case pending or, to the knowledge of Borrower or Parent, threatened against any Credit Party or any Property of any Credit Party before any court or arbitrator or any Governmental Authority (a) which challenges the validity of this Agreement, any Security Instrument or any of the other Financing Documents, or (b) as to which there is a reasonable possibility of an adverse determination that could reasonably be expected to have a Material Adverse Effect.

Section 5.9                     Use of Proceeds.  Borrower will use the proceeds of the Revolving Credit Loans only (a) to finance ongoing working capital requirements of Borrower and (b) for general corporate purposes.  The Letters of Credit will be used only for the purposes specified in the definition of “Standby Letter of Credit”.  No Credit Party is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock (within the meaning of Regulations U or X) and no part of the proceeds of any Revolving Credit Loan hereunder will be used to buy or carry any Margin Stock in violation of Regulation U or X.  No Credit Party nor any Person acting on behalf of any Credit Party has taken or will take any action which could reasonably be expected to cause the Financing Documents, including this Agreement, to violate Regulations U or X or any other regulation of the Board of Governors of the Federal Reserve System, in each case as now in effect or as the same may hereinafter be in effect.

Section 5.10                   Employee Benefits.

(a)           Each Credit Party and each ERISA Affiliate have complied in all material respects with all applicable laws regarding each Plan.  Each Plan is, and has been, maintained and administered in substantial compliance with its terms, applicable collective bargaining agreements, and all applicable laws.

(b)           There exists no outstanding material liability of any Credit Party or any ERISA Affiliate with respect to any Plan that has been terminated.  No material liability to the PBGC (other than for the payment of current premiums which are not past due) by any Credit Party or any ERISA Affiliate has been or is expected by any Credit Party or any ERISA Affiliate to be incurred with respect to any Plan.  No ERISA Termination Event with respect to any Plan has occurred or is reasonably expected to occur which could reasonably be expected to have a Material Adverse Effect.

(c)           The actuarial present value of the benefit liabilities (computed on an accumulated benefit obligation basis based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) under all Plans in the aggregate that are subject to Title IV of ERISA does not, as of the end of the most recently ended fiscal year of such Plans, exceed the current value of the assets of all Plans in the aggregate that are allocable to such benefit liabilities. The term “actuarial present value of the benefit liabilities” shall have the meaning specified in Section 4041 of ERISA.

(d)           Neither any Credit Party nor any ERISA Affiliate sponsors, maintains or contributes to, or has at any time in the preceding five-year period sponsored, maintained or contributed to, any “multiemployer plan” (as defined in Section 3(37) or 4001(a)(3) of ERISA).

Section 5.11                   Taxes; Governmental Charges.  Each Credit Party has filed all material tax returns and reports required to be filed and has paid all material Taxes, assessments, fees and other governmental charges levied upon any of them or upon any of their respective Properties or income which are due and payable, including interest and penalties, except to the extent such Taxes, assessments, fees, other governmental charges, interest and penalties as are being contested in good faith by appropriate actions or proceedings disclosed to the Lenders and for which reserves acceptable to the Administrative Agent have been established.

Section 5.12                   Titles, etc.  Each Credit Party has good and valid title to its respective material Properties included in the Current Financials, and with respect to material leased Properties, good and valid title to the leasehold estate with respect thereto, pursuant to valid and enforceable leases, free and clear of all Liens other than Permitted Liens.

Section 5.13                   Defaults.  No Credit Party is in default nor has any event or circumstance occurred which, but for the passage of time or the giving of notice, or both, would constitute a default under (a) any loan or credit agreement, indenture, mortgage, deed of trust, security agreement or other instrument or agreement evidencing or pertaining to any Indebtedness of any Credit Party in an amount exceeding $1,000,000 (individually or in the aggregate), or (b) any other agreement or instrument to which any of the Credit Parties is a party or by which any Credit Party is bound to the extent any such default under any such other agreement or instrument could reasonably be expected to have a Material Adverse Effect.  No Default has occurred which is continuing.

Section 5.14                   Casualties; Taking of Properties.  Neither the business nor the Properties of any Credit Party has been affected in a manner that has had or could have a Material Adverse Effect as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike or other labor disturbance, embargo, requisition or taking of Property or cancellation of contracts, permits or concessions by any domestic or foreign government or any agency thereof, riot, activities of armed forces or acts of God or of any public enemy.

Section 5.15                   Compliance with the Law.  No Credit Party:

(a)           is in violation of any Governmental Requirement; or

(b)           has failed to obtain any license, permit, right-of-way, franchise or other right or governmental authorization necessary to the ownership of any of their respective Properties or the conduct of their respective businesses;

which violation or failure could reasonably be expected to, individually or in the aggregate, have (in the event that such a violation or failure were asserted by any Person through appropriate action) a Material Adverse Effect.

Section 5.16                   No Material Misstatements.  No material written information, exhibit, schedule or report (for this purpose, all schedules and exhibits to the Financing Documents shall be construed to be material) prepared by or on behalf of any Credit Party and furnished to the Administrative Agent or the Lenders by or at the direction of any Credit Party in connection with this Agreement or any of the transactions contemplated hereby (other than the Projections, budgets, analysis or other forward looking statements which were prepared or made in good faith in accordance with sound financial planning practices on the basis of reasonable assumptions at the time made) contained any material misstatement of fact or, omitted to state a material fact or any fact necessary to make the statement contained therein not misleading on the date as of which such information is dated; provided, that, to the extent information provided to the Administrative Agent or the Lenders or at the direction of any Credit Party prior to the Closing Date was superceded by other information provided to the Administrative Agent or the Lenders or at the direction of any Credit Party prior to the Closing Date, this Section 5.16 shall apply to the most recent (and not superceded) information; provided, further, that, any limitations or qualifications of the representations and warranties contained in this Section 5.16 shall not otherwise limit or qualify any other representation or warranty contained elsewhere in this Agreement or in any other Financing Document.

Section 5.17                   Investment Company Act.  No Credit Party is an “investment company” or a company “controlled” by an “investment company” that is incorporated in or organized under the laws of the United States or any “State,” as those terms are defined in the Investment Company Act of 1940, as amended.  The execution and delivery by the Obligated Parties of this Agreement and the other Financing Documents to which they respectively are parties and their respective performance of the obligations provided for therein, will not result in a violation of the Investment Company Act of 1940, as amended.

Section 5.18                   Capital Structure.  Holdco is a direct or indirect holder of 100% of the Equity of Parent and Parent is a direct or indirect holder of 100% of the Equity of each of Borrower, Aurora West, and Power.

Section 5.19                   Insurance.  All policies of fire, liability, workmen’s compensation, casualty, flood, business interruption and other forms of insurance owned or held by each Credit Party (a) satisfy all requirements of Section 6.5, (b) are valid, outstanding and enforceable policies, and (c) will not in any way be affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement. All such policies are in full force and effect, all premiums with respect thereto have been paid in accordance with their respective terms, and no notice of cancellation or termination has been received with respect to any such policy.  No Credit Party maintains any formalized self-insurance program with respect to its assets or operations or risks with respect thereto.  The certificate of insurance delivered to the Administrative Agent pursuant to Section 3.1(e) contains an accurate and complete description of all policies of insurance owned or held by each Credit Party on the Closing Date.

Section 5.20                   Environmental Matters.

(a)           Environmental Laws, etc.  Neither any real Property of any Credit Party nor the operations conducted thereon by any Credit Party violate any applicable order of any court or Governmental Authority or Environmental Laws, which violation could reasonably be expected to have a Material Adverse Effect or which could reasonably be expected to result in remedial obligations having a Material Adverse Effect assuming disclosure to the applicable Governmental Authority of all relevant facts, conditions and circumstances, if any, pertaining to the relevant Property.

(b)           No Litigation.  No Property of any Credit Party nor the operations currently conducted thereon or by any prior owner or operator of such real Property or operation, are in violation of or subject to any pending or threatened action, suit, investigation, inquiry or proceeding by or before any court or Governmental Authority or to any remedial obligations under Environmental Laws, which violation, action, suit, investigation, inquiry or proceeding could reasonably be expected to have a Material Adverse Effect or which could reasonably be expected to result in remedial obligations having a Material Adverse Effect assuming disclosure to the applicable Governmental Authority of all relevant facts, conditions and circumstances, if any, pertaining to the relevant Property.

(c)           Notices, Permits, etc.  All notices, permits, licenses or similar authorizations, if any, required to be obtained or filed by any Credit Party in connection with their operation or use of any and all real Property of the Credit Parties, including, but not limited to, past or present treatment, storage, disposal or release of a hazardous substance or solid waste into the environment, have been duly obtained or filed except to the extent the failure to obtain or file such notices, permits, licenses or similar authorizations could not reasonably be expected to have a Material Adverse Effect or which could not reasonably be expected to result in remedial obligations having a Material Adverse Effect assuming disclosure to the applicable Governmental Authority of all relevant facts, conditions and circumstances, if any, pertaining to the relevant Property.

(d)           Hazardous Substances Carriers.  All hazardous waste or solid waste generated at any and all real Property of any Credit Party have in the past been transported, treated and disposed of while under the ownership, direction or control of any Credit Party only by carriers maintaining valid permits under RCRA and any other Environmental Law, except to the extent the failure to have such substances or waste transported, treated or disposed by such carriers could not reasonably be expected to have a Material Adverse Effect, and only at treatment, storage and disposal facilities maintaining valid permits under RCRA and any other Environmental Law, which carriers and facilities have been and are operating in compliance with such permits, except to the extent the failure to have such substances or waste treated, stored or disposed at such facilities, or the failure of such carriers or facilities to so operate, could not reasonably be expected to have a Material Adverse Effect or which could not reasonably be expected to result in remedial obligations having a Material Adverse Effect assuming disclosure to the applicable Governmental Authority of all relevant facts, conditions and circumstances, if any, pertaining to the relevant Property.

(e)           Hazardous Substances Disposal.  Each Credit Party has taken all reasonable steps necessary to determine and has determined that no hazardous substances or solid waste has been disposed of or otherwise released and there has been no release of any hazardous substances on or to any real Property of any Credit Party except in compliance with Environmental Laws, except to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect or which could not reasonably be expected to result in remedial obligations having a Material Adverse Effect assuming disclosure to the applicable Governmental Authority of all relevant facts, conditions and circumstances, if any, pertaining to the relevant real Property.

(f)            No Contingent Liability.  The Credit Parties have no contingent liability in connection with any release or threatened release of any hazardous substance or solid waste into the environment other than such contingent liabilities at any one time and from time to time which could not reasonably be expected to exceed $200,000 in excess of applicable insurance coverage and for which adequate reserves for the payment thereof as required by GAAP have been provided, or which could not reasonably be expected to result in remedial obligations having a Material Adverse Effect assuming disclosure to the applicable Governmental Authority of all relevant facts, conditions and circumstances, if any, pertaining to such release or threatened release.

Section 5.21                   Solvency.  The Credit Parties taken as a whole are, and each Credit Party individually is, Solvent.

Section 5.22                   Employee Matters.  Except as specified on Schedule 5.22 hereto, no Credit Party, nor any of their respective employees, is subject to any collective bargaining agreement.  There are no strikes, slowdowns, work stoppages or controversies pending or threatened against any Credit Party, or their respective employees, which could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

Section 5.23                   Loan Amount.  The Aggregate Revolving Credit Exposure will not, at any time, exceed the Maximum Available Amount.

Section 5.24                   Excluded Subsidiaries.  The value of the Property (valued at the higher of cost (determined on a weighted average cost basis) or market value as determined in accordance with GAAP consistently applied at such time) of all Excluded Subsidiaries will not, at any time, exceed $15,000,000 in the aggregate.

ARTICLE 6

AFFIRMATIVE COVENANTS

So long as any Lender has any Revolving Credit Commitment hereunder or any Revolving Credit Loan remains unpaid or any Revolving Credit Exposure remains outstanding, Borrower and Parent shall, and to the extent applicable shall cause each other Credit Party to, comply with the following covenants:

Section 6.1                     Maintenance and Compliance, etc.  Borrower and Parent will, and will cause each other Credit Party to, (a) preserve and maintain its corporate, partnership or limited liability company existence, and (b) except where failure to do so could not reasonably be expected to have a Material Adverse Effect, observe and comply with all Governmental Requirements.

Section 6.2                     Payment of Taxes and Claims, etc.  Borrower and Parent will pay, and will cause each other Credit Party to pay, (a) all material Taxes, assessments and governmental charges imposed upon it or upon its Property, and (b) all material claims (including, but not limited to, claims for labor, materials, supplies or services) which could reasonably be expected, if unpaid, to become a Lien upon its Property, unless, in each case, the validity or amount thereof is being contested in good faith by appropriate action or proceedings disclosed to the Lenders, and Borrower and Parent have established reserves required by the Administrative Agent in its sole but reasonable discretion with respect thereto.

Section 6.3                     Further Assurances.  Borrower and Parent will cure, and will cause each other Obligated Party to cure, promptly any defects in the execution and delivery of the Financing Documents, including this Agreement.  Borrower and Parent at their expense will, and will cause each other Obligated Party that is a party to any Financing Document to, as promptly as practical, execute and deliver to the Administrative Agent or the Issuing Bank upon request all such other and further documents, agreements and instruments in compliance with or performance of the covenants and agreements of the Obligated Parties in the Financing Documents, including this Agreement, or to further evidence and more fully describe the Collateral, or to correct any omissions in the Financing Documents, or more fully to state the security obligations set out herein or in any of the Financing Documents, or to perfect, protect or preserve any Liens created pursuant to any of the Financing Documents, or to make any recordings, to file any notices, or obtain any consents, all as may be necessary or appropriate in connection herewith or therewith.

Section 6.4                     Performance of Obligations.  Borrower and Parent will do and perform, and cause each other Obligated Party to do and perform, every act and discharge all of the obligations provided to be performed and discharged by such parties under the Financing Documents, including this Agreement, at the time or times and in the manner specified, and cause each other Obligated Party to take such action with respect to their obligations to be performed and discharged under the Financing Documents to which they respectively are parties.

Section 6.5                     Maintenance of Insurance.  Borrower and Parent will, and will cause each of the other Credit Parties to, maintain insurance with financially sound and reputable insurance companies or associations in such amounts covering such risks as in effect on the Closing Date with such changes as Administrative Agent shall reasonably require to reflect changes after the Closing Date in the business, operations or assets of, or risks faced by, the Credit Parties.  Administrative Agent shall be named “Loss Payee” and/or “Additional Insured,” as appropriate, on all property, general liability and business interruption policies.

Section 6.6                     Accounts and Records.  Borrower and Parent will keep, and will cause each of the other Credit Parties to keep, proper books of record and account in accordance with GAAP.

Section 6.7                     Right of Inspection.  Borrower and Parent will permit, and will cause each of the other Credit Parties to permit, any officer, employee or agent of the Administrative Agent or any Lender to visit and inspect any of the Properties of the Credit Parties, examine any Credit Party’s books of record and accounts, take copies and extracts therefrom, and discuss the affairs, finances and accounts of the Credit Parties with any Credit Party’s officers, accountants and auditors, as often and all at such reasonable times during normal business hours as may be reasonably requested by the Administrative Agent or the Required Lenders.

Section 6.8                     Operation and Maintenance of Property.  Each of Borrower and Parent will, and will cause each other Credit Party to, operate its Properties or cause its Properties to be operated and maintained (a) in accordance with prudent industry practice in all material respects and in compliance (except where the non-compliance therewith could not reasonably be expected to have a Material Adverse Effect) with the terms and provisions of all applicable leases, contracts and agreements, and (b) except where the non-compliance therewith could not reasonably be expected to cause or result in a Material Adverse Effect, in compliance with all Governmental Requirements of the jurisdiction in which such Properties may be situated, and all other Governmental Requirements relating to the ownership and operation of such Properties.

Section 6.9                     New Subsidiaries; Additional Liens.

(a)           If at any time after the Closing Date, (x) Borrower is required to cause an Excluded Subsidiary to become a Guarantor hereunder or (y) Borrower or any Guarantor creates or acquires any one or more Subsidiaries (other than an Excluded Subsidiary) (each such Subsidiary referred to in clauses (x) and (y) above being referred to herein as, a “New Subsidiary”), Borrower and Parent shall cause such New Subsidiary to execute and deliver to the Administrative Agent for the benefit of the Lenders and the Issuing Bank, at the time of such New Subsidiary’s creation or acquisition, (i) a Guaranty and Security Agreement, and (ii) other appropriate Security Instruments covering such New Subsidiary’s Property as security for the Lender Indebtedness, in form and substance acceptable to the Administrative Agent.

(b)           If at any time after the Closing Date, (i) Parent becomes the direct or indirect beneficial owner of 80% of the Equity of Nebraska Sub (other than Equity held by management of Nebraska Sub issued pursuant to a properly authorized management equity plan), Borrower and Parent shall comply with all requirements of Section 6.11 hereto, and (ii) Parent becomes the direct or indirect beneficial owner of 100% of the Equity of Nebraska Sub (other than Equity held by management of Nebraska Sub issued pursuant to a properly authorized management equity plan), Borrower and Parent shall cause Nebraska Sub to execute and deliver to the Administrative Agent for the benefit of the Lenders and the Issuing Bank (A) a Guaranty and Security Agreement, and (B) other appropriate Security Instruments covering Nebraska Sub’s Property as security for the Lender Indebtedness, in form and substance acceptable to the Administrative Agent.

(c)           In connection with the execution and delivery of any Security Instrument pursuant to this Section 6.9, Borrower and Parent shall, or shall cause the relevant New Subsidiary or Nebraska Sub (as applicable) to, deliver to the Administrative Agent for the benefit of the Lenders, resolutions, member or partner consents, certificates, legal opinions and such other related documents as shall be reasonably requested by the Required Lenders and consistent with the relevant forms and types thereof delivered on the Closing Date or as shall be otherwise reasonably acceptable to the Required Lenders.  Each Guaranty and Security Agreement and the like delivered pursuant to this Section 6.9 shall be deemed to be a Security Instrument from and after the date of execution thereof.

Section 6.10                   Reporting Covenants.  Borrower and Parent will furnish, and will cause all other Credit Parties to furnish (as applicable to comply with this Section 6.10), the following to each of the Lenders:

(a)           Annual Financial Statements.  As soon as available and in any event within 90 days after the end of each Fiscal Year commencing with the Fiscal Year ending on December 31, 2006, a consolidated balance sheet of Holdco and its consolidated Subsidiaries as at the end of such year and the related consolidated statements of income, retained earnings and cash flows of Holdco and its consolidated Subsidiaries for such Fiscal Year, setting forth in each case, in comparative form the figures for the previous Fiscal Year, all in reasonable detail and, in the case of such consolidated statements, accompanied by a report thereon (without qualification) of independent public accountants of recognized national standing, which report shall state that such consolidated financial statements present fairly the consolidated financial condition as at the end of such Fiscal Year, and the consolidated results of operations and cash flows for such Fiscal Year, of Holdco and its consolidated Subsidiaries in accordance with GAAP, applied on a consistent basis.

(b)           Quarterly Financial Statements.  As soon as available and in any event within 45 days after the end of each of the first three fiscal quarters of each Fiscal Year, a consolidated balance sheet of each of Holdco and its consolidated Subsidiaries as at the end of such month and the related consolidated statements of income (loss), retained earnings and cash flows of Holdco and its consolidated Subsidiaries for such calendar month and for the portion of Holdco’s Fiscal Year ended at the end of such month, setting forth in each case, in comparative form the figures for the corresponding month and the corresponding portion of the previous Fiscal Year, all in reasonable detail and certified by a Responsible Officer that such financial statements are complete and correct and fairly present the consolidated financial condition as at the end of such calendar month, and the consolidated results of operations and cash flows for such calendar month and such portion of the Fiscal Year of Holdco and its consolidated Subsidiaries in accordance with GAAP (subject to year-end adjustments which shall not, individually or in the aggregate, be material and adverse).

(c)           Title Information.  Promptly upon request by the Administrative Agent, additional title information in form and substance reasonably acceptable to the Administrative Agent to allow the Administrative Agent to verify the Obligated Parties’ title to, and the perfection and priority of the Administrative Agent’s Liens in and to, the Collateral.

(d)           Events or Circumstances with respect to Collateral.  Promptly after the occurrence of any event or circumstance concerning or changing any of the Collateral that could reasonably be expected to have a Material Adverse Effect, written notice of such event or circumstance in reasonable detail.

(e)           Notice of Certain Events.  Promptly after either Borrower or Parent learns of the receipt or occurrence of any of the following, a certificate of the Credit Party learning of such event, signed by a Responsible Officer, specifying (i) any official notice of any violation, possible violation, non-compliance or possible non-compliance, or claim made by any Governmental Authority pertaining to all or any part of the Properties of any Credit Party which could reasonably be expected to have a Material Adverse Effect; (ii) any event which constitutes a Default or Event of Default, together with a detailed statement specifying the nature thereof and the steps being taken to cure such Default or Event of Default; (iii) the receipt of any notice from, or the taking of any other action by, the holder of any Indebtedness in excess of $5,000,000 of any Credit Party with respect to a claimed default, together with a detailed statement specifying the notice given or other action taken by such holder and the nature of the claimed default and what action the Credit Parties are taking or propose to take with respect thereto; (iv) any notice of proceedings or actions which could reasonably be expected to adversely affect any of the Financing Documents; (v) the creation, dissolution, merger or acquisition of any Credit Party; (vi) any event or condition not previously disclosed to the Administrative Agent which violates any Environmental Law and which could reasonably be expected to have a Material Adverse Effect; or (vii)  any other event or condition which could reasonably be expected to have a Material Adverse Effect.

(f)            Shareholder Communications, Filings.  Promptly upon the mailing, filing, or making thereof, copies of all registration statements, periodic reports and other documents (excluding the related exhibits except to the extent expressly requested by the Administrative Agent) filed by any Credit Party with the Securities and Exchange Commission (or any successor thereto) or any national securities exchange.

(g)           Litigation.  Promptly after the occurrence thereof, notice of the institution of, or any material adverse development in, any action, suit or proceeding or any governmental investigation or any arbitration, before any court or arbitrator or any governmental or administrative body, agency or official, against any Credit Party or any material Property of any Credit Party, in which the amount involved is material and is not covered by insurance or which there is a reasonable probability of an adverse determination that could reasonably be expected to have a Material Adverse Effect.

(h)           ERISA.  Promptly after (i) any Credit Party obtaining knowledge of the occurrence thereof, notice that an ERISA Termination Event with respect to any Plan has occurred, which such notice shall specify the nature thereof, the Credit Parties’ proposed response thereto (and, if applicable, the proposed response thereto of any Subsidiary of the Credit Parties and of any ERISA Affiliate) and, where known, any action taken or proposed by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto, and (ii) any Credit Party’s obtaining knowledge thereof, copies of any notice of the PBGC’s intention to terminate or to have a trustee appointed to administer any Plan.

(i)            Other Information.  With reasonable promptness, such other information about the business and affairs and financial condition of any Credit Party as the Administrative Agent may reasonably request from time to time, including, without limitation, weekly accounts receivable aging and reconciliation reports, accounts payable aging and reconciliation, sales reports and inventory designations.

Section 6.11                   Pledge of Equity of Nebraska Sub.  On such date as Parent holds directly or indirectly not less than 80% of the Equity interest in Nebraska Sub, Parent shall execute and deliver (or cause any other appropriate Credit Party to execute and deliver) to the Administrative Agent such Security Instruments and other supporting documentation (including legal opinions) as Administrative Agent shall reasonably require to grant and fully evidence and perfect in favor of the Administrative Agent for the ratable benefit of the Lenders, first and prior Liens in and to all Equity of Nebraska.  Without limiting the foregoing sentence, to the extent necessary to perfect such Liens, Parent shall deliver or cause to be delivered to the Administrative Agent original certificates evidencing such Equity.

Section 6.12                   Excluded Subsidiaries.  If, at any time, the value of the Property (valued at the higher of cost (determined on a weighted average cost basis) or market value as determined in accordance with GAAP consistently applied at such time) of all Excluded Subsidiaries exceeds $15,000,000 in the aggregate, Borrower and Parent shall cause one or more Excluded Subsidiaries to become Guarantors pursuant to Section 6.9 hereof such that the value of the Property (valued at the higher of cost (determined on a weighted average cost basis) or market value as determined in accordance with GAAP consistently applied at such time) of all Excluded Subsidiaries shall no longer exceed $15,000,000.

ARTICLE 7

NEGATIVE COVENANTS

So long as any Lender has any Revolving Credit Commitment hereunder or any Revolving Credit Loan remains unpaid or any Revolving Credit Exposure remains outstanding, Parent and Borrower will not, and Parent and Borrower will not permit any other Credit Party to:

Section 7.1                     Financial Covenants.  Permit the aggregate principal amount of the Revolving Credit Loans to exceed the Maximum Available Amount at any time.

Section 7.2                     Indebtedness.  Create, incur, assume or suffer to exist, any Indebtedness, other than:

(a)           the Lender Indebtedness;

(b)           Indebtedness outstanding on the date hereof which is set forth on Schedule 7.2 and any refinancings, refundings, renewals or extensions thereof (without any (i) increase in the principal amount thereof (other than to finance accrued interest, fees and other amounts outstanding in respect thereof and fees and expenses incurred in connection with such refinancing, refunding, renewal or extension), or (ii) acceleration of the date of, or increase in the amount of, any payment of principal thereon);

(c)           Indebtedness in respect of Capital Lease Obligations and purchase money Indebtedness in an aggregate amount not in excess of $10,000,000 outstanding at any time;

(d)           Indebtedness owed by the Credit Parties or any of them to any party under any Cash Management Agreement;

(e)           Indebtedness loaned from (i) Parent to Borrower, so long as any instruments evidencing such Indebtedness are delivered to Administrative Agent to the extent required in accordance with the Guaranty and Security Agreement, (ii) any Affiliate of any Credit Party to Borrower or Parent, so long as such Indebtedness is subordinate to the Lender Indebtedness as evidenced by a subordination agreement in form and substance satisfactory to the Administrative Agent in its sole discretion, and (iii) Parent or Borrower to Nebraska Sub; and

(f)            other unsecured Indebtedness; provided, that, the aggregate amount of such other unsecured Indebtedness shall not exceed $10,000,000 outstanding at any time.

Section 7.3                     Liens.  Create, incur, assume or suffer to exist, any Lien on any of its Property now owned or hereafter acquired to secure any Indebtedness of any Credit Party or any other Person, other than the following (collectively, the “Permitted Liens”):

(a)           Liens existing on the date hereof and set forth on Schedule 7.3;

(b)           Liens securing the Lender Indebtedness;

(c)           Liens for taxes, assessments or other governmental charges or levies not yet due or which are being contested in good faith by appropriate action or proceedings which have been disclosed to the Lenders and with respect to which reserves acceptable to the Administrative Agent have been established, but only so long as any execution on or foreclosure of such Liens is stayed;

(d)           statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen, repairmen, workmen, and other Liens imposed by law created in the ordinary course of business for amounts which are not past due for more than thirty (30) days or which are being contested in good faith by appropriate action or proceedings and with respect to which adequate reserves in accordance with GAAP are being maintained;

(e)           Liens incurred or deposits or pledges made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, old age or other similar obligations, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

(f)            irregularities in title, easements, rights-of-way, restrictions, servitudes, permits, reservations, exceptions, conditions, covenants, encroachments, protrusions and other similar charges or encumbrances not materially interfering with the occupation, use and enjoyment by any Credit Party of any of their respective Properties in the normal course of business or materially impairing the value thereof;

(g)           any obligations or duties affecting any of the Property of any Credit Party to any municipality or public authority with respect to any franchise, grant, license or permit which do not materially impair the use of such Property for the purposes for which it is held;

(h)           Liens securing Indebtedness permitted by Section 7.2(c); provided, that, (i) such Liens attach only to the Property being leased or acquired, (ii) the creation of or incurrence of such Liens does not violate this Agreement or any other Financing Documents, and (iii) the principal amount of the Indebtedness secured does not exceed 100% of the total purchase price of the Property being leased or acquired;

(i)            judgment liens in respect of judgments that do not constitute an Event of Default under Section 8.9;

(j)            extensions, renewals or replacements of any Lien referred to in Section 7.3(a) and Section 7.3(h), provided, that the principal amount of the Indebtedness or obligation secured thereby is not increased and that any such extension, renewal or replacement is limited to the Property originally encumbered thereby; and

(k)           Liens encumbering cash or cash equivalents (or letters of credit or surety bonds posted in lieu thereof) to satisfy margin calls under Hedging Agreements.

Section 7.4                     Mergers, Sales, etc.  Merge into or with or consolidate with, or permit any other Credit Party to merge into or with or consolidate with, any other Person, or sell, lease or otherwise dispose of, or permit any other Credit Party to sell, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or any substantial portion of its Property to any other Person.

Section 7.5                     Investments, Loans, etc.  Make any loans to or investments in an Excluded Subsidiary unless after giving effect thereto Section 6.12 is complied with.

Section 7.6                     Sales and Leasebacks.  Enter into any arrangement, directly or indirectly, with any Person whereby any Credit Party shall sell or transfer any Property, whether now owned or hereafter acquired, and whereby any Credit Party shall then or thereafter rent or lease as lessee such Property or any part thereof or other Property which a Credit Party intends to use for substantially the same purpose or purposes as the Property sold or transferred.

Section 7.7                     Nature of Business.  Engage in, or permit any other Credit Party to engage in, any business materially or substantially different than the businesses in which the Credit Parties are engaged in as of the Closing Date, which is the production, marketing, purchasing, selling, reselling and distributing of ethanol and ethanol co-products and related bio-products.

Section 7.8                     ERISA Compliance.

(a)           Engage in, or permit any ERISA Affiliate to engage in, any transaction in connection with which any Credit Party or any ERISA Affiliate could be subjected to either a civil penalty assessed pursuant to Sections 502(c), (i) or (l) of ERISA or a tax imposed by Chapter 43 of Subtitle D of the Code which could reasonably be expected to have a Material Adverse Effect;

(b)           Terminate, or permit any other Credit Party or any ERISA Affiliate to terminate any Plan under Section 4041(c) of ERISA or otherwise have the termination of any Plan initiated by the PBGC;

(c)           Permit to exist, or allow any other Credit Party or any ERISA Affiliate to permit to exist, any accumulated funding deficiency within the meaning of Section 302 of ERISA or Section 412 of the Code, whether or not waived, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect;

(d)           Amend, or permit any other Credit Party or any ERISA Affiliate to amend, a Plan resulting in an increase in current liability such that any Credit Party or any ERISA Affiliate is required to provide security to such Plan under Section 401(a)(29) of the Code; or

(e)           Incur, or permit any other Credit Party or any ERISA Affiliate to incur, a liability to or on account of a Plan under Sections 515, 4062, 4063, 4064, 4201 or 4204 of ERISA that could reasonably be expected, in the aggregate, to result in a Material Adverse Effect.

Section 7.9                     Negative Pledge Agreements.  Create, incur, assume or suffer to exist, or permit any other Credit Party to create, incur, assume or suffer to exist, any contract, agreement or understanding, other than (a) this Agreement and the other Financing Documents and (b) any agreements governing any purchase money Liens or Capital Lease Obligations or dispositions of assets otherwise permitted hereby provided that any such prohibition or limitation is only effective against the Property financed thereby, which in any way prohibits or restricts the granting, conveying, creation or imposition of any Lien on any Property of any Credit Party, or which requires the consent of or notice to other Persons in connection therewith.

Section 7.10                   Transactions With Affiliates.  Except as set forth on Schedule 7.10, enter into, or permit any other Credit Party to enter into, any transaction or series of transactions with Affiliates of any Credit Party which involve an outflow of money or other Property from any Credit Party to an Affiliate of any Credit Party other than Borrower, including, but not limited to, repayment of Indebtedness, management fees, compensation, salaries, asset purchase payments or any other type of fees or payments similar in nature except for those which are in the ordinary course of business of the Credit Parties and are on fair and reasonable terms no less favorable than would be obtained in a comparable arm’s length transaction with a Person not an Affiliate.

Section 7.11                   Equity.  Authorize or issue, or permit any other Credit Party to authorize or issue any preferred stock or other Equity having a mandatory redemption right existing with regard thereto.

Section 7.12                   Intercompany Transactions.  Create or otherwise cause or permit to exist or become effective, except as may be expressly permitted or required by the Financing Documents, any consensual encumbrance or restriction of any kind on the ability of any Credit Party to (a) pay any indebtedness owed to any Credit Party, (b) make any loan or advance to any Credit Party or any investment in any Credit Party, or (c) sell, lease or transfer any of its Property to any Credit Party except, in each case, for restrictions (i) contained in the Operating Agreement of Nebraska Sub as in effect on the Closing Date or set forth in resolutions of the membership committee of Nebraska Sub adopted on June 21, 2001, and March 10, 2003, copies of which were provided to Administrative Agent prior to the Closing Date, (ii) arising under any Governmental Requirement, (iii) set forth in a lease or license permitted pursuant to the terms of the Financing Documents and entered into in the ordinary course of business that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is subject to such lease or license, or (iv) set forth in the terms of any document or instrument evidencing any Permitted Liens (or the Indebtedness secured thereby) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is subject to such Permitted Lien.

Section 7.13                   Acquisition of Equity in Nebraska Sub.  Permit any Affiliate of any Credit Party other than Parent, Borrower or any Guarantor to acquire Equity of Nebraska Sub.

Section 7.14                   Excluded Subsidiaries.  Permit, at any time, the value of the Property (valued at the higher of cost (determined on a weighted average cost basis) or market value as determined in accordance with GAAP consistently applied at such time) of all Excluded Subsidiaries to exceed $15,000,000 in the aggregate.

ARTICLE 8

EVENTS OF DEFAULT

Upon the occurrence and during the continuance of any of the following specified events (each an “Event of Default”):

Section 8.1                     Payments.  Borrower shall fail to pay when due (including, but not limited to, any mandatory prepayment required pursuant to Section 2.10) any principal of or interest on any Revolving Credit Loan, any Reimbursement Obligation or any fee or any other amount payable hereunder or under any other Financing Document;

Section 8.2                     Covenants Without Notice.  Any Credit Party shall fail to observe or perform any covenant or agreement contained in Article 4, Section 6.1, Section 6.5, Section 6.7, Section 6.10 or Article 7;

Section 8.3                     Other Covenants.  Any Credit Party shall fail to observe or perform any covenant or agreement contained in this Agreement, other than those referred to in Section 8.1 or Section 8.2 and, if capable of being remedied, such failure shall remain unremedied for ten (10) days after the earlier of (a) any Credit Party’s obtaining knowledge thereof, or (b) written notice thereof shall have been given to Borrower or any Guarantor by any Lender, the Issuing Bank or the Administrative Agent;

Section 8.4                     Other Financing Document Obligations.  Default is made in the due observance or performance by any Obligated Party of any of the covenants or agreements contained in any Financing Document other than this Agreement, and such default continues unremedied beyond the expiration of any applicable grace period which may be expressly allowed under such Financing Document;

Section 8.5                     Representations.  Any representation, warranty or statement made or deemed to be made by any Obligated Party or any of any other Obligated Party’s officers herein or in any other Financing Document, or in any certificate, request or other document furnished pursuant to or under this Agreement or any other Financing Document, shall have been incorrect in any material respect as of the date when made or deemed to be made;

Section 8.6                     Non-Payments of Other Indebtedness and Under Hedging Agreements.  Any Credit Party shall fail to make any payment or payments of principal of or interest on any Indebtedness of such Credit Party (other than the Lender Indebtedness) or under any Hedging Agreement in excess of $1,000,000 in the aggregate when due (whether at stated maturity, by acceleration, on demand or otherwise) after giving effect to any applicable grace period;

Section 8.7                     Defaults Under Hedging and Other Agreements.  Any Credit Party shall fail to observe or perform any covenant or agreement contained in any Hedging Agreement or in agreement(s) or instrument(s) relating to Indebtedness (other than Lender Indebtedness) of any Credit Party of $1,000,000 or more in the aggregate within any applicable grace, notice or cure period, or any other event shall occur, if the effect of such failure or other event is to accelerate, or, with respect to any Credit Party, to permit the holder of such Indebtedness or any other Person to accelerate, the maturity of $1,000,000 or more in the aggregate of such Indebtedness; or $1,000,000 or more in the aggregate of any such Indebtedness shall be, or if as a result of such failure or other event may be, required to be prepaid (other than prepayments resulting from excess cash flow) in whole or in part prior to its stated maturity;

Section 8.8                     Bankruptcy.  Any Obligated Party shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled “Bankruptcy” as now or hereafter in effect, or any successor thereto (the “Bankruptcy Code”); or an involuntary case is commenced against any Obligated Party and the petition is not controverted within ten (10) days, or is not stayed or dismissed within sixty (60) days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or any substantial part of the property of any Obligated Party; or any Obligated Party commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to any Obligated Party or there is commenced against any Obligated Party any such proceeding which remains unstayed or undismissed for a period of sixty (60) days; or any Obligated Party is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or any Obligated Party makes a general assignment for the benefit of creditors; or any Obligated Party shall fail to pay, or shall state in writing that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or any Obligated Party shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other organizational action is taken by any Obligated Party for the purpose of effecting any of the foregoing;

Section 8.9                     Money Judgment.  Final orders for the payment of money involving in the aggregate at any time a liability (net of any insurance proceeds or indemnity payments actually received in respect thereof prior to or within sixty (60) days from the entry thereof, or to be received in respect thereof in the event any appeal thereof shall be unsuccessful) of more than $1,000,000 or that would otherwise have a Material Adverse Effect, shall be rendered against any Credit Party and such judgment or order shall continue unsatisfied in accordance with the terms of such judgment or order (in the case of a money judgment) and in effect for a period of thirty (30) days during which execution shall not be effectively stayed or deferred (whether by action of a court, by agreement or otherwise);

Section 8.10                   Discontinuance of Business.  Any Credit Party shall cease to be principally engaged in the businesses and operations in which such Credit Party was principally engaged on the Closing Date;

Section 8.11                   Financing Documents.  Any Material Provision of any of the Financing Documents after delivery thereof shall for any reason, except to the extent permitted by the terms thereof, cease to be in full force and effect and valid, binding and enforceable (except as enforceability may be limited as stated in Section 5.3) in accordance with its terms, or, in the case of any of the Security Instruments, cease to create a valid and perfected Lien of the priority contemplated thereby on any of the collateral purported to be covered thereby, or any Obligated Party shall so state in writing.  As used in this Section 8.11, “Material Provision” shall mean (a) with respect to this Agreement, any material term, covenant, or agreement set forth therein, and (b) with respect to any other Financing Document, any provision if the validity and enforceability thereof is necessary for such Financing Document to accomplish its stated, or clearly intended, purpose or otherwise necessary in order for Administrative Agent or any Lender to enforce any material right or remedy under any Financing Document; or

Section 8.12                   Material Adverse Change.  A Material Adverse Change shall occur.

ARTICLE 9

THE ADMINISTRATIVE AGENT

Section 9.1                     Appointment of Administrative Agent.  Each Lender (and each Secured Affiliate by and through their affiliated Lenders) and the Issuing Bank hereby designates JPMorgan Chase Bank as Administrative Agent to act as herein specified and as specified in the other Financing Documents.  Each Lender (and each Secured Affiliate by and through their affiliated Lenders) and the Issuing Bank hereby irrevocably authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and the other Financing Documents and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Administrative Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto.  The Administrative Agent may perform any of its duties hereunder by or through its agents or employees.

Section 9.2                     Limitation of Duties of Administrative Agent.  The Administrative Agent shall have no duties or responsibilities except those expressly set forth with respect to the Administrative Agent in this Agreement and as specified in the other Financing Documents.  Neither the Administrative Agent nor any of the officers, directors, employees or agents of the Administrative Agent shall be liable for any action taken or omitted by it as such hereunder or in connection herewith, unless caused by its or their gross negligence or willful misconduct.  The duties of the Administrative Agent shall be mechanical and administrative in nature; the Administrative Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender; and nothing in this Agreement, expressed or implied, is intended to or shall be so construed as to impose upon the Administrative Agent any obligations in respect of this Agreement except as expressly set forth herein.

Section 9.3                     Lack of Reliance on the Administrative Agent.

(a)           Independent Investigation.  Independently and without reliance upon the Administrative Agent, each Lender, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Credit Parties in connection with the taking or not taking of any action in connection herewith, and (ii) its own appraisal of the creditworthiness of the Credit Parties, and, except as expressly provided in this Agreement, and the other Financing Documents, the Administrative Agent shall have no responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the consummation of the transactions contemplated herein or at any time or times thereafter.

(b)           Administrative Agent Not Responsible.  The Administrative Agent shall not be responsible to any Lender or the Issuing Bank for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, collectibility, priority or sufficiency of this Agreement, the Letters of Credit or the other Financing Documents or the financial condition of any Credit Party or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or the other Financing Documents, or the financial condition of any Credit Party, or the existence or possible existence of any Default or Event of Default.

Section 9.4                     Certain Rights of the Administrative Agent.  If the Administrative Agent shall request instructions from the Required Lenders with respect to any act or action (including the failure to act) in connection with this Agreement and the other Financing Documents, the Administrative Agent shall be entitled to refrain from such act or taking such action unless and until the Administrative Agent shall have received instructions from the Required Lenders; and the Administrative Agent shall not incur liability to any Person by reason of so refraining.  Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting under this Agreement and the other Financing Documents in accordance with the instructions of the Required Lenders, or, to the extent required by Section 10.2, all of the Lenders.

Section 9.5                     Reliance by Administrative Agent.  The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other documentary teletransmission or telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper Person.  The Administrative Agent may consult with legal counsel (including counsel for any Credit Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

Section 9.6                     Indemnification of Administrative Agent.  To the extent the Administrative Agent is not reimbursed and indemnified by the Credit Parties, each Lender will reimburse and indemnify the Administrative Agent on a pro-rata basis, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including reasonable counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in performing its duties hereunder, in any way relating to or arising out of this Agreement and by reason of the ordinary negligence of the Administrative Agent; provided, that, no Lender shall be liable to the Administrative Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from, as to the Administrative Agent, the Administrative Agent’s gross negligence or willful misconduct.

Section 9.7                     Administrative Agent in its Individual Capacity.  With respect to its obligations under this Agreement and the Revolving Credit Loans made by it, the Administrative Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not performing the duties, if any, specified herein; and the terms “Lenders,” “Required Lenders,” or any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity.  The Administrative Agent may accept deposits from, lend money to, and generally engage in any kind of banking, trust, financial advisory or other business with any Credit Party or any Affiliate of any Credit Party as if it were not performing the duties, if any, specified herein, and may accept fees and other consideration from any Credit Party for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

Section 9.8                     Successor Administrative Agent.

(a)           Administrative Agent Resignation.  The Administrative Agent may resign at any time by giving written notice thereof to the Lenders, the Issuing Bank and Borrower and may be removed at any time with or without cause by the Required Lenders.  Upon any such resignation or removal, the Required Lenders shall have the right, upon five days’ notice to Borrower, to appoint a successor Administrative Agent (to act in the same capacity as the resigning or removed Administrative Agent), subject to the approval of Borrower, such approval not to be unreasonably withheld.  If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within thirty (30) days after the retiring Administrative Agent’s giving of notice of resignation or the Required Lenders’ removal of the retiring Administrative Agent, then, upon five days’ notice to Borrower, the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent (subject to approval of Borrower, such approval not to be unreasonably withheld), which shall be a bank which maintains an office in the United States, or a commercial bank organized under the laws of the United States of America or of any State thereof, or any Affiliate of such bank, having a combined capital and surplus of at least $250,000,000.

(b)           Rights, Powers, etc.  Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement.  After any retiring Administrative Agent’s resignation or removal hereunder as Administrative Agent, the provisions of this Article 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Administrative Agent under this Agreement.

ARTICLE 10

MISCELLANEOUS

Section 10.1                   Notices.  All notices, requests and other communications to any party hereunder shall be in writing (including, telecopy or similar teletransmission or writing) and shall be given to such party at its address or telecopy number set forth on the signature pages hereof or such other address or telecopy number as such party may hereafter specify by notice to the Administrative Agent and Borrower.  Each such notice, request or other communication shall be effective (a) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (b) if given by any other means (including, but not limited to, by air courier), when delivered at the address specified in this Section 10.1; provided, that, notices to the Administrative Agent shall not be effective until actually received.  Any notice to be given to Borrower or to all Credit Parties pursuant to this Agreement or any of the other Financing Documents may be given to Borrower or to any other Credit Party, and if given to Borrower or to any Credit Party in the manner set forth in this Section 10.1, such notice shall be deemed to be effective notice to all Credit Parties for purposes of this Agreement.

Section 10.2                   Amendments and Waivers.  Neither this Agreement nor any other Financing Document, nor any terms hereof or thereof, may be amended, supplemented or modified except in accordance with the provisions of this Section 10.2.  The Required Lenders may, or, with the written consent of the Required Lenders, the Administrative Agent shall, from time to time, (x) enter into with the Credit Parties, written amendments, supplements or modifications hereto and to the other Financing Documents to which they are a party for the purpose of adding any provisions to this Agreement or to the other Financing Documents or changing in any manner the rights or obligations of the Lenders or the Credit Parties hereunder or thereunder or (y) waive at a Credit Party’s request, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Financing Documents to which such Credit Party is a party or any Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall:

(a)           reduce the amount or extend the scheduled date of maturity of any Revolving Credit Loan or any Reimbursement Obligation or of any scheduled installment thereof or reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof or modify any provision that provides for the ratable sharing by the Lenders of any payment or prepayment of Lender Indebtedness to provide for a non-ratable sharing thereof or extend the expiration date of any Lender’s Revolving Credit Commitment or amend, modify or waive any provision of Section 2.19, in each case without the prior written consent of each Lender directly affected thereby;

(b)           change the currency in which any Revolving Credit Loan or Reimbursement Obligation is payable or amend, modify or waive any provision of this Section 10.2 or reduce the percentage specified in the definition of Required Lenders, or increase the amount of any Lender’s Revolving Credit Commitment, in each case without the written consent of all of the Lenders;

(c)           release any substantial part of the Collateral, without the written consent of all of the Lenders, except as expressly permitted hereby;

(d)           amend, modify or waive (i) any Letter of Credit Liability without the written consent of the Issuing Bank or (ii) any Letter of Credit without the consent of each Lender if such Letter of Credit, after giving effect to such amendment, modification or waiver, would no longer satisfy the requirements hereof if such Letter of Credit was being issued ab initio at such time, provided, that, in all cases other than clauses (i) or (ii), only the consent of the Issuing Bank shall be required to amend, modify or waive any Letter of Credit;

(e)           waive any default in the payment of principal or interest hereunder without the written consent of all of the Lenders; or

(f)            amend, modify or waive any provision of Article 9 without the written consent of the Administrative Agent.

Any waiver and any amendment, supplement or modification pursuant to this Section 10.2 shall apply to each of the Lenders and shall be binding upon each Credit Party, the Lenders, and the Administrative Agent.  In the case of any waiver, the Credit Parties, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the other Financing Documents, and any Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default, or impair any right consequent thereon.

Section 10.3                   No Waiver; Remedies Cumulative.  No failure or delay on the part of any Credit Party or the Administrative Agent or any Lender in exercising any right or remedy under this Agreement or any other Financing Document to which it is a party and no course of dealing between any Credit Party and the Administrative Agent or any Lender shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy under this Agreement or any other Financing Document preclude any other or further exercise thereof or the exercise of any other right or remedy under this Agreement or any other Financing

Document.  The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which any Credit Party, the Administrative Agent or any Lender would otherwise have.  No notice to or demand on any Credit Party not required under this Agreement or any other Financing Document in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent or the Lenders to any other or further action in any circumstances without notice or demand.

Section 10.4                   Payment of Expenses, Indemnities, etc.  Borrower and Parent agree to (and shall be jointly and severally liable for):

(a)           Expenses.  Whether or not the transactions hereby contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of the Administrative Agent and the Issuing Bank in the administration (both before and after the execution hereof and including advice of counsel for the Administrative Agent as to the rights and duties of the Administrative Agent and the Lenders with respect thereto) of, and in connection with the preparation, execution, syndication and delivery of, recording or filing of, any amendment, waiver or consent under, preservation of rights under, enforcement of, and, during the continuance of a Default, renegotiation or restructuring of this Agreement and the other Financing Documents (including, but not limited to, the reasonable fees and disbursements of counsel for the Administrative Agent and, after Default, for any of the Lenders, in the case of Lenders, incurred with respect to any such preservation of rights under, enforcement of, renegotiation or restructuring of this Agreement and the other Financing Documents) and promptly reimburse the Administrative Agent for all amounts expended, advanced, or incurred by the Administrative Agent or the Lenders to satisfy any obligation of any Credit Party under this Agreement or any other Financing Document;

(b)           INDEMNIFICATION.  INDEMNIFY THE ADMINISTRATIVE AGENT, THE ISSUING BANK AND EACH LENDER, AND EACH OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, REPRESENTATIVES, AGENTS AND AFFILIATES FROM, HOLD EACH OF THEM HARMLESS AGAINST, AND PROMPTLY UPON DEMAND PAY OR REIMBURSE EACH OF THEM FOR, ANY AND ALL ACTIONS, SUITS, PROCEEDINGS (INCLUDING ANY INVESTIGATIONS, LITIGATION OR INQUIRIES), CLAIMS, COSTS, LOSSES, LIABILITIES, DAMAGES OR EXPENSES OF ANY KIND OR NATURE WHATSOEVER WHICH MAY BE INCURRED BY OR ASSERTED AGAINST OR INVOLVE ANY OF THEM (WHETHER OR NOT ANY OF THEM IS DESIGNATED A PARTY THERETO) AS A RESULT OF, ARISING OUT OF OR IN ANY WAY RELATED TO (i) ANY ACTUAL OR PROPOSED USE BY BORROWER OF THE PROCEEDS OF ANY OF THE REVOLVING CREDIT LOANS; OR (ii) ANY OTHER ASPECT OF THIS AGREEMENT AND THE FINANCING DOCUMENTS, INCLUDING, BUT NOT LIMITED TO, THE REASONABLE FEES AND DISBURSEMENTS OF COUNSEL (INCLUDING ALLOCATED COSTS OF INTERNAL COUNSEL) AND ALL OTHER EXPENSES INCURRED IN CONNECTION WITH INVESTIGATING, DEFENDING OR PREPARING TO DEFEND ANY SUCH

ACTION, SUIT, PROCEEDING (INCLUDING ANY INVESTIGATIONS, LITIGATION OR INQUIRIES) OR CLAIM, AND INCLUDING ALL ACTIONS, SUITS, PROCEEDINGS (INCLUDING ANY INVESTIGATIONS, LITIGATION OR INQUIRIES), CLAIMS, COSTS, LOSSES, LIABILITIES, DAMAGES OR EXPENSES ARISING BY REASON OF ORDINARY NEGLIGENCE OF THE ADMINISTRATIVE AGENT, THE ISSUING BANK AND EACH LENDER, AND EACH OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, REPRESENTATIVES, AGENTS AND AFFILIATES; PROVIDED, HOWEVER, THE PROVISIONS OF THIS Section 10.4(b) SHALL NOT APPLY TO ANY ACTION, SUITS, PROCEEDINGS (INCLUDING ANY INVESTIGATIONS, LITIGATION OR INQUIRIES), CLAIMS, COSTS, LOSSES, LIABILITIES, DAMAGES, OR EXPENSES TO THE EXTENT, BUT ONLY TO THE EXTENT, CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE PARTY SEEKING INDEMNIFICATION; AND

(c)           ENVIRONMENTAL INDEMNIFICATION.  INDEMNIFY AND HOLD HARMLESS FROM TIME TO TIME THE ADMINISTRATIVE AGENT, THE ISSUING BANK, EACH LENDER, AND THE RESPECTIVE DIRECTORS, OFFICERS, COUNSEL, EMPLOYEES, AGENTS, AFFILIATES, SUCCESSORS AND ASSIGNS OF EACH OF THE FOREGOING FROM AND AGAINST ANY AND ALL LOSSES, CLAIMS, COST RECOVERY ACTIONS, ADMINISTRATIVE ORDERS OR PROCEEDINGS, DAMAGES AND LIABILITIES (WHICH RELATE TO OR ARISE AS A RESULT OF THE REVOLVING CREDIT LOANS, THE LETTERS OF CREDIT OR ANY FINANCING DOCUMENT) TO WHICH ANY SUCH PERSON MAY BECOME SUBJECT AND INCLUDING ANY AND ALL LOSSES, CLAIMS, COST RECOVERY ACTIONS, ADMINISTRATIVE ORDERS OR PROCEEDINGS, DAMAGES AND LIABILITIES (WHICH IN EACH CASE ARISE AS A RESULT OF OR IN CONNECTION WITH THE REVOLVING CREDIT LOANS, THE LETTERS OF CREDIT OR ANY FINANCING DOCUMENT) ARISING BY REASON OF THE ORDINARY NEGLIGENCE OF THE ADMINISTRATIVE AGENT, THE ISSUING BANK AND THE LENDERS, AND THE RESPECTIVE DIRECTORS, OFFICERS, COUNSEL, EMPLOYEES, AGENTS, AFFILIATES, SUCCESSORS AND ASSIGNS OF EACH OF THE FOREGOING (i) UNDER ANY ENVIRONMENTAL LAW APPLICABLE TO ANY CREDIT PARTY OR ANY OF THEIR RESPECTIVE PROPERTIES, INCLUDING, WITHOUT LIMITATION, THE TREATMENT OR DISPOSAL OF HAZARDOUS SUBSTANCES ON ANY OF THEIR RESPECTIVE PROPERTIES, (ii) AS A RESULT OF THE BREACH OR NON-COMPLIANCE BY ANY CREDIT PARTY OR ANY OF ITS SUBSIDIARIES WITH ANY ENVIRONMENTAL LAW APPLICABLE TO SUCH CREDIT PARTY, (iii) DUE TO PAST OWNERSHIP BY ANY CREDIT PARTY OR ANY OF ITS SUBSIDIARIES OF ANY OF THEIR RESPECTIVE PROPERTIES OR PAST ACTIVITY ON ANY OF THEIR RESPECTIVE PROPERTIES WHICH, THOUGH LAWFUL AND FULLY PERMISSIBLE AT THE TIME, COULD RESULT IN PRESENT LIABILITY, (iv) ARISING FROM, DUE TO, OR AS A RESULT OF, THE PRESENCE, USE, RELEASE, STORAGE, TREATMENT OR DISPOSAL OF HAZARDOUS

SUBSTANCES ON OR AT ANY OF THE PROPERTIES OWNED OR OPERATED BY ANY CREDIT PARTY, OR (v) ARISING FROM, DUE TO, OR AS A RESULT OF, ANY OTHER ENVIRONMENTAL CONDITION OR ANY ENVIRONMENTAL LAW IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER FINANCING DOCUMENT; PROVIDED, HOWEVER, NO INDEMNITY OR HOLD HARMLESS SHALL BE AFFORDED UNDER THIS Section 10.4(c) (A) IN RESPECT OF ANY PROPERTY FOR ANY LOSSES, CLAIMS, COST RECOVERY ACTIONS, ADMINISTRATIVE ORDERS OR PROCEEDINGS, DAMAGES AND LIABILITIES ARISING PRIMARILY FROM THE ACTS OR OMISSIONS OF THE ADMINISTRATIVE AGENT OR ANY LENDER OR THEIR SUCCESSORS OR ASSIGNS DURING THE PERIOD AFTER WHICH SUCH PERSON, ITS SUCCESSORS OR ASSIGNS SHALL HAVE OBTAINED ACTUAL PHYSICAL POSSESSION OF SUCH PROPERTY (WHETHER BY FORECLOSURE OR DEED IN LIEU OF FORECLOSURE, AS MORTGAGEE-IN-POSSESSION OR OTHERWISE) AND (B) FOR ANY LOSSES, CLAIMS, COST RECOVERY ACTIONS, ADMINISTRATIVE ORDERS OR PROCEEDINGS, DAMAGES AND LIABILITIES RESULTING FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE PARTY SEEKING INDEMNIFICATION; AND

(d)           ENVIRONMENTAL WAIVER.  WITHOUT LIMITING THE FOREGOING PROVISIONS, EACH OF BORROWER AND PARENT HEREBY DOES WAIVE, RELEASE AND COVENANT NOT TO BRING AGAINST ANY OF THE PERSONS INDEMNIFIED IN THIS SECTION 10.4 ANY DEMAND, CLAIM, COST RECOVERY ACTION OR LAWSUIT THEY MAY NOW OR HEREAFTER HAVE OR ACCRUE (WHICH ARISE AS A RESULT OF THE REVOLVING CREDIT LOANS, THE LETTERS OF CREDIT OR ANY FINANCING DOCUMENT) ARISING FROM (i) ANY ENVIRONMENTAL LAW NOW OR HEREAFTER ENACTED (INCLUDING THOSE APPLICABLE TO ANY CREDIT PARTY) UNLESS THE ACTS OR OMISSIONS OF ANY SUCH INDEMNIFIED PERSON OR THEIR RESPECTIVE SUCCESSORS AND ASSIGNS ARE THE PRIMARY CAUSE OF THE CIRCUMSTANCES GIVING RISE TO SUCH DEMAND, CLAIM, COST RECOVERY ACTION OR LAWSUIT, (ii) THE PRESENCE, USE, RELEASE, STORAGE, TREATMENT OR DISPOSAL OF HAZARDOUS SUBSTANCES ON OR AT ANY OF THE PROPERTIES OWNED OR OPERATED BY ANY CREDIT PARTY UNLESS THE ACTS OR OMISSIONS OF ANY SUCH INDEMNIFIED PERSON OR THEIR RESPECTIVE SUCCESSORS AND ASSIGNS ARE THE PRIMARY CAUSE OF THE CIRCUMSTANCES GIVING RISE TO SUCH DEMAND, CLAIM, COST RECOVERY ACTION OR LAWSUIT, OR (iii) THE BREACH OR NON-COMPLIANCE BY ANY CREDIT PARTY WITH ANY ENVIRONMENTAL LAW OR ENVIRONMENTAL COVENANT APPLICABLE TO ANY CREDIT PARTY, UNLESS THE ACTS OR OMISSIONS OF SUCH INDEMNIFIED PERSON OR THEIR RESPECTIVE SUCCESSORS AND ASSIGNS ARE THE PRIMARY CAUSE OF THE CIRCUMSTANCES GIVING RISE TO SUCH DEMAND, CLAIM, COST RECOVERY ACTION OR LAWSUIT.

If and to the extent that the obligations of Borrower and Parent under this Section 10.4 are unenforceable for any reason, Borrower and Parent hereby agree to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.  Borrower’s and Parent’s obligations under this Section 10.4 shall survive any termination of this Agreement and the payment of the Revolving Credit Loans.

Section 10.5                   Right of Setoff.  In addition to, and not in limitation of, all rights of offset that any Lender or the Issuing Bank may have under applicable law, each Lender or other holder of any other Lender Indebtedness, shall, upon the occurrence of any Event of Default and at any time during the continuance thereof and whether or not such Lender, the Issuing Bank or such holder has made any demand or Borrower’s obligations are matured, have the right at any time and from time to time, without notice to any Credit Party (any such notice being expressly waived by each Credit Party a party hereto) to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by any Lender or the Issuing Bank to or for the credit or the account of any Credit Party against any and all of the Lender Indebtedness owing to such Lender or the Issuing Bank then outstanding, subject to the provisions of Section 2.19.

Section 10.6                   Benefit of Agreement.  This Agreement and the other Financing Documents shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, provided, that, neither Borrower nor Parent may assign or transfer any of its interest hereunder or thereunder without the prior written consent of each Lender.

Section 10.7                   Successors and Assigns; Participations and Assignments.

(a)           The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that no Credit Party a party hereto may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by any such Credit Party without such consent shall be null and void).  Except as otherwise expressly provided herein, nothing in this Agreement shall be construed to confer upon any Person (other than the parties hereto, and their respective successors and assigns permitted hereby) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)           Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Revolving Credit Commitments and the Revolving Credit Loans at the time owing to it); provided, that, (i) except in the case of an assignment to a Lender or a Lender Affiliate or an assignment by a Lender in connection with the sale of all or substantially all of the assets of such Lender, Borrower and the Administrative Agent (and, in the case of an assignment of all or a portion of a Revolving Credit Commitment or any Lender’s obligations in respect of its Revolving Credit Exposure, the Issuing Bank which has outstanding a Letter of Credit) must give their prior written consent to such assignment (which consent shall not be unreasonably withheld), (ii) except in the case of an assignment to a Lender or a Lender Affiliate or an assignment of the entire remaining amount of the assigning Lender’s Revolving Credit Commitment, the amount of the Revolving Credit Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of Borrower and the Administrative Agent otherwise consent, (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement, (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500, except in the case of an assignment to a Lender Affiliate, in which case no processing and recordation fee shall be payable, and (v) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in a form supplied by the Administrative Agent; and provided further that any consent of Borrower otherwise required under this Section 10.7(b) shall not be required if an Event of Default has occurred and is continuing.  Notwithstanding the foregoing, at no time shall the aggregate amount of the Administrative Agent’s share, as a Lender, of the Revolving Credit Commitments be less than any other Lender’s share of the Revolving Credit Commitments.  Subject to acceptance and recording thereof pursuant to Section 10.7(d), from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 2.17, Section 2.19, Section 2.21 and Section 10.4).  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 10.7(b) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.7(e).

(c)           The Administrative Agent, acting for this purpose as an agent of Borrower, shall maintain at one of its offices in Chicago, Illinois a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Revolving Credit Commitment of, and principal amount of the Revolving Credit Loans and Reimbursement Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive, and Borrower, the Administrative Agent, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by Borrower, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d)           Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee’s completed

Administrative Questionnaire in a form supplied by the Administrative Agent (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in Section 10.7(b) and any written consent to such assignment required by Section 10.7(b), the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register.  No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this Section 10.7(d).

(e)           Any Lender may, without the consent of any Credit Party, the Administrative Agent or the Issuing Bank, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Revolving Credit Commitment and the Revolving Credit Loans and Reimbursement Obligations owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) each Credit Party, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided, that, such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in Section 10.2(a) or Section 10.2(b) that affects such Participant.  Subject to this Section 10.7(e), each Credit Party a party hereto agrees that each Participant shall be entitled to the benefits of Section 2.16, Section 2.18 and Section 2.20 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.7(b).  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.5 as though it were a Lender, provided such Participant agrees to be subject to Section 2.19 as though it were a Lender.

(f)            A Participant shall not be entitled to receive any greater payment under Section 2.18 or Section 2.20 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with Borrower’s prior written consent.  A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.20 unless Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of Borrower, to comply with Section 2.20(f) as though it were a Lender.

(g)           Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section 10.7 shall not apply to any such pledge or assignment of a security interest; provided, that, no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(h)           Each Credit Party a party hereto authorizes each Lender to disclose to any participant or assignee (each, a “Transferee”) and any prospective Transferee any and all information in such Lender’s possession concerning such Credit Party and their Affiliates which has been delivered to such Lender by or on behalf of such Credit Party pursuant to this Agreement or which has been delivered to such Lender by or on behalf of such Credit Party in connection with such Lender’s credit evaluation of the Credit Parties and their Affiliates prior to becoming a party to this Agreement.  No assignment or participation made or purported to be made to any Transferee shall be effective without the prior written consent of Borrower if it would require it to make any filing with any Governmental Authority or qualify any Revolving Credit Loan under the laws of any jurisdiction, and Borrower shall be entitled to request and receive such information and assurances as it may reasonably request from any Lender or any Transferee to determine whether any such filing or qualification is required or whether any assignment or participation is otherwise in accordance with applicable law.

Section 10.8                   Governing Law; Submission to Jurisdiction; etc.

(a)           Governing Law.  This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and be governed by the laws of the State of New York and, to the extent controlling, laws of the United States of America.

(b)           Submission to Jurisdiction.  Any legal action or proceeding with respect to this Agreement or the other Financing Documents may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Agreement, each Credit Party a party hereto hereby accepts for itself and in respect of its Property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts.  Each Credit Party a party hereto hereby irrevocably waives any objection, including, but not limited to, any objection to the laying of venue or based on the grounds of Forum Non Conveniens, which it may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.

(c)           Waiver of Jury Trial.  To the maximum extent allowed by applicable law, each Credit Party a party hereto, the Administrative Agent, the Issuing Bank and the Lenders (i) irrevocably and unconditionally waive trial by jury in any legal action or proceeding relating to any Financing Document and for any counterclaim therein; (ii) irrevocably waive any right it may have to claim or recover in any such litigation any special, exemplary, punitive or consequential damages, or damages other than, or in addition to, actual damages; (iii) certify that no party hereto nor any representative or counsel for any party hereto has represented, expressly or otherwise, or implied that such party would not, in the event of litigation, seek to enforce the foregoing waivers; and (iv) acknowledge that it has been induced to enter into this Agreement, the other Financing Documents and the transactions contemplated hereby and thereby based upon, among other things, the mutual waivers and certifications contained in this Section 10.8.

(d)           Service of Process.  Nothing herein shall affect the right of the Administrative Agent or any Lender to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any Credit Party in any other jurisdiction.

Section 10.9                   Independent Nature of Lenders’ Rights.  The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out of this Agreement, and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

Section 10.10                 Invalidity.  In the event that any one or more of the provisions contained in this Agreement or in any other Financing Document shall, for any reason, be held invalid, illegal or unenforceable in any respect, (a) each Credit Party a party hereto agrees that such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other Financing Document and (b) each Credit Party a party hereto and the Administrative Agent (acting on behalf and at the direction of the Lenders) will negotiate in good faith to amend such provision so as to be legal, valid, and enforceable.

Section 10.11                 Renewal, Extension or Rearrangement.  All provisions of this Agreement and of any other Financing Documents relating to Lender Indebtedness shall apply with equal force and effect to each and all promissory notes hereafter executed which in whole or in part represent a renewal, extension for any period, increase or rearrangement of any part of the Lender Indebtedness.

Section 10.12                 Interest.  It is the intention of the parties hereto to conform strictly to usury laws applicable to the Administrative Agent, the Issuing Bank and the Lenders (collectively, the “Financing Parties”).  Accordingly, if the transactions contemplated hereby would be usurious as to any Financing Party under laws applicable to it, then, notwithstanding anything to the contrary in this Agreement or in any other Financing Document or agreement entered into in connection with the transactions contemplated hereunder or as security for any Revolving Credit Loan, it is agreed as follows:  (a) the aggregate of all consideration which constitutes interest under law applicable to any Financing Party that is contracted for, taken, reserved, charged or received by such Financing Party under this Agreement or under any of such other Financing Documents or agreements or otherwise in connection with the transactions contemplated hereunder shall under no circumstances exceed the maximum amount allowed by such applicable law, (b) in the event that the maturity of any Revolving Credit Loans is accelerated for any reason, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to any Financing Party may never include more than the maximum amount allowed by such applicable law, and (c) excess interest, if any, provided for in this Agreement or otherwise in connection with the transactions contemplated hereunder shall be canceled automatically by such Financing Party and, if theretofore paid, shall be credited by such Financing Party on the principal amount of Borrower’s Indebtedness to such Financing Party (or, to the extent that the principal amount of Borrower’s Indebtedness to such Financing Party shall have been or would thereby be paid in full, refunded by such Financing Party to Borrower).  The right to accelerate the maturity of any Revolving Credit Loans does not include the right to accelerate any interest which has not otherwise accrued on the date of such acceleration, and the Financing Parties do not intend to collect any unearned interest in the event of acceleration.  All sums paid or agreed to be paid to the Financing Parties for the use, forbearance or detention of sums included in the Lender Indebtedness shall, to the extent permitted by law applicable to such Financing Party, be amortized, prorated, allocated and spread throughout the full term of any Revolving Credit Loans until payment in full so that the rate or amount of interest on account of the Lender Indebtedness does not exceed the applicable usury ceiling, if any.  As used in this Section 10.12, the terms “applicable law” or “laws applicable to any Financing Party” shall mean the law of any jurisdiction whose laws may be mandatorily applicable notwithstanding other provisions of this Agreement, or law of the United States of America applicable to any Financing Party and the transactions contemplated hereunder which would permit such Financing Party to contract for, charge, take, reserve or receive a greater amount of interest than under such jurisdiction’s law.

Section 10.13                 Entire Agreement.  This Agreement and the other Financing Documents embody the entire agreement and understanding between or among the Administrative Agent, the Issuing Bank or the Lenders and the other respective parties hereto and thereto and supersede all prior agreements and understandings between or among such parties relating to the subject matter hereof and thereof and may not be contradicted by evidence of prior, contemporaneous agreements of the parties.  There are no unwritten oral agreements between or among the parties.

Section 10.14                 Attachments.  The exhibits, schedules and annexes attached to this Agreement are incorporated herein and shall be considered a part of this Agreement for the purposes stated herein, except that in the event of any conflict between any of the provisions of such exhibits and the provisions of this Agreement, the provisions of this Agreement shall prevail.

Section 10.15                 Counterparts.  This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original but all of which shall together constitute one and the same instrument.

Section 10.16                 Survival of Indemnities.  The obligations of each Credit Party a party hereto under Section 2.16, Section 2.18, Section 2.20 and Section 10.4 shall survive the payment in full of the Revolving Credit Loans and the Letter of Credit Liabilities.

Section 10.17                 Headings Descriptive.  The headings of the several sections and subsections of this Agreement, and the table of contents, are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

Section 10.18                 Satisfaction Requirement.  If any agreement, certificate, instrument or other writing, or any action taken or to be taken, is by the terms of this Agreement required to be satisfactory to any party, the determination of such satisfaction shall be made by such party in its sole and exclusive judgment exercised reasonably and in good faith.

Section 10.19                 Exculpation Provisions.  Each of the parties hereto specifically agrees that it has a duty to read this Agreement and the other Financing Documents and agrees that it is charged with notice and knowledge of the terms of this Agreement and the other Financing Documents; that it has in fact read this Agreement and is fully informed and has full notice and knowledge of the terms, conditions and effects of this Agreement; that it has been represented by legal counsel of its choice throughout the negotiations preceding its execution of this Agreement and the other Financing Documents; and has received the advice of its attorneys in entering into this Agreement and the other Financing Documents; and that it recognizes that certain of the terms of this Agreement and the other Financing Documents result in one party assuming the liability inherent in some aspects of the transactions contemplated hereunder and relieving the other party of its responsibility for such liability.  Each party hereto agrees and covenants that it will not contest the validity or enforceability of any exculpatory provision of this Agreement and the other Financing Documents on the basis that the party had no notice or knowledge of such provision or that the provision is not “conspicuous.”

Section 10.20                 Secured Affiliate.  For purposes of this Agreement and all other Financing Documents (other than applicable Hedging Agreements or Cash Management Agreements), if a Secured Affiliate of a Lender has entered into one or more Hedging Agreements or Cash Management Agreements with any Credit Party, then to the extent that such Secured Affiliate has rights against or is owed obligations by (or if the affiliated Lender, rather than the Secured Affiliate, were the counter-party to the applicable Hedging Agreement or Cash Management Agreement, such rights or obligations that such Lender has) the Credit Parties hereunder or under any other Financing Document (other than applicable Hedging Agreements or Cash Management Agreements), such affiliated Lender shall be the agent and attorney-in-fact for such Secured Affiliate with regard to any such rights and obligations, or deemed rights and obligations, as if such Lender were the counter-party to the applicable Hedging Agreement or Cash Management Agreement including, but not limited to, the following:  (a) all distributions or payments in respect of Collateral owing to such Secured Affiliate shall be distributed or paid to such Lender, (b) all representations, statements or disclaimers made herein or in any Financing Document by or to such Lender shall be deemed to have been made by or to such Secured Affiliate, and (c) all obligations incurred by such Lender that would have been incurred by the Secured Affiliate if it were a party hereto (including, but not limited to, obligations under Section 9.6) shall be the obligations of such Lender, and such Lender, as the agent and attorney-in-fact of its Secured Affiliate, will make any and all payments owing to the Administrative Agent with respect to such obligations or deemed obligations of its Secured Affiliate.  Each such Lender represents, warrants and covenants to and with the Administrative Agent that such Lender has, or at all applicable times will have, full power and authority to act as agent and attorney-in-fact for its Secured Affiliate.  Under no circumstance shall any Secured Affiliate have any voting rights hereunder and the voting rights of any affiliated Lender shall not be increased by virtue of the obligations owing to any such Secured Affiliate.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed as of the date first above written.

BORROWER:	AVENTINE RENEWABLE ENERGY, INC.

	By:	/s/ David A. Riber
	Name:	David Riber
	Title:	Director of Finance

	Address:	1300 South Second Street
Pekin, Illinois 61554
Attention:
		Telephone:	309-347-9385
Telecopy:

PARENT:	AVENTINE RENEWABLE ENERGY, LLC

	By:	/s/ David A. Riber
	Name:	David Riber
	Title:	Director of Finance

	Address:	1300 South Second Street
Pekin, Illinois 61554
Attention:
		Telephone:	309-347-9385
Telecopy:

ADMINISTRATIVE AGENT, ISSUING
BANK AND THE LENDERS:	JPMORGAN CHASE BANK, N.A., individually as a Lender, as the Issuing Bank and as Administrative Agent

	By:	/s/ Nathan L. Bloch
	Name:	Nathan L. Bloch
	Title:	Senior Vice President

	Address:	10 South Dearborn, Suite IL1-0173
Chicago, Illinois 60670
Attention: Nathan Bloch
Telephone: (312) 325-3094
Telecopy: (312) 325-3077

[Signature Page]

ANNEX I

Lender	Revolving Credit Commitment	Revolving Credit Percentage
JPMorgan Chase Bank, N.A.	$30,000,000	100%

Total	$30,000,000	100%

I-1

EXHIBIT A
FORM OF BORROWING REQUEST

A-1

EXHIBIT B
FORM OF REQUEST FOR LETTERS OF CREDIT

B-1

EXHIBIT C
FORM OF ASSIGNMENT AND ACCEPTANCE

C-1

EXHIBIT D

FORM OF GUARANTY AND SECURITY AGREEMENT

D-1

SCHEDULE 5.7

INVESTMENTS AND GUARANTIES

Investments as of the Closing Date

Money Market Funds

JP Morgan Chase Prime Money Market Fund	$61,016,589
JP Morgan Chase Tax Free Money Market Fund	$4,547,056
Total Book Value of Money Market Investments	$65,563,645

Municipal Bonds

Jefferson County, Alabama	$8,825,000
Arizona Student Loan Assn	$1,000,000
Ohio Air Quality Development Assn	$1,775,000
Jefferson County, Alabama Sewer Bonds	$4,650,000
All Student Loan Corp	$14,200,000
Arizona Student Loan Assn	$6,700,000
Pennsylvania Higher Education	$12,100,000
Louisville Gas & Electric Bonds	$6,800,000
Educational Funding of the South	$10,000,000
Educational Funding of the South	$10,000,000
New York Consolidated Edison	$7,000,000
Florida Power Corp.	$7,000,000
Methodist Healthcare Bonds	$7,000,000
Total Book Value of Municipal Bond Investments	$97,050,000

Investments in Ethanol Marketing Alliance Partners

Heartland Grain Fuels	$0
Ace Ethanol, LLC	$500,000
Granite Falls Ethanol	$500,000
Total Book Value of Investments in Alliance Partners	$1,000,000

Other Investments

Fluid Technologies	This investment has been written down to $0.

Guaranties of Indebtedness of other Persons

Both Aventine Renewable Energy, Inc. and Aventine Renewable Energy, LLC are guarantors of the outstanding Senior Secured Floating Rate Notes due 2011 issued by Aventine Renewable Energy Holdings, Inc.  The outstanding balance of these notes totaled $5,000,000 as of the Closing Date.

1

SCHEDULE 5.22

EMPLOYEE MATTERS

Aventine Renewable Energy, Inc. is party to a collective bargaining agreement with its ethanol plant employees in Pekin, Illinois who are represented by the Paper Allied/Industrial Chemical and Energy Workers International Union Local 6-662.  The current bargaining agreement expires in June 2009.

1

SCHEDULE 7.2

EXISTING INDEBTEDNESS

Guaranties

Both Aventine Renewable Energy, Inc. and Aventine Renewable Energy, LLC are guarantors of the outstanding Senior Secured Floating Rate Notes due 2011 issued by Aventine Renewable Energy Holdings, Inc.  The outstanding balance of these notes totaled $5,000,000 as of the Closing Date.

1

SCHEDULE 7.3

LIENS

None.

1

SCHEDULE 7.10

AFFILIATE DOCUMENTS

None.

1

Exhibit 10.2

AMENDED AND RESTATED GUARANTY AND SECURITY AGREEMENT

THIS AMENDED AND RESTATED GUARANTY AND SECURITY AGREEMENT, dated as of September 15, 2006, is made by AVENTINE RENEWABLE ENERGY, a Delaware corporation (the “Borrower”), AVENTINE RENEWABLE ENERGY, LLC, a Delaware limited liability company (“Parent” and, together with any other entity that may become a party hereto or a Guarantor as provided herein, the “Guarantors” and, each individually, a “Guarantor,” and the Guarantors, together with the Borrower, the “Grantors” and, each individually, a “Grantor”), in favor of JPMORGAN CHASE BANK, N.A., (f.k.a. JPMorgan Chase Bank) as the Administrative Agent (in such capacity, the “Administrative Agent”) for the ratable benefit of (a) the financial institutions (the “Lenders”) now or hereafter parties to the Amended and Restated Credit Agreement dated as of September 15, 2006 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Administrative Agent, the Issuing Bank (as defined in the Credit Agreement) and the Lenders, (b) the Issuing Bank, and (c) the Secured Affiliates (as defined in the Credit Agreement) (collectively, the “Secured Parties”).

W I T N E S S E T H:

WHEREAS, Borrower, the Administrative Agent and the financial institutions party thereto as lenders (the “Existing Lenders”) are parties to that certain Credit Agreement dated as of May 30, 2003, pursuant to which the Existing Lenders made certain extensions of credit to Borrower (the “Existing Credit Agreement”); and

WHEREAS, to guaranty and secure, among other things, the obligations of Borrower under the Existing Credit Agreement, Borrower and Parent entered into that certain Guaranty and Security Agreement dated as of May 30, 2003 (as amended to date, the “Existing Guaranty and Security Agreement”), pursuant to which Borrower and Parent granted to the Administrative Agent for the benefit of the Existing Lenders a security interest in substantially all of their assets; and

WHEREAS, Borrower, the Lenders and the Administrative Agent have entered into the Credit Agreement pursuant to which, among other things, the Existing Credit Agreement is being amended and restated in its entirety; and

WHEREAS, in connection with the amendment and restatement of the Existing Credit Agreement, the Administrative Agent and the Grantors desire to amend and restate the Existing Guaranty and Security Agreement in the form of this Agreement.

NOW, THEREFORE, the Existing Guaranty and Security Agreement is hereby amended and restated in its entirety as follows:

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Article 1
DEFINED TERMS

Section 1.1            Definitions.

(a)           Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, and the following terms which are defined in the UCC are used herein as so defined: Accounts, Chattel Paper, Certificated Securities, Commercial Tort Claims, Commodity Accounts, Commodity Contracts, Commodity Intermediary, Deposit Accounts, Documents, Electronic Chattel Paper, Equipment, Farm Products, Financial Assets, Fixtures, Goods, Health Care Insurance Receivable, Instruments, Inventory, Investment Property, Letter-of-Credit Rights, Money, Payment Intangibles, Proceeds, Promissory Notes, Records, Security, Securities Accounts, Security Certificate, Security Entitlements, Securities Intermediary, Software, Supporting Obligations, Uncertificated Securities and Tangible Chattel Paper.

(b)           The following terms shall have the following meanings:

“Agreement” shall mean this Amended and Restated Guaranty and Security Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

“Collateral” shall have the meaning provided in Article 3 hereof.

“Copyright Licenses” shall mean any and all agreements, whether written or oral, providing for the grant by or to Grantor of any right under any Copyright, including, without limitation, the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright.

“Copyright Security Agreement” means the Copyright Security Agreement executed and delivered by the Grantors to the Administrative Agent, substantially in the form of Annex III hereto, as such agreement may hereafter be amended, supplemented or otherwise modified from time to time.

“Copyrights” shall mean (i) any and all other copyrights, in the United States or any other country, whether registered or unregistered, or published or unpublished, all registrations and recordings thereof and all applications in connection therewith, and (ii) the right to obtain all renewals of the foregoing.

“General Intangibles” shall mean all “general intangibles” as such term is defined in the UCC and, in any event, including, without limitation, with respect to any Grantor, all contracts, agreements, instruments and indentures in any form, and portions thereof, to which such Grantor is a party or under which such Grantor has any right, title or interest or to which such Grantor or any property of such Grantor is subject (to the extent that a grant of a security interest in such general intangible is not prohibited by applicable law or by the terms of any contract, agreement, instrument, indenture or other document creating, evidencing or relating to such general intangibles), as the same may from time to time be amended, supplemented or otherwise modified, including, without limitation (but limited as aforesaid), (i) all rights of such

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Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of such Grantor to damages arising thereunder, (iii) all equity that constitutes “general intangibles” and (iv) all rights of such Grantor to perform and to exercise all remedies thereunder. The exclusion of any general intangible from this definition as a result of any restrictions on the grant of a security interest in such general intangible does not restrict the grant of the security interest contemplated hereby in any Account, Payment Intangible, Chattel Paper or other right to payment arising under or pursuant to such general intangible.

“Insurance” shall mean (i) all insurance policies covering any or all of the Collateral (regardless of whether the Administrative Agent is the loss payee thereof) and (ii) any key man life insurance policies.

“Intellectual Property” shall mean all rights, priorities and privileges provided under United States, multinational and foreign law relating to intellectual property, including without limitation, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trade Secrets, the Trade Secret Licenses, the Trademarks and the Trademark Licenses, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

“Issuer” shall mean, with reference to any Security, the issuer of such Security.

“Patent License” shall mean any and all agreements, whether written or oral, providing for the grant by or to any Grantor of any right to manufacture, use or sell any invention covered in whole or in part by a Patent to the extent that a grant of a security interest in such patent license is not prohibited by applicable law or the applicable patent agreement.

“Patent Security Agreement” means the Patent Security Agreement executed and delivered by the Grantors to the Administrative Agent, substantially in the form of Annex IV hereto, as such agreement may hereafter be amended, supplemented or otherwise modified from time to time.

“Patents” shall mean (i) all letters patent of the United States or any other country and all reissues and extensions thereof, (ii) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, and (iii) all rights to obtain any reissues or extensions of the foregoing.

“Pledged Securities” shall mean the Securities of any Person that may be issued or granted to, or held by, any Grantor.

“Receivable” shall mean any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including, without limitation, any Account).

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Trade Secret Licenses” shall mean any and all agreements, whether written or oral, providing for the grant by or to any Grantor of any right in or to Trade Secrets, to the extent

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that a grant of a security interest in such Trade Secret License is not prohibited by applicable law or the applicable Trade Secret License.

“Trade Secrets” shall mean all trade secrets and all other confidential or proprietary information and know-how whether or not such trade secret has been reduced to a writing or other tangible form, including all documents and things embodying, incorporating, or referring in any way to such trade secret, including but not limited to: (i) the right to sue for past, present and future misappropriation or other violation of any trade secret, and (ii) all Proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages, and proceeds of suit.

“Trademark License” shall mean any and all agreements, whether written or oral, providing for the grant by or to any Grantor of any right to use any Trademark, to the extent that a grant of a security interest in such Trademark License is not prohibited by applicable law or the applicable Trademark License.

“Trademark Security Agreement” means the Trademark Security Agreement executed and delivered by the Grantors to the Administrative Agent, substantially in the form of Annex V hereto, as such agreement may hereafter be amended, supplemented or otherwise modified from time to time.

“Trademarks” shall mean (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto, and (ii) the right to obtain all renewals thereof.

“Vehicles” shall mean all cars, railcars, trucks, trailers, construction and earth moving equipment and other vehicles covered by a certificate of title law of any state and all tires and other appurtenances to any of the foregoing.

Section 1.2            Other Definitional Provisions.

(a)           The words “hereof,” “herein”, “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

(b)           The meanings given to terms defined herein or in the UCC or in the Credit Agreement shall be equally applicable to both the singular and plural forms of such terms.

(c)           Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof.

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Article 2
GUARANTY

Section 2.1            Guaranty.

(a)           Each Guarantor hereby unconditionally and irrevocably, jointly and severally guarantees to the Administrative Agent, for the ratable benefit of the Lenders and the Secured Parties, the prompt and complete payment and performance by the Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Lender Indebtedness.

(b)           Anything herein or in any other Financing Document to the contrary notwithstanding, the maximum liability of any Guarantor hereunder and under the other Financing Documents shall in no event exceed the amount which can be guaranteed by such Guarantor without rendering the obligations of such Guarantor void or voidable as a fraudulent transfer or fraudulent conveyance under applicable federal and state laws relating to the insolvency of debtors.

(c)           Each Guarantor agrees that the Lender Indebtedness may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guaranty contained in this Article 2 or affecting the rights and remedies of any Lender hereunder.

(d)           The guaranty contained in this Article 2 shall remain in full force and effect until all of the Lender Indebtedness and the obligations of each Guarantor under the guaranty contained in this Article 2 shall have been satisfied by payment in full, no Letters of Credit remain outstanding and the Revolving Credit Commitments shall have been terminated, notwithstanding that from time to time during the term of the Credit Agreement no Lender Indebtedness may be outstanding.

Section 2.2            No Subrogation. Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of such Guarantor by the Administrative Agent or any other Lender, no Guarantor shall be entitled to be subrogated to any of the rights of the Administrative Agent or any other Lender against the Borrower, any Guarantor, any other Obligated Party, or any collateral security or guaranty or right of offset held by the Administrative Agent or any other Lender for the payment of the Lender Indebtedness, and no Guarantor shall seek or be entitled to seek any contribution or reimbursement from the Borrower, any Guarantor or any other Obligated Party in respect of payments made by any Guarantor hereunder, until all amounts owing to the Administrative Agent and the other Lenders on account of the Lender Indebtedness are paid in full, no Letters of Credit remain outstanding and the Revolving Credit Commitments are terminated. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Lender Indebtedness shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Lenders, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Administrative Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Administrative Agent, if required), to be applied against the Lender Indebtedness, whether matured or unmatured, in such order as the Administrative Agent may determine in its sole discretion.

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Section 2.3            Amendments, etc. with respect to the Lender Indebtedness. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against such Guarantor and without notice to or further assent by such Guarantor, any demand for payment of any of the Lender Indebtedness made by the Administrative Agent, any Lender, or any Secured Affiliate may be rescinded by the Administrative Agent or such Lender and any of the Lender Indebtedness continued, and the Lender Indebtedness, or the liability of any other Person upon or for any part thereof, or any collateral security or guaranty therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent, any Lender, or any Secured Affiliate, and the Credit Agreement and the other Financing Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent, the Required Lenders or all Lenders, as the case may be, may deem advisable from time to time, and any collateral security, guaranty or right of offset at any time held by the Administrative Agent, any Lender, or any Secured Affiliate for the payment of the Lender Indebtedness may be sold, exchanged, waived, surrendered or released. No Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Lender Indebtedness or for the guaranty contained in this Article 2 or any property subject thereto.

Section 2.4            Guaranty Absolute and Unconditional. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Lender Indebtedness and notice of or proof of reliance by the Administrative Agent or any other Lender upon the guaranty contained in this Article 2 or acceptance of the guaranty contained in this Article 2; the Lender Indebtedness, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guaranty contained in this Article 2; and all dealings between the Borrower and such Guarantor, on the one hand, and any of the Lenders, or any Secured Affiliate, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guaranty contained in this Article 2. Each Guarantor waives diligence, presentment, protest, demand for payment, notice of intent to accelerate, notice of acceleration and notice of default or nonpayment to or upon the Borrower or such Guarantor with respect to the Lender Indebtedness. Each Guarantor understands and agrees that the guaranty contained in this Article 2 shall be construed as a continuing, absolute and unconditional guaranty of payment without regard to (a) the validity or enforceability of the Credit Agreement or any other Financing Document, any of the Lender Indebtedness or any other collateral security therefor or guaranty or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any other Lender, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by Borrower, any other Guarantor, any other Obligated Party or any other Person against the Administrative Agent, any Lender, or any Secured Affiliate, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower, any other Guarantor or Obligated Party or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of such Guarantor under the guaranty contained in this Article 2, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, the Administrative Agent, any Lender, or any Secured Affiliate may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies

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as it may have against any other Grantor, any other Guarantor or Obligated Party, or any other Person, or against any collateral security or guaranty for the Lender Indebtedness or any right of offset with respect thereto, and any failure by the Administrative Agent, any Lender, or any Secured Affiliate to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower, any Guarantor, any other Obligated Party, or any other Person, or to realize upon any such collateral security or guaranty or to exercise any such right of offset, or any release of the Borrower, any Guarantor, any other Obligated Party, or any other Person, or any such collateral security, guaranty or right of offset, shall not relieve such Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent, any Lender, or any Secured Affiliate against such Guarantor. For the purposes hereof, “demand” shall include the commencement and continuance of any legal proceedings.

Section 2.5            Reinstatement. The guaranty contained in this Article 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Lender Indebtedness is rescinded or must otherwise be restored or returned by the Administrative Agent, any Lender, or any Secured Affiliate upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Grantor or any other Obligated Party, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for any Grantor or any other Obligated Party, or any substantial part of its property, or otherwise, all as though such payments had not been made.

Section 2.6            Acceleration. Without limiting the rights of the Administrative Agent, the Lenders, or any Secured Affiliate and the obligations of each Grantor hereunder, if an Event of Default occurs under the Credit Agreement which would permit acceleration of the Lender Indebtedness but for any limitation on acceleration imposed on account of any bankruptcy, insolvency or other legal proceedings relating to any Grantor, then upon written notice from the Administrative Agent upon the request of the Required Lenders pursuant to Article 8 of the Credit Agreement on account of such Event of Default, the full amount of the Lender Indebtedness which would then be payable pursuant to Article 8 of the Credit Agreement shall be and become due and payable from the Guarantors whether or not the Lender Indebtedness has been declared to become due and payable from the Borrower.

Section 2.7            Payments. Each Guarantor hereby guarantees that payments hereunder will be paid to the Administrative Agent without set-off or counterclaim and in immediately available funds and in Dollars at the Payment Office, not later than 11:00 a.m., Chicago, Illinois time. Without limiting the above, any and all payments by or on account of any of the Guarantors hereunder shall be made free and clear of and without deduction for any Taxes other than Excluded Taxes; provided that if any of the Guarantors shall be required to deduct any Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.7) the Administrative Agent receives an amount equal to the sum it would have received had no such deductions been made, (ii) the applicable Guarantors shall make such deductions, and (iii) such Guarantors shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

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Article 3
GRANT OF SECURITY INTEREST

Each Grantor hereby assigns and transfers to the Administrative Agent, and hereby grants to the Administrative Agent, for the ratable benefit of the Secured Parties, a security interest in, all of the following assets and Property, tangible and intangible now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Lender Indebtedness:

(a)           all Accounts (including Health Care Insurance Receivables);

(b)           all books and Records pertaining to the Collateral or otherwise;

(c)           all Chattel Paper (including all Tangible Chattel Paper and Electronic Chattel Paper);

(d)           all Commercial Tort Claims described on Schedule 6;

(e)           all Commodity Accounts;

(f)            all Commodity Contracts;

(g)           all Deposit Accounts;

(h)           all Documents;

(i)            all General Intangibles (but subject to the limitations set forth in the definition of such term);

(j)            all Goods (including, without limitation, all Equipment and Inventory);

(k)           all Instruments (including, without limitation, all promissory notes);

(l)            all Insurance;

(m)          all Intellectual Property;

(n)           all Investment Property;

(o)           all Letter of Credit Rights;

(p)           all Money;

(q)           all Pledged Securities (but subject to the limitations set forth in the definition of such term);

(r)            all Receivables, to the extent not otherwise described above;

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(s)           all Securities;

(t)            all Securities Accounts;

(u)           all Securities Entitlements;

(v)           all Supporting Obligations;

(w)          all Vehicles; and

(x)            to the extent not otherwise included, all Proceeds, products, accessions, rents and profits of or in respect of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing; provided that the Collateral shall not include (i) the Equity held by any Grantor of any Marketing Alliance Partner which is a Marketing Alliance Partner on the Closing Date to the extent that the granting of such Lien is prohibited pursuant to the terms of the organizational documents of such Marketing Alliance Partner on the Closing Date, (ii) the Equity in Nebraska Sub unless and until either (A) Parent or Borrower obtain the consent of the requisite holders of Equity in Nebraska Sub to the grant of the Security Interest in such Equity of Nebraska Sub, or (B) Parent and Borrower collectively hold at least 80% of the Equity of Nebraska Sub, and (iii) the Equity held by any Grantor in Fluid Technologies PLC; provided further, that upon the occurrence of either event described in clause (ii) preceding, the Equity of Nebraska Sub shall immediately and without any further action on the part of any Grantor become “Collateral” for purposes of this Agreement and the security interest provided for herein shall immediately attach to such Equity.

Article 4
REPRESENTATIONS AND WARRANTIES

To induce the Administrative Agent, the Issuing Bank and the Lenders to enter into the Credit Agreement and to induce (a) the Lenders to make their respective extensions of credit to the Borrower, (b) the Issuing Bank to issue Letters of Credit thereunder, and (c) the Secured Affiliates to enter into Hedging Agreements and Cash Management Agreements, each Grantor hereby represents and warrants to the Administrative Agent and each other Lender that:

Section 4.1            Representations in Credit Agreement. The representations and warranties set forth in Article 5 of the Credit Agreement as they relate to such Grantor or to the Financing Documents to which such Grantor is a party, each of which is hereby incorporated herein by reference, are true and correct in all material respects, and the Administrative Agent and each other Lender shall be entitled to rely on each of them as if they were fully set forth herein.

Section 4.2            Title; No Other Liens. Except for the security interest granted to the Administrative Agent for the ratable benefit of the Secured Parties pursuant to this Agreement and the Permitted Liens, such Grantor owns each item of the Collateral free and clear of any and all Liens or claims of others. No financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except (a) such as have been filed in favor of the Administrative Agent, for the ratable benefit of the Secured Parties pursuant

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to this Agreement, (b) such as are expressly permitted by the Credit Agreement, and (c) those which will be released simultaneously with the initial Borrowing under the Credit Agreement.

Section 4.3            Perfected First Priority Liens. The security interests granted pursuant to this Agreement, the Copyright Security Agreement, the Patent Security Agreement and the Trademark Security Agreement (a) upon completion of the filings and other actions specified on Schedule 1 hereto (which, in the case of all filings and other documents referred to on said Schedule, have been delivered to the Administrative Agent in completed and duly executed form) will constitute valid perfected security interests in the Collateral to the extent that a security interest therein may be perfected by filing pursuant to the UCC in favor of the Administrative Agent, for the ratable benefit of the Lenders, as collateral security for the Lender Indebtedness, enforceable in accordance with the terms hereof against all creditors of such Grantor subject to (i) bankruptcy, insolvency, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally, and (ii) general principles of equity (regardless of whether considered in a proceeding at law or in equity), and (b) are prior to all other Liens on the Collateral in existence on the date hereof except for Permitted Liens. Any reference in this Agreement or the other Financing Documents to Permitted Liens is not intended to and should not be interpreted as subordinating or postponing, or as any agreement to subordinate or postpone, any Lien created herein or by any of the other Financing Documents to any Permitted Lien.

Section 4.4            Organization. Such Grantor’s jurisdiction of incorporation, formation or organization (as applicable), organizational identification number and federal tax identification number are specified on Schedule 2 hereto (as such Schedule may be updated from time to time in accordance with Section 5.5).

Section 4.5            Inventory and Equipment. No Inventory or Equipment of any Grantor is or at any time evidenced by a negotiable Document.

Section 4.6            Farm Products. None of the Collateral constitutes, or is the Proceeds of, Farm Products.

Section 4.7            Intellectual Property.

(a)           All Intellectual Property owned or licensed by each Grantor or in which any Grantor holds an interest are accurately listed and described in Schedule 4 hereto (as such Schedule may be updated from time to time in accordance with Section 5.9 hereof).

(b)           The Copyrights and Copyright applications listed on Schedule A to the Copyright Security Agreement executed and delivered in connection with this Agreement constitute all of the Copyrights and Copyright applications owned and currently in use by the Company. The Patents and Patent applications listed on Schedule A to the Patent Security Agreement executed and delivered in connection with this Agreement constitute all of the Patents and Patent applications owned and currently in use by the Company. The Trademarks and Trademark applications listed on Schedule A to the Trademark Security Agreement executed and delivered in connection with this Agreement constitute all of the Trademarks and Trademark applications owned and currently in use by the Company.

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(c)           All Intellectual Property of each Grantor is valid, subsisting, unexpired, enforceable, has not been abandoned, and does not infringe the Intellectual Property rights of a third party.

(d)           Except as set forth in Schedule 4 hereto (as such Schedule may be updated from time to time in accordance with Section 5.9 hereof), none of the Intellectual Property is the subject of any licensing or franchise agreement pursuant to which such Grantor is the licensor or franchisor.

(e)           No holding, decision or judgment has been rendered by any Governmental Authority which would limit, cancel or question the validity of, or such Grantor’s rights in, any Intellectual Property.

(f)            No action or proceeding is pending or, to the knowledge of such Grantor, threatened on the date hereof seeking to limit, cancel or question the validity, or such Grantor’s ownership, of any Intellectual Property.

Section 4.8            Instruments and Chattel Paper.

(a)           All Instruments and Chattel Paper in which a Grantor holds any beneficial or record interest are accurately listed and described in Schedule 5 hereto (as such Schedule may be updated from time to time in accordance with Section 5.2 hereof).

(b)           The applicable Grantor has delivered to the Administrative Agent all Instruments and tangible Chattel Paper comprising a part of the Collateral, and each such instrument has been duly endorsed in blank.

(c)           Each Grantor has taken all actions reasonably requested by the Administrative Agent to establish control (as defined in the UCC) by the Administrative Agent of all electronic Chattel Paper included in the Collateral and all “transferable records” as defined in Section 201 of the Federal Electronics Signatures in Global and National Commerce Act or in Section 16 of Uniform Electronic Transactions Act as in effect in all relevant jurisdictions. Without limiting the foregoing, each Grantor represents and warrants that all conditions necessary to establish the Administrative Agent’s control over any electronic chattel paper included in the Collateral under Section 9.105 of the UCC have been satisfied.

Section 4.9            Commercial Tort Claims. All Commercial Tort Claims of each Grantor or in which any Grantor holds an interest are accurately listed and described in Schedule 6 hereto (as such Schedule may be updated from time to time in accordance with Section 5.10 hereof).

Article 5
COVENANTS

Each Grantor covenants and agrees that, from and after the date of this Agreement until the Lender Indebtedness shall have been paid in full and the Revolving Credit Commitments shall have terminated such Grantor shall:

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Section 5.1            Covenants in Credit Agreement and other Financing Documents. Take, or refrain from taking, as the case may be, each action that is necessary to be taken or not taken, as the case may be, so that each covenant and agreement applicable to such Grantor contained in the Credit Agreement and the other Financing Documents is completed and no Default or Event of Default is caused by the failure to take such action or to refrain from taking such action by such Grantor or any of its Subsidiaries.

Section 5.2            Delivery of Instruments and Chattel Paper. Immediately upon the creation or acquisition of any Instrument or Chattel Paper, deliver written notice thereof, to the Administrative Agent which notice shall include a description in reasonable detail of the Instruments or Chattel Paper which is the subject of such notice, and deliver the same duly indorsed in a manner satisfactory to the Administrative Agent, to be held as Collateral pursuant to this Agreement. At the Administrative Agent’s option, the Administrative Agent may permit such Grantor to retain physical possession of any Chattel Paper in the event such Grantor shall cause the original of any such Instrument or Chattel Paper to be conspicuously marked in a form and manner acceptable to the Administrative Agent with the following legend referring to Chattel Paper: “This Chattel Paper is subject to the security interest of JPMorgan Chase Bank, N.A., as the Administrative Agent, and any sale, transfer, assignment or encumbrance of this Chattel Paper violates the rights of such secured party.” Upon receipt of the notice required by this Section 5.2 with respect to any Instrument or Chattel Paper hereafter acquired by any Grantor, Schedule 5 shall be deemed to be updated to include such Instrument or Chattel Paper (and the Administrative Agent may, but shall not be required to, physically replace the existing Schedule 5 with a new Schedule reflecting such additional Instrument or Chattel Paper).

In the event that such Grantor shall at any time hold or acquire an interest in any electronic chattel paper or any “transferable record” (as such term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction), such Grantor shall promptly notify the Administrative Agent thereof in writing, and such Grantor shall take, or cause to be taken, such actions as the Administrative Agent may request to give the Administrative Agent control of such Electronic Chattel Paper under Section 9-314 of the UCC and control of such transferable record under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as in effect in such jurisdiction.

Section 5.3            Insurance. Cause the Collateral to at all times be insured in such amounts, against such claims and losses and pursuant to such policies as are required pursuant to the Credit Agreement.

Section 5.4            Maintenance of Perfected Security Interest; Further Documentation.

(a)           Maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 4.3 hereof shall defend such security interest against the claims and demands of all Persons whomsoever; provided that the Administrative Agent shall release liens and security interests in any Collateral which is sold or otherwise disposed of in accordance with the terms of the Credit Agreement and the other Financing Documents.

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(b)           Furnish to the Administrative Agent and the other Secured Parties from time to time, at such Grantor’s sole cost and expense, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Administrative Agent may request, all in such detail as the Administrative Agent may request.

(c)           At any time and from time to time, upon the written request of the Administrative Agent, and at the sole expense of such Grantor, such Grantor will promptly and duly execute (as required by applicable law), deliver and/or have recorded with appropriate agencies such further instruments and documents and take such further actions as the Administrative Agent may request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the UCC (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby.

(d)           This Section 5.4 and the obligations imposed on each Grantor by this Section 5.4 shall be interpreted as broadly as possible in favor of the Administrative Agent and the Secured Parties in order to effectuate the purpose and intent of this Agreement.

Section 5.5            Changes in Locations, Name, etc. Not, except upon five (5) Business Days’ prior written notice to the Administrative Agent and delivery to the Administrative Agent of all additional financing statements and other documents reasonably requested by the Administrative Agent to maintain the validity, perfection and priority of the security interests provided for herein:

(a)           change its jurisdiction of incorporation, formation, or organization, as applicable; or

(b)           change its name, identity or organizational structure.

Each notice delivered pursuant to this Section 5.5 shall specify in reasonable detail any change in the jurisdiction of incorporation, organization, formation, name, identity or corporate structure as applicable. Upon receipt of such notice, Schedule 2 shall be deemed to be updated to include such new or modified information (and the Administrative Agent may, but shall not be required to, physically replace the existing Schedule 2, with a new Schedule reflecting such additional or modified information).

Section 5.6            Notices. Advise the Administrative Agent promptly, in reasonable detail, of any Lien (other than Permitted Liens) on any of the Collateral.

Section 5.7            Pledged Securities.

(a)           Notify the Administrative Agent promptly in writing upon the acquisition by any Grantor of any Pledged Securities, which notice shall (i) set forth all information with respect to such Pledged Securities as is set forth on Schedule 3 hereto with respect to the Pledged Securities owned by the Grantors on the date hereof, and (ii) be accompanied by an Acknowledgment and Consent to Pledge duly executed by the Issuer of such Securities (unless such Issuer is also a Grantor). Upon receipt of such notice, Schedule 3 shall be deemed to be

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updated to include such Pledged Securities (and the Administrative Agent may, but shall not be required to, replace the existing Schedule 3 with a new Schedule reflecting such Pledged Securities). Nothing contained in this Section 5.7 shall permit any Grantor to invest in or hold any Security to the extent such investment is prohibited pursuant to the Credit Agreement.

(b)           If any Grantor shall become entitled to receive or shall receive any Security Certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Securities of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any Pledged Securities, or otherwise in respect thereof, such Grantor shall accept the same as the agent of the Administrative Agent and the other Lenders, hold the same in trust for the Administrative Agent and the other Lenders and deliver the same forthwith to the Administrative Agent in the exact form received, duly indorsed by such Grantor in blank or accompanied by an undated stock power covering such certificate duly executed in blank by such Grantor and with, if the Administrative Agent so requests, signature guaranteed, to be held by the Administrative Agent, subject to the terms hereof, as additional Pledged Securities.

(c)           In case any distribution of property upon or with respect to the Pledged Securities pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, such non-cash Proceeds so distributed shall, unless otherwise subject to a perfected security interest in favor of the Administrative Agent for the ratable benefit of the Secured Parties, be delivered to the Administrative Agent to be held by it hereunder as additional collateral security for the Lender Indebtedness.

(d)           Without the prior written consent of the Administrative Agent, such Grantor will not (i) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Pledged Securities or Proceeds thereof (except pursuant to a transaction permitted by the Credit Agreement), (ii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Pledged Securities or Proceeds thereof, or any interest therein, except for Permitted Liens, or (iii) enter into any agreement or undertaking restricting the right or ability of such Grantor or the Administrative Agent to dispose of any of the Pledged Securities or Proceeds thereof (except for restrictions that exist on the date hereof which are expressly set forth in the organizational documents of Marketing Alliance Partners in which any Grantor owns Equity as of the Closing Date).

(e)           If such Grantor is an Issuer, such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Pledged Securities issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the Administrative Agent promptly in writing of the occurrence of any of the events described in Section 5.7(a) hereof with respect to the Pledged Securities issued by it, and (iii) the terms of Section 6.1 hereof shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 6.1 hereof with respect to the Pledged Securities issued by it.

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Section 5.8            Receivables.

(a)           Other than in the ordinary course of business, not (i) grant any extension of the time of payment of any Receivable, (ii) compromise or settle any Receivable for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any Receivable, (iv) allow any credit or discount whatsoever on any Receivable or (v) amend, supplement or modify any Receivable in any manner that could adversely affect in any material respect the value thereof.

(b)           If at any time the aggregate amount owing to such Grantor on all Accounts as to which a Governmental Authority is an obligor exceeds 5% of the aggregate amount owing to the Grantor on all Accounts, such Grantor shall so notify the Administrative Agent and, if requested by the Administrative Agent, at such Grantor’s sole cost and expense, from and after the date on which such aggregate amount first exceeds such percentage, deliver to the Administrative Agent such assignments, notices of assignment and other documents or information as shall be necessary or otherwise requested by the Administrative Agent to permit the assignment hereunder of all Accounts as to which a Governmental Authority is an obligor pursuant to all applicable Governmental Requirements (including, without limitation, the Assignment of Claims Act of 1940, as amended).

(c)           The Administrative Agent shall have the right to make test verifications of the Receivables in any manner and through any medium that it considers advisable, and each Grantor shall furnish all such assistance and information as the Administrative Agent may reasonably require in connection with such test verifications. At any time while an Event of Default shall have occurred and be continuing, upon the Administrative Agent’s request and at the expense of the Grantors, the Grantors shall cause independent public accountants or others satisfactory to the Administrative Agent to furnish to the Administrative Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Receivables.

(d)           Upon the request of the Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, each Grantor shall notify obligors on the Receivables that the Receivables have been assigned to the Administrative Agent for the ratable benefit of the Secured Parties and that payments in respect thereof shall be made directly to the Administrative Agent.

(e)           Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of its Receivables to observe and perform all of the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. No Secured Party shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Administrative Agent or any other Secured Party of any payment relating thereto, nor shall the Administrative Agent or any other Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Receivable (or any agreement giving rise thereto) to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce

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any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

Section 5.9            Intellectual Property.

(a)           Notify the Administrative Agent promptly, in writing upon the acquisition by Grantor of any Intellectual Property which notice shall set forth (i) all information with respect to such Intellectual Property as is set forth on Schedule 4 hereto with respect to Intellectual Property owned by the Grantors on the date hereof, and (ii) shall be accompanied by a Copyright Security Agreement, Patent Security Agreement and/or Trademark Security Agreement, as applicable, duly executed and completed by the applicable Grantor. Upon receipt of such notice, Schedule 4 shall be deemed to be updated to include such Intellectual Property (and the Administrative Agent may, but shall not be required to, replace the existing Schedule 4 with a new Schedule reflecting such Intellectual Property).

(b)           Grantor (either itself or through licensees) will, with respect to each Trademark which is material to the operation of its business, (i) continue to use such Trademark on each and every trademark class of goods applicable to its current line as reflected in its then-current catalogs, brochures and price lists in order to maintain such Trademark in full force free from any claim of abandonment for non-use, (ii) maintain the quality of products and services offered under such Trademark, (iii) use such Trademark with all notices and legends required by applicable law or regulations, and (iv) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby such Trademark may become invalidated or impaired in any way.

(c)           No Grantor will, and no Grantor will permit any licensee to do any act, whereby any Patent which is material to the operation of its business may become forfeited, abandoned or dedicated to the public.

(d)           No Grantor will, and no Grantor will permit any licensee to do any act or omit to do any act whereby any portion of any Copyright which is material to the operation of its business may become invalidated or otherwise impaired. Such Grantor will not (either itself or through licensees) do any act whereby any of the Copyrights may fall into the public domain.

(e)           No Grantor will, and no Grantor will permit any licensee to do any act that results in any Intellectual Property held by such Grantor infringing on the Intellectual Property rights of a third party.

(f)            Such Grantor will promptly notify the Administrative Agent immediately if it knows, or has reason to know, that any application or registration relating to any Patent, Copyright or Trademark may become abandoned or dedicated to the public, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country) regarding Grantor’s ownership of, or the validity of, any Intellectual Property or such Grantor’s right to register the same or to own and maintain the same.

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(g)           To the extent any Grantor, either by itself or through an authorized agent, employee, licensee or designee, shall file an application for any Patent or Trademark with the United States Patent and Trademark Office or any Copyright in the U.S. Copyright Office or any similar office or agency in any other country or any political subdivision thereof, such Grantor shall report such filing to the Administrative Agent within five Business Days after the last day of the fiscal quarter in which such filing occurs. Upon request of the Administrative Agent, such Grantor shall execute and deliver, and have recorded, a Copyright Security Agreement, a Patent Security Agreement, a Trademark Security Agreement and any and all other agreements, instruments, documents, and papers as the Administrative Agent may request to evidence the Administrative Agent’s security interest in any Copyright, Patent or Trademark and the goodwill and General Intangibles of such Grantor relating thereto or represented thereby.

(h)           Grantor will take all commercially reasonable and necessary steps, including, without limitation, in any proceeding before the United States Patent and Trademark Office, the U.S. Copyright Office or any similar office or agency in any other country or any political subdivision thereof, to maintain each registration of Patents, Trademarks and Copyrights held by, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability, to the extent such Patents, Trademarks or Copyrights are material to the operation of its business.

(i)            In the event that any Intellectual Property of any Grantor which is material to the operation of its business is infringed, misappropriated or diluted by a third party, such Grantor shall take such actions as such Grantor shall reasonably deem appropriate under the circumstances, or as otherwise requested by the Administrative Agent, to protect such Intellectual Property.

(j)            Take all steps reasonably necessary to protect the secrecy of all Trade Secrets, including, without limitation, entering into confidentiality agreements with employees with access to such Trade Secrets and labeling and restricting access to secret information and documents.

Section 5.10         Commercial Tort Claims. Notify the Administrative Agent promptly, in writing in the event that any Grantor shall at any time after the date hereof hold any Commercial Tort Claims which notice shall set forth (a) all information with respect to such Commercial Tort Claims as is set forth on Schedule 6 hereto with respect to Commercial Tort Claims held by the Grantors on the date hereof, and (b) shall include the express grant by such Grantor to the Administrative Agent of a security interest in such Commercial Tort Claim (and the proceeds thereof). Upon receipt of such notice, Schedule 6 shall be deemed to be updated to include such Commercial Tort Claims (and the Administrative Agent may, but shall not be required to, replace the existing Schedule 6 with a new Schedule reflecting such Commercial Tort Claims). In the event that such notice does not include such grant of a security interest, the sending thereof by such Grantor to the Administrative Agent shall be deemed to constitute such grant to the Administrative Agent. Upon the sending of such notice, any Commercial Tort Claim described therein shall constitute part of the Collateral and shall be deemed included therein. Without limiting the authorization of the Administrative Agent provided in the Credit Agreement or otherwise arising by such Grantor’s execution of this Agreement or any of the other Financing Documents, the Administrative Agent is hereby irrevocably authorized from time to time and at

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any time to file such financing statements naming the Administrative Agent or its designee as secured party and such Grantor as debtor, or any amendments to any financing statements, covering any such Commercial Tort Claim as Collateral. In addition, such Grantor shall promptly upon the Administrative Agent’s request, execute and deliver, or cause to be executed and delivered, to the Administrative Agent such other agreements, documents and instruments as the Administrative Agent may require in connection with such Commercial Tort Claim.

Section 5.11         Negotiable Documents. No Grantor shall permit any Inventory or other Property of such Grantor to be evidenced by a negotiable Document. If, notwithstanding the foregoing, any such Inventory or other Property is or becomes evidenced by a negotiable Document, the Grantor shall cause such negotiable Document to be duly negotiated to the Administrative Agent.

Section 5.12         Inventory and Equipment.

(a)           Keep materially correct and accurate records of the Inventory, itemizing and describing the kind, type and quantity of Inventory, such Grantor’s cost therefor and (where applicable) the current list prices for the Inventory, in each case, in reasonable detail.

(b)           Not deliver any Document evidencing any Equipment and Inventory to any Person other than to the issuer of such Document to claim the Goods evidenced therefor or to the Administrative Agent.

(c)           Take commercially reasonable measures to maintain, keep and preserve the Inventory in good and merchantable condition, maintain and preserve each item of Equipment in good operating condition, ordinary wear and tear and immaterial impairments of value and damage by the elements excepted, and provide all maintenance, service and repairs necessary for such purpose.

Article 6
REMEDIAL PROVISIONS

Section 6.1            Pledged Securities.

(a)           Unless an Event of Default shall have occurred and be continuing, each Grantor shall be permitted to exercise all voting and corporate rights with respect to the Pledged Securities; provided, however, that no vote shall be cast or corporate right exercised or other action taken which, in the Administrative Agent’s reasonable judgment, would be inconsistent with or result in any violation of any provision of the Credit Agreement, this Agreement or any other Financing Document.

(b)           If an Event of Default shall occur and be continuing and upon the written request of the Administrative Agent, any or all of the Pledged Securities shall be registered in the name of the Administrative Agent or its nominee, and the Administrative Agent or its nominee may thereafter exercise (x) all voting, corporate and other rights pertaining to such Pledged Securities at any meeting of shareholders or members of the relevant Issuer or Issuers or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Pledged Securities as if it were the absolute owner

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thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Securities upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of any Issuer, or upon the exercise by the applicable Grantor or the Administrative Agent of any right, privilege or option pertaining to such Pledged Securities, and in connection therewith, the right to deposit and deliver any and all of the Pledged Securities with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Administrative Agent may determine), all without liability except to account for property actually received by it, but the Administrative Agent and the other Secured Parties shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

(c)           Each Grantor hereby authorizes and instructs each Issuer of Pledged Securities pledged by such Grantor hereunder to (i) comply with any instruction received by such Issuer from the Administrative Agent in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and such Grantor agrees that each Issuer shall be fully protected in so complying, and (ii) pay any dividends or other payments with respect to the Pledged Securities directly to the Administrative Agent.

Section 6.2            Application of Proceeds. At any time after the occurrence and during the continuance of an Event of Default, at the Administrative Agent’s election, the Administrative Agent may apply all or any part of Proceeds, in payment of the Lender Indebtedness in the manner required by Section 2.21 of the Credit Agreement. Any balance of such Proceeds remaining after the Lender Indebtedness shall have been paid in full, no Letters of Credit shall be outstanding and the Revolving Credit Commitments shall have terminated shall be paid over to the Grantors or to whomsoever may be lawfully entitled to receive the same.

Section 6.3            UCC and Other Remedies. If an Event of Default shall occur and be continuing, the Administrative Agent, on behalf of the Secured Parties, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Lender Indebtedness, all rights and remedies of a secured party under the UCC or any other applicable law. Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind, including, without limitation, notice of intent to accelerate or notice of acceleration, (except any notice required by law as referred to below) to or upon the Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Administrative Agent or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Administrative Agent shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. Each Grantor further agrees, at the Administrative

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Agent’s request, to assemble the Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at such Grantor’s premises or elsewhere. The Administrative Agent shall apply the net proceeds of any action taken by it pursuant to this Section 6.3 after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Administrative Agent hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Lender Indebtedness and to any other Person legally entitled thereto in accordance with Section 2.21 of the Credit Agreement. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Administrative Agent or any other Secured Party arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least ten days before such sale or other disposition.

Section 6.4            Registration Rights.

(a)           If the Administrative Agent shall determine to exercise its right to sell any or all of the Pledged Securities pursuant to Section 6.3 hereof, and if in the opinion of the Administrative Agent it is necessary or advisable to have the Pledged Securities, or that portion thereof to be sold, registered under the provisions of the Securities Act, the relevant Grantor will cause any Issuer thereof to: (i) execute and deliver, and cause the directors, members, managers and officers of such Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Administrative Agent, necessary or advisable to register the Pledged Securities, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged Securities, or that portion thereof to be sold, and (iii) make all amendments thereto and/or to the related prospectus which, in the opinion of the Administrative Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. Each Grantor agrees to cause any Issuer to comply with the provisions of the securities or “Blue Sky” laws of any and all jurisdictions which the Administrative Agent shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.

(b)           Each Grantor recognizes that the Administrative Agent may be unable to effect a public sale of any or all the Pledged Securities, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Securities for the period of time necessary to permit the Issuer thereof to register such securities

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for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

(c)           Each Grantor agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Securities pursuant to this Section 6.4 valid and binding and in compliance with any and all other applicable Governmental Requirements. Each Grantor further agrees that a breach of any of the covenants contained in this Section 6.4 will cause irreparable injury to the Administrative Agent and the other Secured Parties, that the Administrative Agent and the other Secured Parties have no adequate remedy at law in respect of such breach and as a consequence, that each and every covenant contained in this Section 6.4 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Credit Agreement.

Section 6.5            Waiver; Deficiency. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay the Lender Indebtedness and the reasonable fees and disbursements of any attorneys employed by the Administrative Agent or any other Secured Party to collect such deficiency.

Article 7
THE ADMINISTRATIVE AGENT

Section 7.1            The Administrative Agent’s Appointment as Attorney-in-Fact etc.

(a)           Each Grantor hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, such Grantor hereby gives the Administrative Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:

(i)            in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any and all such moneys due under any Receivable or with respect to any other Collateral whenever payable;

(ii)           in the case of any Copyright, Patent or Trademark, execute, deliver and have recorded, any and all agreements, instruments, documents and papers as the Administrative Agent may request to evidence the Administrative Agent’s security interest in such Copyright, Patent or Trademark and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

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(iii)          pay or discharge Taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

(iv)          execute, in connection with any sale provided for in Section 6.3 or Section 6.4 hereof, any endorsements, assignments or other instruments or documents of conveyance or transfer with respect to the Collateral; and

(v)           (A) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct; (B) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents (including, without limitation, any negotiable Documents) in connection with any of the Collateral; (D) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (E) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (F) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Administrative Agent may deem appropriate; (G) assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Administrative Agent shall in its sole discretion determine; and (H) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and do, at the Administrative Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the Administrative Agent deems necessary to protect, preserve or realize upon the Collateral and the Administrative Agent’s security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

Anything in this Section 7.1(a) to the contrary notwithstanding, the Administrative Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 7.1(a) unless an Event of Default shall have occurred and be continuing.

(b)           The Administrative Agent may (but without any obligation to do so) (i) perform or satisfy any of the Grantor’s and any other Obligated Party’s obligations under or pursuant to this Agreement and the other Financing Documents which remain unsatisfied (after providing any notice and opportunity to cure to which such Grantor or other Obligated Party is entitled under any other provision of any Financing Document, if any), and (ii) take all other actions and pay such amounts and claims as Administrative Agent determines in its sole but reasonable discretion, is necessary or appropriate to protect the rights and interests of the Administrative Agent and the other Secured Parties under this Agreement and the other Financing Documents and otherwise with respect to the Lender Indebtedness or to preserve and protect the Collateral or any part thereof from loss.

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(c)           The expenses of the Administrative Agent incurred in connection with actions undertaken as provided in this Section 7.1, together with interest thereon at a rate per annum equal to the rate per annum at which interest would then be payable under the Credit Agreement on past due Loans that are Base Rate Loans, from the date of payment by the Administrative Agent to the date reimbursed by any Grantor, shall be payable by such Grantor to the Administrative Agent on demand.

(d)           Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done pursuant to the powers granted in this Section 7.1. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

Section 7.2            Duty of the Administrative Agent. The Administrative Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under the UCC or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account. None of the Administrative Agent, any other Secured Party, nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Administrative Agent hereunder are solely to protect the Administrative Agent’s interests in the Collateral and shall not impose any duty upon the Administrative Agent or any other Secured Party to exercise any such powers. The Administrative Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to any Grantor or any other Credit Party for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

Section 7.3            Financing Statements. Pursuant to the UCC and any other applicable laws, each Grantor authorizes the Administrative Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral in such form and in such offices as the Administrative Agent reasonably determines appropriate to perfect the security interests of the Administrative Agent under this Agreement. A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction.

Section 7.4            Authority of the Administrative Agent. Each Grantor acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the other Secured Parties, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and such Grantor, the Administrative Agent shall be conclusively presumed to be acting as Administrative Agent for the Secured Parties with full and

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valid authority so to act or refrain from acting, and such Grantor shall not be under any obligation, or entitlement, to make any inquiry respecting such authority.

Article 8
MISCELLANEOUS

Section 8.1            Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 10.2 of the Credit Agreement.

Section 8.2            Notices. All notices, requests and demands to or upon the Administrative Agent, any other Secured Party, or any Grantor hereunder shall be effected in the manner provided for in Section 10.1 of the Credit Agreement.

Section 8.3            No Waiver; Remedies Cumulative. No failure or delay on the part of any Grantor or the Administrative Agent in exercising any right or remedy under this Agreement or any other Financing Document and no course of dealing between such Grantor and the Administrative Agent or any Secured Party shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy under this Agreement or any other Financing Document preclude any other or further exercise thereof or the exercise of any other right or remedy under this Agreement or any other Financing Document. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which any Grantor, the Administrative Agent or any Secured Party would otherwise have. No notice to or demand on any Grantor not required under this Agreement or any other Financing Document in any case shall entitle such Grantor or any other Grantor to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent or the Secured Parties to any other or further action in any circumstances without notice or demand.

Section 8.4            Enforcement Expenses; Indemnification.

(a)           Each Grantor agrees to pay or reimburse the Administrative Agent for all of its costs and expenses incurred in collecting against such Grantor under the guaranty contained in Article 2 hereof or otherwise enforcing or preserving any rights under this Agreement and the other Financing Documents to which such Grantor is a party, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.

(b)           Each Grantor agrees to pay, and to save the Administrative Agent and the Secured Parties harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

(c)           Each Grantor agrees to pay, and to save the Administrative Agent and the Secured Parties harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this

24

Agreement, to the same extent each Grantor would be required to do so pursuant to Section 10.4 of the Credit Agreement.

(d)           The agreements in this Section 8.4 shall survive repayment of the Lender Indebtedness and all other amounts payable under the Credit Agreement and the other Financing Documents.

Section 8.5            Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), except that no Grantor may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by such Grantor without such consent shall be null and void).

Section 8.6            Set-Off. In addition to and not in limitation of all rights of offset that the Administrative Agent, any Lender or any Issuing Bank may have under applicable law, each Lender shall, upon the occurrence of any Event of Default and at any time during the continuance thereof and whether or not such Lender or such Issuing Bank has made any demand or the Lender Indebtedness are matured, have the right at any time and from time to time, without notice to any Grantor (any such notice being expressly waived by each Grantor) to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by any Lender or any Issuing Bank to or for the credit or the account of any Grantor against any and all of the Lender Indebtedness owing to such Lender or such Issuing Bank then outstanding, subject to the provisions of Section 2.19 of the Credit Agreement.

Section 8.7            Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original but all of which shall together constitute one and the same instrument.

Section 8.8            Severability. In the event that any one or more of the provisions contained in this Agreement shall, for any reason, be held invalid, illegal or unenforceable in any respect, (a) each Grantor agrees that such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement and (b) each Grantor and the Administrative Agent (acting on behalf and at the direction of the Lenders) will negotiate in good faith to amend such provision so as to be legal, valid, and enforceable.

Section 8.9            ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER FINANCING DOCUMENTS EMBODY THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN THE ADMINISTRATIVE AGENT, THE OTHER LENDERS, THE GRANTORS AND THE OTHER RESPECTIVE PARTIES HERETO AND THERETO AND SUPERSEDE ALL PRIOR AGREEMENTS AND UNDERSTANDINGS BETWEEN SUCH PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

25

Section 8.10         Governing Law; Submission to Jurisdiction; etc.

(a)           Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK AND, TO THE EXTENT CONTROLLING, LAWS OF THE UNITED STATES OF AMERICA, EXCEPT TO THE EXTENT THAT THE LAWS OF ANY STATE IN WHICH ANY OF THE COLLATERAL IS LOCATED NECESSARILY GOVERNS THE VALIDITY, PERFECTION, PRIORITY AND ENFORCEABILITY, AND THE EXERCISE OF ANY REMEDIES WITH RESPECT TO ANY LIEN OR SECURITY INTEREST INTENDED TO BE CREATED OR GRANTED HEREBY ON COLLATERAL LOCATED IN SUCH STATE.

(b)           SUBMISSION TO JURISDICTION. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT, THE NOTES OR THE OTHER FINANCING DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH GRANTOR HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. EACH GRANTOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, BUT NOT LIMITED TO, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS.

(c)           WAIVER OF JURY TRIAL & CONSEQUENTIAL DAMAGES. TO THE MAXIMUM EXTENT ALLOWED BY APPLICABLE LAW, EACH OF THE GRANTORS, THE ADMINISTRATIVE AGENT, THE ISSUING BANK, AND THE OTHER LENDERS: (1) IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY FINANCING DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN; (2) IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES; (3) CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; AND (4) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE OTHER FINANCING DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BASED UPON, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION.

(d)           Service of Process. Each Credit Party which is a party hereto irrevocably consents to service of process by notice delivered in accordance with Section 8.2 hereof. Nothing herein or in any other Financing Document shall affect the right of the Administrative

26

Agent or any other Lender to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any Grantor in any other jurisdiction.

Section 8.11         Acknowledgments. Each Grantor hereby acknowledges that:

(a)           it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Financing Documents;

(b)           neither the Administrative Agent nor any other Lender has any fiduciary relationship with or duty to such Grantor arising out of or in connection with this Agreement or any of the other Financing Documents, and the relationship between the Administrative Agent and the other Lenders, on one hand, and such Grantor, on the other hand, in connection herewith or therewith is solely that of debtor and creditor;

(c)           no joint venture is created hereby or by the other Financing Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Grantor and the Lenders; and

(d)           nothing herein shall obligate any Secured Affiliates to enter into any Hedging Agreement or any Cash Management Agreement, provided, that, if any Secured Affiliates enters into the Hedging Agreements or any Cash Management Agreement, it shall be deemed to be entering into such agreement in reliance of this Agreement and the terms and conditions contained herein.

Section 8.12         Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

Section 8.13         Additional Grantors. Each Subsidiary of Parent that is required to become a party to this Agreement pursuant to Section 6.9 of the Credit Agreement shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex I hereto.

Section 8.14         Releases.

(a)           At such time as the Revolving Credit Loans, the Reimbursement Obligations and the other Lender Indebtedness shall have been paid in full, the Revolving Credit Commitments have been terminated, and no Letters of Credit shall be outstanding, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the applicable Grantor. At the request and joint and several expense of the Grantors following any such termination, the Administrative Agent shall promptly deliver to the appropriate Grantor any Collateral held by the Administrative Agent hereunder and promptly execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

27

(b)           If any of the Collateral shall be sold, transferred or otherwise disposed of by any Grantor in a transaction permitted by Section 7.4 of the Credit Agreement, then the Administrative Agent, at the request and sole expense of such Grantor, shall promptly execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral. Additional releases of Collateral shall be provided as set forth in Section 10.2(c) of the Credit Agreement.

Section 8.15         Reinstatement. The provisions of this Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Grantor for liquidation or reorganization, should such Grantor become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any part of such Grantor’s assets or should any other financial impairment occur, and shall continue to be effective or be reinstated, as the case may be, if at any time payment or performance of the Lender Indebtedness, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned to any obligee of the Lender Indebtedness, whether as a “voidable preference”, “fraudulent conveyance”, or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored, or returned, the Lender Indebtedness shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

Section 8.16         Amendment and Restatement. This Agreement amends and restates in its entirety the Existing Guaranty and Security Agreement, and does not in any way constitute a novation of the Existing Guaranty and Security Agreement.

[signature page to follow]

28

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed and delivered as of the date first above written.

BORROWER:	AVENTINE RENEWABLE ENERGY, INC.

	By:	/s/ DAVID A. RIBER
	Name:	David A. Riber
	Title:	Director of Finance

GUARANTOR:	AVENTINE RENEWABLE ENERGY, LLC

	By:	/s/ DAVID A. RIBER
	Name:	David A. Riber
	Title:	Director of Finance

ADMINISTRATIVE AGENT:	JPMORGAN CHASE BANK, N.A., as Administrative Agent

	By:	/s/ NATHAN L. BLOCH
	Name:	Nathan L. Bloch
	Title:	Senior Vice President

[Signature Page to Amended and Restated Guaranty and Security Agreement]

Annex I
TO AMENDED AND RESTATED GUARANTY AND SECURITY AGREEMENT

ASSUMPTION AGREEMENT

THIS ASSUMPTION AGREEMENT, dated as of                                 , 200  , by                                                                                   , a                                                          (the “Additional Grantor”), in favor of JPMORGAN CHASE BANK, N.A., as the Administrative Agent (in such capacity, the “Administrative Agent”) for the banks and other financial institutions (the “Lenders”) parties to the Credit Agreement referred to below. All capitalized terms not defined herein shall have the meaning ascribed to them in such Credit Agreement.

W I T N E S S E T H:

WHEREAS, the Borrower, the Guarantor, the Lenders, the Administrative Agent and the Issuing Bank, have entered into an Amended and Restated Credit Agreement, dated as of                         , 2006, (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, the Additional Grantor has executed an Addendum to the Credit Agreement pursuant to which it has become a Guarantor under the Credit Agreement;

WHEREAS, in connection with the Credit Agreement, the Borrower and the other Grantors (other than the Additional Grantor) have entered into the Amended and Restated Guaranty and Security Agreement, dated as of                         , 2006 (as amended, supplemented or otherwise modified from time to time, the “Guaranty and Security Agreement”) in favor of the Administrative Agent for the ratable benefit of the Lenders;

WHEREAS, Section 6.9 of the Credit Agreement requires the Additional Grantor to become a party to the Guaranty and Security Agreement; and

WHEREAS, the Additional Grantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Guaranty and Security Agreement.

NOW, THEREFORE, IT IS AGREED:

1.             Guaranty and Security Agreement. By executing and delivering this Assumption Agreement, the Additional Grantor, as provided in Section 8.13 of the Guaranty and Security Agreement, hereby becomes a party to the Guaranty and Security Agreement as a Grantor thereunder with the same force and effect as if originally named therein as a Grantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Grantor thereunder and hereby assigns and transfers to the Administrative Agent, and hereby grants to the Administrative Agent, for the ratable benefit of the Secured Parties, a security interest in the Collateral now owned or hereafter acquired by the Additional Grantor. The information set forth in Annex I-A hereto is hereby added to the information set

Annex I-1

forth in Schedules                           * to the Guaranty and Security Agreement. The Additional Grantor hereby represents and warrants that each of the representations and warranties contained in Section 4 of the Guaranty and Security Agreement is true and correct on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date.

2.             GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK AND, TO THE EXTENT CONTROLLING, LAWS OF THE UNITED STATES OF AMERICA, EXCEPT TO THE EXTENT THAT THE LAWS OF ANY STATE IN WHICH ANY OF THE COLLATERAL IS LOCATED NECESSARILY GOVERNS THE VALIDITY, PERFECTION, PRIORITY AND ENFORCEABILITY, AND THE EXERCISE OF ANY REMEDIES WITH RESPECT TO ANY LIEN OR SECURITY INTEREST INTENDED TO BE CREATED OR GRANTED HEREBY ON COLLATERAL LOCATED IN SUCH STATE.

IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONAL GRANTOR]

By:
Name:
Title:

ACKNOWLEDGMENT BY [GRANTOR]:

By execution of this Assumption Agreement in the space provided below, [INSERT RELEVANT GRANTOR] hereby acknowledges and agrees that the Securities described on Annex I-A hereto has been issued by the Additional Grantor identified herein and is held by [RELEVANT GRANTOR] and constitutes “Pledged Securities” comprising part of the Pledged Securities under the Guaranty and Security Agreement.

Dated:

[RELEVANT GRANTOR]

By:
Name:
Title:

*                    Refer to each Schedule which needs to be supplemented.

Annex I-2

Annex II
TO AMENDED AND RESTATED GUARANTY AND SECURITY AGREEMENT

ACKNOWLEDGMENT AND CONSENT TO PLEDGE

[date]

[NAME OF ISSUER]
[ADDRESS OF ISSUER]

Attention:

Re:                               Pledge of                                                              [describe the equity interest] (the “Pledged Securities”) in                                               , a                                         (the “Company”), held by [Grantor’s Name], a                                       (“Grantor”)

Ladies and Gentlemen:

Reference is made herein to that certain Amended and Restated Guaranty and Security Agreement dated as of                               , 2006 (as amended, supplemented or otherwise modified from time to time, the “Security Agreement”), by Aventine Renewable Energy, Inc., a Delaware corporation (the “Borrower”), Aventine Renewable Energy, LLC, a Delaware limited liability company (together with any other entity that may become a party thereto), in favor of JPMorgan Chase Bank, N.A., as the Administrative Agent (in such capacity, the “Administrative Agent”) for the ratable benefit of (a) the financial institutions (the “Lenders”) now or hereafter parties to the Amended and Restated Credit Agreement dated as of                               , 2006 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Administrative Agent, the Issuing Bank (as defined in the Credit Agreement) and the Lenders, (b) the Issuing Bank, and (c) the Secured Affiliates (as defined in the Credit Agreement).

Pursuant to the terms of the Security Agreement and/or the terms of the Credit Agreement, the Lenders [are requiring/have required] that Grantor grant to the Administrative Agent, for the benefit of the Lenders, a first priority security interest in the Pledged Securities to secure the Lender Indebtedness (as defined in the Credit Agreement).

By executing this letter (this “Letter Agreement”), the Company [and each shareholder/member, as may be required under the applicable organization documents] hereby (a) acknowledges and confirms that the Pledged Securities represents all of Grantor’s Securities (as defined in the Security Agreement) in the Company, (b) agrees to enter a notation in the stock transfer register or other appropriate records of the Company reflecting the pledge of the Pledged Securities pursuant to the Security Agreement, (c) consents to the pledge by Grantor of the Pledged Securities to secure the Lender Indebtedness and consents to the transfer of the Pledged Securities pursuant to the exercise of the remedies provided for in the Security Agreement (or any transfer in lieu thereof), (d) waives any breach or violation of the terms or provisions of the

Annex II-1

Company’s organizational documents caused by such pledge or transfer, (e) agrees that it will be bound by the terms of the Security Agreement relating to the Pledged Securities issued by it and will comply with such terms insofar as such terms are applicable to it, (f) agrees that it will notify the Administrative Agent promptly in writing upon the acquisition by Grantor of any Securities (as defined in the Uniform Commercial Code as from time to time in effect in the State of New York or, where applicable as to specific Collateral, any other relevant state) issued by the Company, which notice shall set forth in reasonable detail all information with respect to such Securities, and (g) agrees to comply with any instruction received from the Administrative Agent in writing that states that (1) an Event of Default under and as defined in the Credit Agreement has occurred and is continuing and (2) such instructions are otherwise in accordance with the terms of the Credit Agreement and Security Agreement, without any other or further instructions from Grantor.

This Letter Agreement may be executed in counterparts, and all parties need not execute the same counterpart. This Letter Agreement shall be binding on, enforceable against and inure to the benefit of the Administrative Agent and all Lenders. Facsimiles shall be effective as originals.

Evidence your agreement to each of the terms and conditions set forth above by executing this Letter Agreement in the space indicated below.

Very truly yours,

[NAME OF GRANTOR]

By:
Name:
Title:

Acknowledged and Agreed as of this day of , 20

[NAME OF COMPANY]

By:
Name:
Title:

Annex II-2

Annex III
TO AMENDED AND RESTATED GUARANTY AND SECURITY AGREEMENT

COPYRIGHT SECURITY AGREEMENT

THIS COPYRIGHT SECURITY AGREEMENT (this “Agreement”), dated as of                            , 2006 is entered into by [NAME OF GRANTOR(S)], a [Delaware]                  (the “Grantor”) and certain of its affiliates (collectively, the “Grantors”) and JPMORGAN CHASE BANK, N.A., as the Administrative Agent (the “Administrative Agent”) for the Lenders. Capitalized terms not otherwise defined herein have the meanings set forth in the Amended and Restated Guaranty and Security Agreement dated as of                            , 2003 among the Grantors and the Administrative Agent (the “Security Agreement”).

WHEREAS, pursuant to the Security Agreement, Grantors are granting a security interest to the Lenders in certain Copyrights whether now owned or existing or hereafter acquired or arising and wherever located, including the Copyrights listed on Schedule A hereto (“Secured Copyrights”).

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Grantors and the Administrative Agent hereby agree as follows:

1.             Grant of Security Interest.

(a)           Each Grantor hereby grants to the Administrative Agent, a security interest in and continuing lien on all of such Grantor’s right, title and interest in, to and under all the Secured Copyrights, subject to the terms and conditions of the Security Agreement.

(b)           The security interest granted hereby is granted in conjunction with the security interest granted to the Administrative Agent under the Security Agreement. In the event of any conflict between the terms of this Agreement and the terms of the Security Agreement, the terms of the Security Agreement shall control.

2.             Modification of Agreement.

This Agreement or any provision hereof may not be changed, waived, or terminated except in accordance with the amendment provisions of the Security Agreement pursuant to which the Administrative Agent may modify this Agreement, after obtaining Grantor’s approval of or signature to such modification, by amending Schedule A hereto to include reference to any right, title or interest in any existing Copyrights or any Copyrights acquired or developed by Grantor after the execution hereof or to delete any reference to any right, title or interest in any Copyrights in which Grantor no longer has or claims any right, title or interest.

Annex III-1

3.             Governing Law.

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK AND, TO THE EXTENT CONTROLLING, LAWS OF THE UNITED STATES OF AMERICA, EXCEPT TO THE EXTENT THAT THE LAWS OF ANY STATE IN WHICH ANY OF THE COLLATERAL IS LOCATED NECESSARILY GOVERNS THE VALIDITY, PERFECTION, PRIORITY AND ENFORCEABILITY, AND THE EXERCISE OF ANY REMEDIES WITH RESPECT TO ANY LIEN OR SECURITY INTEREST INTENDED TO BE CREATED OR GRANTED HEREBY ON COLLATERAL LOCATED IN SUCH STATE.

4.             Successors and Assigns.

This Agreement shall be binding upon and inure to the benefit of the Administrative Agent and Grantor and their respective successors and assigns. Grantor shall not, without the prior written consent of the Administrative Agent given in accordance with the Credit Agreement, assign any right, duty or obligation hereunder.

5.             Counterparts.

This Agreement may be executed in any number of counterparts and by the parties hereto on separate counterparts, each of which when so executed, shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. Facsimiles shall be effective as originals.

Annex III-2

IN WITNESS WHEREOF, the Grantor and the Administrative Agent have caused this Agreement to be duly executed and delivered as of the date first above written.

[GRANTOR]

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A., as the Administrative Agent

By:
Name:
Title:

Annex III-3

SCHEDULE A

COPYRIGHT SECURITY AGREEMENT

I.              REGISTERED COPYRIGHTS

Copyright	Country	Reg. No. (App. No.)	Reg. Date (App. Date)	Record Owner/Liens	Status/ Comment

II.            COPYRIGHT APPLICATIONS

Annex III-4

STATE OF	§
§ ss,
COUNTY OF	§

On [                                        ], before me, the undersigned, a notary public in and for said state and county, personally appeared                                                             , personally known to me (or proved to me on the basis of satisfactory evidence), to be the person who executed the within instrument as the                                        , on behalf of [GRANTOR], a [                                        ] corporation, the corporation therein named, and acknowledged to me that the corporation executed the within instrument pursuant to its bylaws or a resolution of its board of directors.

WITNESS MY HAND AND/OR OFFICIAL SEAL.

(NOTARIAL STAMP OR SEAL)

Notary Public

My Commission Expires:

Annex III-5

Annex IV
TO AMENDED AND RESTATED GUARANTY AND SECURITY AGREEMENT

PATENT SECURITY AGREEMENT

THIS PATENT SECURITY AGREEMENT (this “Agreement”), dated as of dated as of                            , 2006 is entered into by [NAME OF GRANTOR(S)], a [Delaware]                      (the “Grantor”) and certain of its affiliates (collectively, the “Grantors”) and JPMORGAN CHASE BANK, N.A., as the Administrative Agent (the “Administrative Agent”) for the Lenders. Capitalized terms not otherwise defined herein have the meanings set forth in the Amended and Restated Guaranty and Security Agreement dated as of                            , 2006 among the Grantors and the Administrative Agent (the “Security Agreement”).

WHEREAS, pursuant to the Security Agreement, Grantors are granting a security interest to the Lenders in certain Patents whether now owned or existing or hereafter acquired or arising and wherever located, including the Patents listed on Schedule A hereto (“Secured Patents”).

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Grantors and the Administrative Agent hereby agree as follows:

1.             Grant of Security Interest.

(a)           Each Grantor hereby grants to the Administrative Agent, a security interest in and continuing lien on all of such Grantor’s right, title and interest in, to and under the Secured Patents, subject to the terms and conditions of the Security Agreement.

(b)           The security interest granted hereby is granted in conjunction with the security interest granted to the Administrative Agent under the Security Agreement. In the event of any conflict between the terms of this Agreement and the terms of the Security Agreement, the terms of the Security Agreement shall control.

2.             Modification of Agreement.

This Agreement or any provision hereof may not be changed, waived, or terminated except in accordance with the amendment provisions of the Security Agreement pursuant to which the Administrative Agent may modify this Agreement, after obtaining Grantor’s approval of or signature to such modification, by amending Schedule A hereto to include reference to any right, title or interest in any existing Patents or any Patents acquired or developed by Grantor after the execution hereof or to delete any reference to any right, title or interest in any Copyrights in which Grantor no longer has or claims any right, title or interest.

3.             Governing Law.

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE

Annex IV-1

GOVERNED BY THE LAWS OF THE STATE OF NEW YORK AND, TO THE EXTENT CONTROLLING, LAWS OF THE UNITED STATES OF AMERICA, EXCEPT TO THE EXTENT THAT THE LAWS OF ANY STATE IN WHICH ANY OF THE COLLATERAL IS LOCATED NECESSARILY GOVERNS THE VALIDITY, PERFECTION, PRIORITY AND ENFORCEABILITY, AND THE EXERCISE OF ANY REMEDIES WITH RESPECT TO ANY LIEN OR SECURITY INTEREST INTENDED TO BE CREATED OR GRANTED HEREBY ON COLLATERAL LOCATED IN SUCH STATE.

4.             Successors and Assigns.

This Agreement shall be binding upon and inure to the benefit of the Administrative Agent and Grantor and their respective successors and assigns. Grantor shall not, without the prior written consent of the Administrative Agent given in accordance with the Credit Agreement, assign any right, duty or obligation hereunder.

5.             Counterparts.

This Agreement may be executed in any number of counterparts and by the parties hereto on separate counterparts, each of which when so executed, shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

Annex IV-2

IN WITNESS WHEREOF, the Grantor and the Administrative Agent have caused this Agreement to be duly executed and delivered as of the date first above written.

[GRANTOR]

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A., as the Administrative Agent

By:
Name:
Title:

Annex IV-3

SCHEDULE A

PATENT SECURITY AGREEMENT

I.              REGISTERED PATENTS

Patent	Country	Reg. No. (App. No.)	Reg. Date (App. Date)	Record Owner/Liens	Status/ Comment

II.            PATENT APPLICATIONS

Aventine Renewable Energy, Inc. in partnership with Purdue University Research Foundation has jointly applied for a patent of an invention technology jointly developed between Aventine Renewable Energy, Inc. and Perdue University Research Foundation which technology is provisionally entitled “Biomass Pretreatment Heat Recovery System”.

Annex IV-4

STATE OF	§
§ ss,
COUNTY OF	§

On [                                        ], before me, the undersigned, a notary public in and for said state and county, personally appeared                                                             , personally known to me (or proved to me on the basis of satisfactory evidence), to be the person who executed the within instrument as the                                         , on behalf of [GRANTOR], a [                                        ] corporation, the corporation therein named, and acknowledged to me that the corporation executed the within instrument pursuant to its bylaws or a resolution of its board of directors.

WITNESS MY HAND AND/OR OFFICIAL SEAL.

(NOTARIAL STAMP OR SEAL)

Notary Public

My Commission Expires:

Annex IV-5

Annex V
TO AMENDED AND RESTATED GUARANTY AND SECURITY AGREEMENT

TRADEMARK SECURITY AGREEMENT

THIS TRADEMARK SECURITY AGREEMENT (this “Agreement”), dated as of                               , 2006 is entered into by [NAME OF GRANTOR(S)], a [Delaware]                (the “Grantor”) and certain of its affiliates (collectively, the “Grantors”) and JPMORGAN CHASE BANK, N.A., as the Administrative Agent (the “Administrative Agent”) for the Lenders. Capitalized terms not otherwise defined herein have the meanings set forth in the Amended and Restated Guaranty and Security Agreement dated as of                            , 2006 among the Grantor and the Administrative Agent (the “Security Agreement”).

WHEREAS, pursuant to the Security Agreement, Grantors are granting a security interest to the Lenders in certain Trademarks whether now owned or existing or hereafter acquired or arising and wherever located, including the Trademarks listed on Schedule A (“Secured Trademarks”).

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Grantors and the Administrative Agent hereby agree as follows:

1.             Grant of Security Interest.

Section 1.1             Each Grantor hereby grants to the Administrative Agent, a security interest in and continuing lien on all of such Grantor’s right, title and interest in, to and under all the Secured Trademarks, subject to the terms and conditions of the Security Agreement.

Section 1.2             The security interest granted hereby is granted in conjunction with the security interest granted to the Administrative Agent under the Security Agreement. The rights and remedies of the Lenders with respect to the security interest granted hereby are in addition to those set forth in the Security Agreement. In the event of any conflict between the terms of this Agreement and the terms of the Security Agreement, the terms of the Security Agreement shall control.

2.             Modification of Agreement.

This Agreement or any provision hereof may not be changed, waived, or terminated except in accordance with the amendment provisions of the Security Agreement pursuant to which the Administrative Agent may modify this Agreement, after obtaining Grantor’s approval of or signature to such modification, by amending Schedule A to include reference to any right, title or interest in any existing Trademarks or any Trademarks acquired or developed by Grantor after the execution hereof or to delete any reference to any right, title or interest in any Trademarks in which Grantor no longer has or claims any right, title or interest.

Annex V-1

3.             Governing Law.

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK AND, TO THE EXTENT CONTROLLING, LAWS OF THE UNITED STATES OF AMERICA, EXCEPT TO THE EXTENT THAT THE LAWS OF ANY STATE IN WHICH ANY OF THE COLLATERAL IS LOCATED NECESSARILY GOVERNS THE VALIDITY, PERFECTION, PRIORITY AND ENFORCEABILITY, AND THE EXERCISE OF ANY REMEDIES WITH RESPECT TO ANY LIEN OR SECURITY INTEREST INTENDED TO BE CREATED OR GRANTED HEREBY ON COLLATERAL LOCATED IN SUCH STATE.

4.             Successors and Assigns.

This Agreement shall be binding upon and inure to the benefit of the Administrative Agent and Grantor and their respective successors and assigns. Grantor shall not, without the prior written consent of the Administrative Agent given in accordance with the Credit Agreement, assign any right, duty or obligation hereunder.

5.             Counterparts.

This Agreement may be executed in any number of counterparts and by the parties hereto on separate counterparts, each of which when so executed, shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. Facsimiles shall be effective as originals.

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Annex V-2

IN WITNESS WHEREOF, the Grantor and the Administrative Agent have caused this Agreement to be duly executed and delivered as of the date first above written.

[GRANTOR]

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A., as the Administrative Agent

By:
Name:
Title:

Annex V-3

SCHEDULE A

TRADEMARK SECURITY AGREEMENT

I.              REGISTERED TRADEMARKS

Trademark	Country	Reg. No. (App. No.)	Reg. Date (App. Date)	Record Owner/Liens	Status/ Comment

II.            TRADEMARK APPLICATIONS

Aventine Renewable Energy, Inc. has applied to trademark the slogan “Supplying clean, renewable energy for the World” — application of trademark filed with the Canadian Trademark Office.

Aventine Renewable Energy, Inc. has applied to trademark the slogan “Supplying clean, renewable energy for the World” — application of trademark filed with the United States Trademark Office.

Annex V-4

STATE OF	§
§ ss,
COUNTY OF	§

On [                                        ], before me, the undersigned, a notary public in and for said state and county, personally appeared                                                             , personally known to me (or proved to me on the basis of satisfactory evidence), to be the person who executed the within instrument as the                                         , on behalf of [GRANTOR], a [                                        ] corporation, the corporation therein named, and acknowledged to me that the corporation executed the within instrument pursuant to its bylaws or a resolution of its board of directors.

WITNESS MY HAND AND/OR OFFICIAL SEAL.

(NOTARIAL STAMP OR SEAL)

Notary Public

My Commission Expires:

Annex V-5

Schedule 1

PERFECTION INFORMATION

Grantor	Filing Office
Aventine Renewable Energy, LLC	Delaware
Aventine Renewable Energy, Inc.	Delaware

Schedule 1-1

Schedule 2

ORGANIZATIONAL INFORMATION

Grantor	Jurisdiction	Federal Tax Identification Number	Organizational Identification Number
Aventine Renewable Energy, LLC	Delaware	47-0920195	3334328
Aventine Renewable Energy, Inc.	Delaware	75-3108352	2505911

Schedule 2-1

Schedule 3

SECURITIES

Grantor	Issuer	Ownership Interest
Aventine Renewable Energy, LLC	Aventine Renewable Energy, Inc.	100%
Aventine Renewable Energy, LLC	Aventine Power, LLC	100%
Aventine Renewable Energy, LLC	Aventine Renewable Energy — Mt. Vernon, LLC	100%
Aventine Renewable Energy, LLC	Aventine Renewable Energy — Aurora West, LLC	100%
Aventine Renewable Energy, LLC	Nebraska Energy, L.L.C.	78.42%
Aventine Renewable Energy, Inc.	Ace Ethanol, LLC	7.6%
Aventine Renewable Energy, Inc.	Granite Falls Ethanol	1.6%
Aventine Renewable Energy, Inc.	Fluid Technologies	1.9%*&
Aventine Renewable Energy, Inc.	Heartland Grain Fuels	5.0%*
Aventine Renewable Energy, Inc.	Adkins Energy, LLC	0.1%*
Aventine Renewable Energy, Inc.	Northeast Iowa Ethanol	22.8%*&
Aventine Renewable Energy, Inc.	TriStates Ethanol Company, LLC	15.1%*

*                    This investment has been written down to $0 in Aventine’s financial records.

**             These investments are likely to be unrecoverable.

Schedule 3-1

Schedule 4

INTELLECTUAL PROPERTY

Aventine Renewable Energy, Inc. in partnership with Purdue University Research Foundation has jointly applied for a patent of an invention technology jointly developed between Aventine Renewable Energy, Inc. and Perdue University Research Foundation which technology is provisionally entitled “Biomass Pretreatment Heat Recovery System”.

Aventine Renewable Energy, Inc. has applied to trademark the slogan “Supplying clean, renewable energy for the World” — application of trademark filed with the Canadian Trademark Office.

Aventine Renewable Energy, Inc. has applied to trademark the slogan “Supplying clean, renewable energy for the World” — application of trademark filed with the United States Patent and Trademark Office.

Schedule 4-1

Schedule 5

INSTRUMENTS AND CHATTEL PAPER

None.

Schedule 5-1

Schedule 6

COMMERCIAL TORT CLAIMS

None.

Schedule 6-1